Exhibit 10.53

Execution Version

COMMON AGREEMENT

dated as of July 26, 2010

among

KAHUKU WIND POWER, LLC, as Borrower

U.S. DEPARTMENT OF ENERGY, as Guarantor and Loan Servicer,

and

MIDLAND LOAN SERVICES, INC., as Collateral Agent

Kahuku Wind Project
Oahu, Hawaii

Table of Contents

ARTICLE 1 DEFINITIONS; RULES OF INTERPRETATION			2

1.1.	Definitions		2

1.2.	Rules of Interpretation		2

1.3.	Conflict with DOE Credit Facility Documents		2

ARTICLE 2 FUNDING			2

2.1.	Financial Plan; Advance Schedule		2

2.2.	Availability of Advances		3

	2.2.1.	Availability	3

	2.2.2.	Loan Commitment Reductions and Cancellations	3

2.3.	Mechanics for Requesting Advances		3

	2.3.1.	Master Advance Notice	3

2.4.	Mechanics for Funding Advances		5

	2.4.1.	Funding of Advances	5

	2.4.2.	Equity Contributions	6

	2.4.3.	Drawstop Notices	6

	2.4.4.	No Liability	7

2.5.	Advance Requirements under the DOE Credit Facility Documents		7

2.6.	No Approval of Work		7

ARTICLE 3 PAYMENTS; PREPAYMENTS			8

3.1.	Place and Manner of Payments		8

	3.1.1.	Collateral Agency Agreement	8

	3.1.2.	Net of Tax, Etc.	8

3.2.	Interest Provisions Relating to All Advances		10

	3.2.1.	Interest Account and Interest Computations	10

	3.2.2.	Interest Payment Dates	10

3.3.	FFB Loan Transfer		11

	3.3.1.	Illegality	11

	3.3.2.	Increased Costs	11

	3.3.3.	Alternate Office; Minimization of Costs	11

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3.4.	Prepayments		11

	3.4.1.	Terms of all Prepayments	11

	3.4.2.	Voluntary Prepayments	12

	3.4.3.	Mandatory Prepayments	13

3.5.	Payment of DOE Credit Facility Fees		14

3.6.	Evidence of Debt		15

ARTICLE 4 CONDITIONS PRECEDENT			15

4.1.	Conditions Precedent to Financial Closing Date		15

	4.1.1.	Loan Documents	15

	4.1.2.	Project Documents	17

	4.1.3.	Advance Schedule	19

	4.1.4.	Financial Plan; Base Case Projections; Project Milestone Schedule and Construction Budget	19

	4.1.5.	Financial Statements	20

	4.1.6.	Update of Conditional Commitment	20

	4.1.7.	Update of Credit Rating	20

	4.1.8.	Coverage Ratios	20

	4.1.9.	Pre-Closing Equity; No Unapproved Charges for Budgeted Contingencies	20

	4.1.10.	Consents and Approvals	21

	4.1.11.	Reports	21

	4.1.12.	Consultants’ and Advisors’ Certificates	21

	4.1.13.	Fee Arrangements for Independent Consultants	22

	4.1.14.	Construction Contract Price	22

	4.1.15.	Notice to Proceed; Conditions Precedent to Construction Contracts	22

	4.1.16.	Market Study	22

	4.1.17.	Security Interests	22

	4.1.18.	Borrower Certificate; Kahuku Holdings Certificate; Sponsor Certificate; Project Operator Certificate; Solvency Certificate	23

	4.1.19.	Legal Opinions	23

	4.1.20.	Taxes; Costs and Expenses	24

	4.1.21.	Evidence of Insurance	24

	4.1.22.	Third-Party Materials Supply Agreements	24

	4.1.23.	Project Accounts	25

	4.1.24.	Lobbying Certification	25

	4.1.25.	Title to Project Site	25

	4.1.26.	Environmental	25

	4.1.27.	Earthquake Risk Assessment	25

	4.1.28.	Utility Services	26

	4.1.29.	Conditions Precedent in DOE Credit Facility Documents	26

	4.1.30.	Conditions Precedent in Transaction Documents	26

	4.1.31.	DOE Requirements	26

	4.1.32.	Confirmation of Non-Disclosure and Assignment of Inventions Agreements	26

	4.1.33.	No Litigation	26

	4.1.34.	Funding of Base Equity Amount; Equity Commitments	27

	4.1.35.	Due Diligence Review	27

	4.1.36.	Review and Payment of Credit Subsidy	27

	4.1.37.	Intellectual Property	27

	4.1.38.	Payment and Performance Bonds	27

	4.1.39.	No Judgment Liens	28

	4.1.40.	USA Patriot Act	28

	4.1.41.	Davis-Bacon Compliance	28

	4.1.42.	OMB Certification	28

	4.1.43.	Turbine Supplier Report	28

4.2.	Quarterly Conditions Precedent to Advances		28

4.2.1.	Certification of Updated Advance Schedule		29

	4.2.2.	Construction Progress Report	29

	4.2.3.	Fees and Expenses	30

	4.2.4.	Consents and Approvals	31

	4.2.5.	Insurance	31

	4.2.6.	Proceedings and Other Documents	31

	4.2.7.	Representations and Warranties; No Default; Program Requirements	31

	4.2.8.	No Change in Circumstances	32

	4.2.9.	Performance Metrics	32

	4.2.10.	Certificates	32

	4.2.11.	Construction Budget	33

	4.2.12.	Equity Contributions	33

	4.2.13.	Base Case Projections	33

4.3.	Conditions Precedent to Each Advance		33

	4.3.1.	Advance Request; Quarterly Approved Advance Schedule	33

	4.3.2.	Issuance of FFB Advance Request Approval Notice	34

	4.3.3.	Fees and Expenses	34

	4.3.4.	Absence of Drawstop Notice	34

	4.3.5.	Base Equity	34

	4.3.6.	Title Continuation	34

	4.3.7.	Additional Requirements	35

	4.3.8.	Advance Schedule; Base Case Projections; and Construction Budget	35

ARTICLE 5 REPRESENTATIONS AND WARRANTIES			36

5.1.	Organization		36

5.2.	Authorization; No Conflict		36

5.3.	Legality, Validity and Enforceability		36

5.4.	Capitalization		37

5.5.	Investments; Subsidiaries		37

5.6.	Title		37

5.7.	Leases		37

5.8.	Security Interests		38

5.9.	Liens		38

5.10.	Permits; Other Required Consents		38

5.11.	Litigation, Labor Disputes		39

5.12.	Tax	39

5.13.	Business, Indebtedness, Contracts, Etc.	40

5.14.	Transactions with Affiliates	40

5.15.	Compliance with Governmental Rules	41

5.16.	Environmental Laws	41

5.17.	Investment Company Act	42

5.18.	Regulation of Parties	42

5.19.	ERISA	42

5.20.	Insurance	43

5.21.	Intellectual Property	43

5.22.	No Defaults	44

5.23.	No Judgment Liens	44

5.24.	Sufficiency of Project Documents	44

5.25.	Financial Statements	45

5.26.	Project Milestone Schedule and Construction Budget; Operating Forecasts and Base Case Projections	46

5.27.	Sufficient Funds	46

5.28.	Fees and Enforcement	46

5.29.	Immunity	47

5.30.	No Other Powers-of-Attorney, Etc.	47

5.31.	No Additional Fees	47

5.32.	Foreign Assets Control Regulations, Prohibited Persons, Etc.	47

5.33.	Lobbying	48

5.34.	Insolvency Proceedings	48

5.35.	Use of Proceeds	48

5.36.	No Material Adverse Effect	48

5.37.	Certain Program Requirements	48

5.38.	Davis-Bacon Act	49

5.39.	Buy American Provisions	49

5.40.	Compliance with Governmental Rules; Environmental Laws; Governmental Approvals	49

5.41.	Full Disclosure	49

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5.42.	Domestic Procurement Consideration	50

ARTICLE 6 AFFIRMATIVE COVENANTS		50

6.1.	Information Covenants	50

6.2.	Books, Records and Inspections; Accounting and Auditing Matters	58

6.3.	Maintenance of Property and Insurance	60

6.4.	Maintenance of Existence; Conduct of Business	60

6.5.	Compliance with Governmental Rules; Environmental Laws; Governmental Approvals	60

6.6.	Compliance with Debarment Regulations	61

6.7.	Tax, Duties, Proper Legal Form	61

6.8.	Construction and Approved Construction Changes	61

6.9.	Operating Forecasts	62

6.10.	Diligent Construction of Project and Operations	62

6.11.	Ineligible and Overrun Project Costs	63

6.12.	Cost Overruns and Contingencies	63

6.13.	Use of Proceeds; Repayment of Indebtedness	63

6.14.	Performance of Obligations	63

6.15.	Project Documents	63

6.16.	Cash Deposits	64

6.17.	Reserve Accounts	64

6.18.	Safety Audit	64

6.19.	Replacement of Certain Project Participants	64

6.20.	Security Interest in Newly Acquired Property; Additional Project Documents	65

6.21.	Title; Rights to Land	65

6.22.	Independent Consultants	65

6.23.	Additional Documents; Filings and Recordings	65

6.24.	Compliance with Governmental Rules	67

6.25.	Event of Loss	67

6.26.	Application of Loss Proceeds	67

6.27.	Acceptance and Startup Testing	68

6.28.	Debt-to-Equity Contribution Ratio	68

6.29.	Compliance With Certain U.S. Government Requirements	68

6.30.	Davis-Bacon Act	69

6.31.	ERISA Covenants	70

6.32.	Domestic Procurement Consideration	71

6.33.	Initial Advance Date	71

6.34.	Separateness Provisions	72

ARTICLE 7 NEGATIVE COVENANTS		72

7.1.	Indebtedness	72

7.2.	Liens	72

7.3.	Leases	73

7.4.	Loans, Advances and Investments	73

7.5.	Capital Expenditures	73

7.6.	Subsidiaries; Partnerships	73

7.7.	Ordinary Course of Conduct; No Other Business	73

7.8.	Merger, Bankruptcy, Dissolution or Transfer of Assets	74

7.9.	Organizational Documents; Fiscal Year; Legal Form; Capital Structure	74

7.10.	Restricted Payments	74

7.11.	Redemption or Issuance of Stock	75

7.12.	Other Transactions	75

7.13.	Accounts	75

7.14.	Debt Service Coverage Ratio	76

7.15.	Commissions	76

7.16.	Amendment of and Notices Under Transaction Documents	76

7.17.	Other Agreements	77

7.18.	Hedging Agreements	77

7.19.	Compromise or Settlement of Disputes	77

7.20.	Abandonment of Project	78

7.21.	Improper Use	78

7.22.	Assignment	78

7.23.	Margin Regulations		78

7.24.	Environmental Laws		78

7.25.	ERISA		79

7.26.	Investment Company Act		79

7.27.	Public Utility Holding Company Act		79

7.28.	Powers of Attorney		79

7.29.	Prohibited Persons		79

ARTICLE 8 EVENTS OF DEFAULT; REMEDIES			79

8.1.	Events of Default		79

8.2.	Remedies for Events of Default		88

8.3.	Automatic Acceleration		90

ARTICLE 9 AGENTS AND ADVISORS			90

9.1.	Appointment of Agents		90

9.2.	Duties and Responsibilities		90

9.3.	Rights and Obligations		91

9.4.	No Responsibility for Certain Conduct		93

9.5.	Defaults		94

9.6.	No Liability		95

9.7.	Fees and Expenses of Agents		95

9.8.	Resignation and Removal		96

9.9.	Successor Agents		96

9.10.	Authorization		98

9.11.	Agent as Lender		98

9.12.	Appointment of Independent Consultants		98

ARTICLE 10 REIMBURSEMENT AGREEMENT			98

10.1.	Reimbursement Obligation		98

10.2.	Payments and Computations		99

	10.2.1.	Interest	99

	10.2.2.	Method of Payment	99

	10.2.3.	Taxes	99

	10.2.4.	Calculations	99

	10.2.5.	Determinations	100

10.3.	Obligations Absolute		100

10.4.	Security		102

	10.4.1.	Borrower Reimbursement Obligations Secured	102

	10.4.2.	Actions	102

10.5.	DOE Rights		102

	10.5.1.	Rights Cumulative	102

	10.5.2.	Subrogation	102

10.6.	Further Assurances		102

ARTICLE 11 MISCELLANEOUS			103

11.1.	Addresses		103

11.2.	Further Assurances		103

11.3.	Delay and Waiver		103

11.4.	Right of Set-Off		104

11.5.	Amendment or Waiver		104

11.6.	Entire Agreement		104

11.7.	Governing Law		105

11.8.	Severability		105

11.9.	Calculations		105

11.10.	Limitation on Liability		105

11.11.	Waiver of Jury Trial		105

11.12.	Consent to Jurisdiction		106

11.13.	Successors and Assigns		107

11.14.	Participations		107

11.15.	Reinstatement		107

11.16.	No Partnership; Etc.		108

11.17.	Payment of Costs and Expenses		108

11.18.	Counterparts		111

COMMON AGREEMENT

This COMMON AGREEMENT (the “Common Agreement”), dated as of July 26, 2010, is by and among (i) KAHUKU WIND POWER, LLC, a limited liability company organized and existing under the laws of Delaware, as Borrower, (ii) the U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy, for itself as a Credit Party and as guarantor of the Advances made under the DOE Credit Facility Documents (in such capacity, “DOE”), (iii) DOE, acting by and through the Secretary of Energy, as the Loan Servicer (in such capacity, the “Loan Servicer”), and (iv) MIDLAND LOAN SERVICES, INC., a corporation formed and existing under the laws of Delaware, as the Collateral Agent.

RECITALS

WHEREAS, pursuant to the Loan Documents, the Borrower intends to develop, construct, own and operate the Project.

WHEREAS, Kahuku Holdings is the sole Equity Owner of the Borrower;

WHEREAS, 92% of the Equity Interests of Kahuku Holdings are held by the Sponsor, and 8% of the Equity Interests of Kahuku Holdings are held by Makani Nui Associates, LLC, a limited liability company organized and existing under the laws of Hawaii;

WHEREAS, subject to the terms and conditions of the Equity Funding Agreement, the Sponsor and Kahuku Holdings have made and have agreed to make, or procure the making of, Equity Contributions to the Borrower.

WHEREAS, the Borrower, in furtherance of its obligations with respect to the Project has requested that:

(i)            FFB make Advances pursuant to the DOE Credit Facility Documents in the aggregate principal amount not exceeding $117,330,968, and

(ii)           DOE guarantee the repayment of the DOE Guaranteed Loan pursuant to the DOE Guarantee.

WHEREAS, the execution of this Common Agreement, which provides for, inter alia (i) certain common representations, warranties and covenants of the Borrower, (ii) certain uniform conditions of disbursement of the Advances, and (iii) certain common events of default, is a condition precedent to the obligations of the Credit Parties under the DOE Credit Facility Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the Credit Parties entering into the DOE Credit Facility Documents, and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS; RULES OF INTERPRETATION

1.1.         Definitions.

Except as otherwise expressly provided herein, capitalized terms used in this Common Agreement and its exhibits and schedules shall have the meanings given in Exhibit A.

1.2.         Rules of Interpretation.

Except as otherwise expressly provided herein, the rules of interpretation set forth in Exhibit B shall apply to this Common Agreement.

1.3.         Conflict with DOE Credit Facility Documents.

Except as expressly provided otherwise hereunder, in the case of any conflict between the terms of this Common Agreement and the terms of any DOE Credit Facility Document, the terms of this Common Agreement, as between the Borrower and the Credit Parties party hereto, shall control.

ARTICLE 2
FUNDING

2.1.         Financial Plan; Advance Schedule.

(a)           The proposed sources and uses of financing with respect to the Project are set forth on the Financial Plan attached as Exhibit Al. This Article 2 does not represent any undertaking of any of the Credit Parties to make any Advances to the Borrower.

(b)           Attached hereto as Schedule 2.1(b) is an initial Advance Schedule, which represents the Borrower’s best estimate in all material respects as of the Financial Closing Date, based on all facts and circumstances existing and known to the Borrower, of the timing and amount of proposed Advances and Equity Contributions for the Project set forth on a monthly basis. The Advance Schedule shall be amended from time to time as set forth in Section 4.2.

2.2.         Availability of Advances.

2.2.1.       Availability.

Subject to the satisfaction (or waiver by DOE or the Collateral Agent, as applicable, in writing) of each applicable condition precedent set forth in Article 4 and in the DOE Credit Facility Documents, Advances under the DOE Credit Facility Documents shall be made during the applicable Availability Period.

2.2.2.       Loan Commitment Reductions and Cancellations.

The Borrower may, on not less than fifteen (15) days prior written notice to DOE and upon the satisfaction of any consent requirement or other applicable provisions of each DOE Credit Facility Document, permanently reduce the unutilized portions of the DOE Credit Facility Commitment, in full or in part, but only if:

(a)           each partial reduction is in an amount permitted under the DOE Credit Facility Documents;

(b)           DOE, in consultation with the Lender’s Engineer, is satisfied that such cancellation or reduction will not impair construction or development of the Project; and

(c)           upon such cancellation or reduction, the Borrower pays all fees, Periodic Expenses, and other amounts then due with respect to such cancellation or reduction under the DOE Credit Facility Documents.

Once reduced or canceled, the DOE Credit Facility Commitment may not be reinstated.

2.3.         Mechanics for Requesting Advances.

2.3.1.       Master Advance Notice.

(a)           The Borrower may request an Advance under the DOE Credit Facility Documents by delivering to the Credit Parties and the Lender’s Engineer, within three (3) months after the Quarterly Approval Date but not less than ten (10) Business Days prior to the Requested Advance Date, an appropriately completed Master Advance Notice with respect to such Advance. The Borrower may request an Advance no more frequently than once per calendar month; provided, however, that the Borrower may request one additional Advance in any calendar month that includes a Principal Payment Date, but only for the purpose of paying interest owing on the outstanding DOE Guaranteed Loan that constitutes Eligible Base Project Costs.

(b)           Each Master Advance Notice shall specify:

(i)            the amount of the Advance requested under the DOE Credit Facility Documents, which shall be in the minimum amount and increments required by the DOE Credit Facility Documents;

(ii)           the Requested Advance Date, which shall be any Business Day;

(iii)          pursuant to Section 2.4.2, (A) the portion of the Approved Pre-Closing Equity Credit to be allocated as Base Equity with respect to a requested Advance (not to exceed the Approved Pre-Closing Equity Credit Balance), and (B) the amount of Base Equity and Overrun Equity to be transferred from the Equity Contribution Account prior to or concurrently with such Advances;

(iv)          the aggregate amount, on a prospective basis after giving effect to the requested Advance, of (A) all Advances outstanding under the DOE Credit Facility Documents, (B) all Equity Contributions allocated from the Approved Pre-Closing Equity Credit as Base Equity with respect to outstanding Advances, (C) Base Equity and Overrun Equity (if any) contributed from the Equity Contribution Account or in cash with respect to outstanding Advances, and (D) the revised Approved Pre-Closing Equity Credit Balance, if greater than zero;

(v)           the Project Costs being financed using the proceeds of the requested Advances, which shall be only Eligible Base Project Costs;

(vi)          if applicable, the “Prepayment Election” (as defined in the FFB Promissory Note) for such Advance as set forth in the FFB Advance Request;

(vii)         that (A) the representations and warranties of the Borrower contained in the Loan Documents to which the Borrower is a party are true, correct and complete on and as of the Requested Advance Date, (B) no Event of Default or Potential Default has occurred and is continuing, and (C) such other matters as are required to be certified by the Borrower pursuant to Section 4.3; and

(viii)        Such other information as may be required in the form of Master Advance Notice, if applicable.

(c)           The Borrower shall include as attachments to each Master Advance Notice, and shall deliver the same to DOE and the Loan Servicer:

(i)            a draft of the FFB Advance Request with respect to the requested Advance, together with any information necessary for FFB and DOE to process such request; and

(ii)           all other certificates and documentation required in respect of such Advance under the DOE Credit Facility Documents and the related Loan Documents.

2.4.         Mechanics for Funding Advances.

2.4.1.       Funding of Advances.

(a)           Satisfaction of Conditions Precedent.

(i)            Promptly after receipt of a Master Advance Notice, DOE shall review such Master Advance Notice and the attachments thereto to determine whether all certificates and documentation required under Section 2.3 have been delivered to it. At such time as DOE has determined that it has received all such required certificates and documentation, it shall promptly so notify the other Credit Parties and the Borrower;

(ii)           No later than six (6) Business Days prior to the Requested Advance Date, the Borrower shall deliver to DOE a completed FFB Advance Request with respect to the requested Advance, including all wire transfer information for the designated payees of the proceeds of such Advance, together with any other information required on such FFB Advance Request; and

(iii)          As soon as DOE determines that (A) all conditions precedent set forth in Article 4 in respect of the requested Advance have been satisfied (or waived), (B) the required Equity Contributions have been made in accordance with Section 2.4.2, and (C) the FFB Advance Request and all other certificates and documentation required under the DOE Credit Facility Documents in respect of the requested Advance have been provided and are satisfactory (or have been waived), then DOE shall sign the FFB Advance Request Approval Notice attached to the FFB Advance Request and forward both to the FFB, with a copy to the Borrower, the Collateral Agent and the Lender’s Engineer, it being agreed that, if DOE makes such determination no later than six (6) Business Days prior to the Requested Advance Date, then DOE shall use all reasonable efforts to sign and forward such FFB Advance Request Approval Notice no later than five (5) Business Days prior to the Requested Advance Date.

(b)           FFB Funding.  For any requested Advance for which a FFB Advance Request Approval Notice has been issued pursuant to this Section 2.4.1 and for which no Drawstop Notice has been issued pursuant to Section 2.4.3, in accordance with the terms of the FFB Note Purchase Agreement FFB has agreed to fund such Advance on the Requested Advance Date in accordance with the DOE Credit Facility Documents. Such funds shall be applied as specified in the Collateral Agency Agreement; provided, however, that, if any Drawstop Notice has been issued and is in effect on the Requested Advance Date with respect to any funds received by the Collateral Agent, such funds shall be applied pursuant to Section 2.4.3(c).

2.4.2.       Equity Contributions.

(a)           Determinations.  On or prior to the date that is nine (9) Business Days prior to the Requested Advance Date, the Borrower shall cause Equity Contributions to be allocated from the Approved Pre-Closing Equity Credit, disbursed from the Equity Contribution Account or contributed in cash in an aggregate amount such that, after giving effect to all Advances to be made on such Requested Advance Date, the Debt-to-Equity Contribution Ratio is not more than 79:21. If the Equity Contribution for an Advance will include amounts from the Approved Pre-Closing Equity Credit, the Borrower shall allocate in the Master Advance Notice of such Advance that portion of the Approved Pre-Closing Equity Credit (not to exceed the Approved Pre-Closing Equity Credit Balance) to be deemed contributed as Base Equity on the related Requested Advance Date. After the Approved Pre-Closing Equity Credit Balance has been fully utilized, the Borrower shall indicate on each Master Advance Notice the amount of Base Equity or Overrun Equity, as the case may be, to be deposited into the Construction Account from the Equity Contribution Account or contributed in cash with respect to the Advance requested pursuant to such Master Advance Notice.

(b)           Confirmation.  As of the date that is eight (8) Business Days prior to the Requested Advance Date, (i) if at such time as the Collateral Agent has determined that the Equity Contributions contributed or deemed contributed are sufficient to satisfy the requirements of Section 2.4.2(a), the Collateral Agent shall so notify the Borrower, the Equity Investor, and the Credit Parties, and (ii) to the extent that the Collateral Agent has determined that the Equity Contributions contributed or deemed contributed are not sufficient to satisfy the requirements of Section 2.4.2(a), the Collateral Agent shall so notify the Borrower, the Equity Investor, and the Credit Parties. If as of the date that is six (6) Business Days prior to the Requested Advance Date there continues to be a shortfall in the Base Equity or Overrun Equity required to be contributed or deemed contributed, the Collateral Agent shall issue a notice substantially in the form attached as Exhibit N (a “Drawstop Notice”), in accordance with Section 2.4.3, to the Borrower and the other Credit Parties.

2.4.3.       Drawstop Notices.

(a)           Issuance.  At any time after the issuance of a Master Advance Notice up to the date that is one (1) Business Day prior to the Requested Advance Date, whether or not DOE has issued an FFB Advance Request Approval Notice, DOE may, from time to time, issue a Drawstop Notice to the Borrower and the other Credit Parties, if DOE determines that the conditions in Article 4 with respect to such Advance are not met, or having been met, are no longer met.

(b)           Consequences. If a Drawstop Notice is issued, FFB shall not be obligated to make the requested Advance; provided, however, that the issuance of a Drawstop Notice shall be without prejudice to the Borrower’s right to request future Advances in accordance with the terms and provisions hereof.

(c)           Funds Advanced.  If any Drawstop Notice has been issued, funds delivered to the Collateral Agent pursuant to Section 2.4.1(b) shall not be applied and shall be returned promptly to the FFB.

(d)           Costs.  The Borrower shall pay all reasonable, documented out-of-pocket expenses incurred by DOE, FFB, Loan Servicer or the Collateral Agent in respect of any Advance failed to be made under this Section 2.4.3.

2.4.4.       No Liability.

Without limiting the generality of Section 9.6 or Section 11.10, no Credit Party shall have any liability to the Borrower or any Affiliate thereof or to any other Credit Party solely arising from the issuance of or failure to issue any FFB Advance Request Approval Notice, Drawstop Notice, or any other notice contemplated by this Section 2.4.

2.5.         Advance Requirements under the DOE Credit Facility Documents.

Notwithstanding anything to the contrary contained in this Article 2, the Borrower shall also comply with all separate disbursement requirements set forth in the DOE Credit Facility Documents. Unless otherwise specified in the DOE Credit Facility Documents, all determinations to be made with respect to the DOE Credit Facility Documents shall be made by DOE.

2.6.         No Approval of Work.

The making of any Advance under the Loan Documents shall not be deemed to constitute approval or acceptance by any Credit Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project in respect of any provision in the Loan Documents pursuant to which a Credit Party has the right or obligation to provide such approval or acceptance.

ARTICLE 3
PAYMENTS; PREPAYMENTS

3.1.         Place and Manner of Payments.

3.1.1.       Collateral Agency Agreement.

The Borrower shall repay the DOE Guaranteed Loan, including all fees and interests accrued thereon, in accordance with the DOE Credit Facility Documents. All payments due under the DOE Credit Facility Documents shall be made by the Borrower pursuant to the terms of the DOE Credit Facility Documents and the Collateral Agency Agreement. The Collateral Agent shall apply each payment received by it in accordance with the Collateral Agency Agreement; provided, however, that, notwithstanding any instructions to the contrary in the FFB Note, for purposes of administering payments to FFB, the Borrower shall remit such payments directly to an account designated by the Loan Servicer for payment to FFB. The Borrower may not reborrow any principal amount of the DOE Guaranteed Loan that is repaid.

3.1.2.       Net of Tax, Etc.

(a)           Tax.  Any and all payments to any Secured Party by the Borrower hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any and all Taxes, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income (however denominated) of such Secured Party by any jurisdiction or any political subdivision or taxing authority thereof or therein solely as a result of a present or former connection between such Secured Party and such jurisdiction or political subdivision (other than any connection arising as a result of the transactions contemplated by the Loan Documents), and (ii) any withholding Taxes or other Tax based on gross income imposed by the United States of America (all such Taxes being hereinafter referred to as “Covered Taxes”). If the Borrower shall be required by law to withhold or deduct any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Secured Party, (A) the sum payable shall be increased as may be necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 3.1.2), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with all Governmental Rules. If the Borrower shall make any payment with respect to Covered Taxes under this Section 3.1.2(a) to or for the benefit of any Secured Party and if such Secured Party shall claim any credit or deduction for such Covered Taxes against any other Taxes payable by such Secured Party that are not Covered Taxes then such Secured Party shall pay to the Borrower an amount equal to the amount the Secured Party determines in its sole discretion, absent manifest error, is the amount by which such other Taxes are actually reduced; provided, that the aggregate amount payable by such Secured Party pursuant to this sentence shall not exceed the aggregate amount previously paid by the Borrower with respect to such Covered Taxes and no amount shall be payable while a Potential Default or Event of Default is continuing.

(b)           Indemnity.  The Borrower shall indemnify each Secured Party for the full amount of Covered Taxes (including any Covered Taxes imposed by any jurisdiction on amounts payable under this Section 3.1.2) paid by any Secured Party, whether or not such Covered Taxes were correctly or legally asserted. Each Secured Party shall give notice to the Borrower of the assertion of any claim against such Secured Party relating to such Secured Party’s Covered Taxes as promptly as is practicable after being notified of such assertion; provided, that any failure to notify the Borrower promptly of such assertion shall not relieve the Borrower of its obligation under this Section 3.1.2, except to the extent the Borrower is actually and materially prejudiced by such failure. Payments by the Borrower pursuant to this indemnification shall be made within ten (10) days after the date such Secured Party makes written demand therefor (submitted through the Loan Servicer), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Each Secured Party agrees to repay to the Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Covered Taxes paid by the Borrower pursuant to this Section 3.1.2(b)) received by such Secured Party for Covered Taxes that were paid by the Borrower pursuant to this Section 3.1.2(b), and to provide reasonable assistance to the Borrower (and at the expense of the Borrower) to contest any such Covered Taxes that such Secured Party or the Borrower reasonably believes not to have been lawfully or properly assessed.

(c)           Notice.  Within ten (10) days after the date of any payment of Covered Taxes by the Borrower, the Borrower shall furnish to the Loan Servicer and each affected Secured Party the original or a certified copy of a receipt evidencing such payment, or if the relevant tax authority has not provided the Borrower with such a receipt, shall furnish such other evidence of such payment as may be available to the Borrower (in which case the Borrower shall promptly request a receipt from the relevant tax authority, and so furnish the original or a certified copy thereof promptly on receipt thereof). The Borrower shall compensate each Secured Party for all reasonable losses and expenses sustained by such Secured Party as a result of any failure by the Borrower to so furnish such copy of such evidence or, if available, such receipt.

(d)           Survival of Obligations.  The obligations of the Borrower under this Section 3.1.2 shall survive the termination of this Common Agreement and the repayment of the Secured Obligations, but no longer than the applicable statute of limitations.

(e)           Documentation.  Any Secured Party that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code that is entitled to an exemption from or reduction of withholding of U.S. federal income tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding of U.S. federal income tax, or at a reduced rate of such withholding. In addition, any Secured Party, if requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Secured Party is subject to backup withholding or information reporting requirements. Each Secured Party shall promptly (i) notify the Borrower of any change in circumstances which (other than as a result of a Change in Law or interpretation thereof) would modify or render invalid any such claimed exemption or reduction and (ii) at the request and expense of the Borrower, take such steps as shall not be disadvantageous to it, in the sole judgment of such Secured Party, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable laws of any such jurisdiction that the Borrower make any deduction or withholding for Covered Taxes from amounts payable to such Secured Party.

3.2.         Interest Provisions Relating to All Advances.

3.2.1.       Interest Account and Interest Computations.

In accordance with Section 609.10(e)(1) of the Applicable Regulations, interest shall accrue on the unpaid principal amount of each Advance from the date such Advance is disbursed to the Collateral Agent or otherwise disbursed or deemed disbursed pursuant to the DOE Credit Facility Documents, to the date such Advance is paid in full, at a rate per annum relating thereto as specified in the DOE Credit Facility Documents. The Borrower hereby authorizes each Credit Party to record in an account or accounts maintained by such Credit Party on its books (A) the interest rates applicable to all Advances, (B) the interest periods for each Advance outstanding, (C) the date and amount of each principal and interest payment on the DOE Guaranteed Loan outstanding, and (D) such other information as such Credit Party may determine is necessary for the computation of interest payable by the Borrower hereunder. The Borrower agrees that all computations of interest by a Credit Party pursuant to this Section 3.2.1 shall, absent manifest error, constitute prima facie evidence of the amount thereof, and shall be conclusive absent manifest error. All computations of interest shall be made as set forth in the relevant DOE Credit Facility Documents.

3.2.2.       Interest Payment Dates.

Subject to the terms of the DOE Credit Facility Documents, the Borrower shall pay accrued interest on the outstanding principal amount of each Advance on each Quarterly Payment Date, on prepayment (to the extent thereof), and at maturity (whether by acceleration or otherwise).

3.3.         FFB Loan Transfer.

3.3.1.       Illegality.

Upon any FFB Loan Transfer or receipt by the Borrower or any Credit Party of notice of FFB’s intention to make any FFB Loan Transfer in accordance with the FFB Note Purchase Agreement, the Borrower, DOE, Loan Servicer and Collateral Agent shall cooperate with the transferee of the FFB Loan to amend this Common Agreement and any other Loan Documents to incorporate customary provisions for a commercial loan transaction of this type reasonably satisfactory to such transferee with respect to any Change of Law that makes it unlawful or impossible for any lender to make or maintain any FFB Loans.

3.3.2.       Increased Costs.

Upon any FFB Loan Transfer or receipt by the Borrower or any Credit Party of notice of FFB’s intention to make any FFB Loan Transfer in accordance with the FFB Note Purchase Agreement, the Borrower, DOE, Loan Servicer and Collateral Agent shall cooperate with the transferee of the FFB Loans to amend this Common Agreement and any other Loan Documents to incorporate customary provisions reasonably satisfactory to such transferee with respect to any Change of Law that subjects such transferee lender to any tax, duty or other charge with respect to any FFB Loans.

3.3.3.       Alternate Office; Minimization of Costs.

Upon any FFB Loan Transfer or receipt by the Borrower or any Credit Party of notice of FFB’s intention to make any FFB Loan Transfer in accordance with the FFB Note Purchase Agreement, the Borrower, DOE, Loan Servicer and Collateral Agent shall cooperate with the transferee of the FFB Loans to amend this Common Agreement and any other Loan Documents to incorporate customary provisions for a commercial loan transaction of this type reasonably satisfactory to such transferee lender with respect to such transferee lender designating an alternative lending office with respect to its FFB Loan to mitigate costs or to avoid any circumstances that might make it unlawful or impossible for such transferee lender to maintain an FFB Loan.

3.4.         Prepayments.

3.4.1.       Terms of all Prepayments.

(a)           With respect to any prepayment of all or any part of the DOE Guaranteed Loan, whether such prepayment is voluntary or mandatory, including a prepayment upon acceleration, the Borrower shall comply with all applicable terms and provisions of the FFB Note Purchase Agreement.

(b)           All prepayments shall be allocated first, to any Late Charge, next, to any associated make-whole premiums, next, to accrued and unpaid interest on the DOE Guaranteed Loan, and next, to principal on the DOE Guaranteed Loan, which shall be applied first to prepay in full one or more Advances selected by the Borrower, and if necessary, to prepay in part an Advance selected by the Borrower, which partial prepayment shall be applied to installments of principal of such selected Advance in the inverse order of maturity, pursuant to the DOE Credit Facility Documents, in each case such prepayment shall be allocated to principal in the maximum possible amount when taken together with any associated make-whole premiums or discounts (it being understood that (x) if there is an associated premium, the principal amount prepaid would be less than the prepayment amount, and (y) if there is an associated discount, the principal amount prepaid would be greater than the prepayment amount).

(c)           All prepayments of the DOE Guaranteed Loan shall be applied in accordance with the DOE Credit Facility Documents.

(d)           The Borrower may not reborrow any principal amount of the DOE Guaranteed Loan that is prepaid.

3.4.2.       Voluntary Prepayments.

(a)           Without the consent of DOE, the Borrower may not prepay the DOE Guaranteed Loan in full or in part prior to the end of the Availability Period. Any prepayment in full or in part with the consent of DOE prior to the end of the Availability Period shall be subject to any applicable prepayment premiums, discounts, charges or other amounts as may be required by the DOE Credit Facility Documents.

(b)           After the end of the Availability Period, the Borrower may prepay all or any part of the principal amount of the DOE Guaranteed Loan upon prior written notice submitted by the Borrower to the Credit Parties not later than the fifth (5th) Business Day prior to the Intended Prepayment Date, and satisfaction of the following conditions:

(i)            compliance with any restrictions contained in the DOE Credit Facility Documents, including any minimum prepayment amount requirement of the DOE Credit Facility Documents; and

(ii)           payment of all accrued and unpaid interest on such principal amount, and any other fees and Periodic Expenses then payable, including any prepayment premiums, or other amounts as may be required under the DOE Credit Facility Documents.

3.4.3.       Mandatory Prepayments.

(a)           The Borrower shall be required to make, or cause to be made, as applicable, mandatory prepayments of the DOE Guaranteed Loan upon the occurrence of any of the following and in amounts set forth in this Section 3.4.3:

(i)            upon the receipt by the Borrower of performance liquidated damages pursuant to any Project Document in excess of the amounts needed, as determined by DOE in consultation with the Lender’s Engineer (as appropriate), to pay corresponding performance liquidated damages payable to a Project Participant who is not a First Wind Entity or an Affiliate thereof, the excess amount of such performance liquidated damages;

(ii)           upon the receipt by the Borrower of Loss Proceeds in an amount that exceeds by more than $10,000 the amount of such Loss Proceeds used or to be used to repair or restore the Project in accordance with Section 6.26, such amount;

(iii)          upon the payment of any amounts to the Borrower in respect of the termination or repudiation of any Project Document or in respect of any damages paid to the Borrower as a result of a breach of any such Project Document (in the case of damages, in excess of the amount applied in remedying the relevant breach and, in the case of termination or repudiation, in excess of any reasonable out-of-pocket costs incurred by the Borrower in replacing such Project Document and approved by DOE), such amount;

(iv)          upon any sale of any assets no longer used or useful in the operation of the Project in excess of $500,000 in a single transaction or a series of related transactions, in an amount equal to the proceeds of such sales unless applied or to be applied to the acquisition of replacement assets;

(v)           promptly upon the receipt of Cash Grant proceeds, an amount equal to 79% of the Cash Grant awarded in respect of the Project;

(vi)          on the Quarterly Payment Date after the failure by Borrower to comply with the Debt Service Coverage Ratio requirements set forth in Section 7.14, an amount, which after giving effect to such prepayment, would achieve compliance with such Debt Service Coverage Ratio requirements from and after such date;

(vii)         on the Guaranteed Operational Completion Date, if Operational Completion has not been achieved, the Borrower shall cause the Sponsor, pursuant to the Sponsor Guarantee, to pay an amount equal to $10,000,000 less any amounts previously paid by the Sponsor pursuant to the Sponsor Guarantee;

(viii)        on the Guaranteed Project Completion Date, if Project Completion has not been achieved, the Borrower shall cause the Sponsor, pursuant to the Sponsor Guarantee, to pay an amount equal to the remaining amounts available under the Sponsor Guarantee;

(ix)           on any date on which a Restricted Payment is allowed to be made in accordance with Section 7.10, the Excess Cash Prepayment Amount; and

(x)            if no Restricted Payments were allowed to be made in accordance with Section 7.10 within the previous twenty-four (24) months, an amount equal to all funds on deposit at such time in the Equity Distribution Account.

(b)           Any mandatory prepayments of the DOE Guaranteed Loan shall be applied, and shall be subject to the terms and conditions, as set forth in the DOE Credit Facility Documents.

3.5.         Payment of DOE Credit Facility Fees.

(a)           Borrower shall pay (i) to DOE on the Financial Closing Date, a Loan Facility Fee in the amount of $938,647.74, and (ii) to FFB, the fees payable to FFB from time to time in accordance with the requirements of the DOE Credit Facility Documents.

(b)           Borrower shall pay annually in advance to DOE, for its own account, the DOE Maintenance Fee each year in advance, commencing on the Financial Closing Date and then on each anniversary thereof.

(c)           Borrower shall pay a DOE Modification Fee, if any, at the time reasonably determined by DOE.

(d)           All DOE Credit Facility Fees shall be paid on the dates due, in immediately available funds in Dollars, to DOE. Once paid, the DOE Credit Facility Fees shall not be refundable under any circumstances.

(e)           All amounts payable to DOE under this Section 3.5 shall be paid by wire transfer to the following account, or to such other account as may be specified by DOE from time to time:

U.S. Treasury Department

ABA No. 0210-3000-4 TREASNYC/CTR/BNF=89000001

OBI=LGPO Kahuku Wind Power Loan No. 1103

3.6.         Evidence of Debt.

(a)           The FFB shall maintain or cause to be maintained, in accordance with its usual practice, internal records evidencing the amounts from time to time lent by and owing to it under the DOE Credit Facility Documents and each of the payments from time to time made in respect thereof.

(b)           The Loan Servicer shall maintain, in accordance with its usual practice, internal records evidencing the amounts from time to time (i) advanced by FFB under the FFB Note Purchase Agreement, and (ii) paid by DOE with respect to the DOE Guarantee and, in each case, each of the payments made from time to time in respect thereof.

(c)           Except as otherwise provided in any Loan Document, the entries made in the internal records maintained by or on behalf of each of the Credit Parties, respectively, pursuant to clauses (a) and (b), above shall, absent manifest error, constitute prima facie evidence of the existence and amount of Secured Obligations of the Borrower as therein recorded and shall be conclusive absent manifest error. Notwithstanding anything to the contrary, in the event of any conflict among the records of the Credit Parties, the records of the FFB shall prevail.

ARTICLE 4
CONDITIONS PRECEDENT

4.1.         Conditions Precedent to Financial Closing Date.

The occurrence of the Financial Closing Date is subject to the prior satisfaction (or waiver in writing), as determined by (x) in all cases, DOE, (y) with respect to any documents or instruments addressed to FFB or to which FFB is party, FFB, and (z) with respect to Collateral Agent, as specifically set forth in this Article 4, each in its sole discretion, of each of the following conditions precedent (the “Initial Conditions Precedent”) as of the Financial Closing Date.

4.1.1.       Loan Documents.

DOE shall have received fully executed originals in sufficient counterparts for each Credit Party of each of the following documents, each of which shall be in form and substance satisfactory to DOE and the Collateral Agent, as applicable:

(a)           Common Agreement.  This Common Agreement.

(b)           DOE Credit Facility Documents.  Each of the following documents and all other contracts and documents required in connection with the DOE Guaranteed Loan (the “DOE Credit Facility Documents”):

(i)            the FFB Program Financing Agreement;

(ii)           the FFB Note Purchase Agreement;

(iii)          the FFB Promissory Note;

(iv)          the DOE Guarantee;

(v)           the Collateral Agency Agreement; and

(vi)          all other documents, certificates and instruments required to be delivered in connection with any of the foregoing documents.

(c)           Equity Documents.  Each of the following documents and all other contracts and documents required in connection with the Equity Commitments (the “Equity Documents”):

(i)            the Equity Funding Agreement;

(ii)           the Sponsor Support Agreement; and

(iii)          the Sponsor Guarantee.

(d)           Security Documents.  Each of the following documents and all other contracts and documents entered into prior to, on, or after the Initial Advance Date that provide any Lien, charge or security interest to the Secured Parties (or any of them) to secure the Secured Obligations (the “Security Documents”):

(i)            Asset Pledge Documents.  Each of the following documents and all other contracts and documents that provide any Lien, charge or security interest to the Secured Parties (or any of them) on the assets of the Borrower to secure the Secured Obligations (the “Asset Pledge Documents”):

(A)          the Deed of Trust;

(B)           the Security Agreement;

(C)           the Account Control Agreements; and

(D)          agreements pledging all other real or personal property interests of the Borrower, including all leasehold or other property interests relating to the Project, and all related fixtures, easements, rights-of-way and licenses.

(ii)           Equity Pledge Documents.  The Equity Pledge Agreement and each of the other documents, pledge agreements and related documents, pursuant to which the owners thereof will pledge to the Collateral Agent for the benefit of the Secured Parties all of their respective right, title and interest in the Pledged Equity Interests (the “Equity Pledge. Documents”); and

(iii)          Direct Agreements.  Each of the following agreements and any other agreement consenting to the assignment to the Secured Parties of the Borrower’s interest in any Project Documents (the “Direct Agreements”), together with customary legal opinions and officer’s certificates in connection therewith:

(A)          the Consent and Direct Agreement among the Project Construction Contractor, the Borrower and the Collateral Agent;

(B)           the Consent and Direct Agreement among the Battery Supplier, the Borrower and the Collateral Agent;

(C)           the Consent and Direct Agreement among the Turbine Supplier, the Borrower and the Collateral Agent;

(D)          the Consent and Direct Agreement among the Project Operator, the Borrower and the Collateral Agent;

(E)           the Consent and Direct Agreement among the Turbine Operator, the Borrower and the Collateral Agent;

(F)           the Consent and Direct Agreement among the Battery Operator, the Borrower and the Collateral Agent;

(G)           the Consent and Direct Agreement among the Output Purchaser, the Borrower and the Collateral Agent; and

(H)          any other Consent and Direct Agreement entered into from time to time after the Financial Closing Date among a Project Participant, the Borrower and the Collateral Agent.

(e)           Subordination Agreements.  Each Subordination Agreement required by the DOE.

(f)            Other Documents.  Any other documents and agreements as may be required under the Program Requirements or as otherwise reasonably required by DOE.

4.1.2.       Project Documents.

DOE shall have received a copy of a fully executed original of each of the following documents, each of which shall be in form and substance satisfactory to DOE, and certified by the Borrower that (x) such copy is a true, correct, and complete copy of such document (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (y) such document has been duly executed and delivered by the parties thereto and is in full force and effect, and (z) to the Borrower’s knowledge, no party to such document is, or but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder:

(a)           Land Documents.  Each of the contracts and other documents evidencing the Borrower’s ownership or control of land and rights to land for the Project, all easements, licenses, and covenants, conditions and restrictions in connection with the Project Site, and any and all other documents affecting an interest in or right to use the Project Site (the “Land Documents”).

(b)           Construction Documents.  Each of the following documents and all other contracts required for construction, procurement, installation, and improvement of land, buildings, equipment, and manufacturing facilities for the Project, including related material subcontracts entered into after the Financial Closing Date, as in effect from time to time (the “Construction Documents”):

(i)            the Engineering Agreements;

(ii)           an assignment of each Engineering Agreement to the Borrower;

(iii)          the Project Construction Contract;

(iv)          the Turbine Supply Documents;

(v)           the Battery Purchase Agreement;

(vi)          the Transformer Agreement; and

(vii)         the Equipment Purchase Agreement, until such time as Borrower’s rights and interests under such agreement are transferred to the Output Purchaser in accordance with the terms of the Power Purchase Agreement.

(c)           Operating Documents.  Each of the following documents and all other contracts required for operation and maintenance of the Project (the “Operating Documents”):

(i)            the Power Purchase Agreement;

(ii)           the Project O&M Agreement;

(iii)          the Battery O&M Agreement;

(iv)          the Turbine O&M Agreement;

(v)           the Turbine Warranty Agreement; and

(vi)          the Administrative Services Agreement.

4.1.3.       Advance Schedule.

At least ten (10) Business Days prior to the Financial Closing Date (or such shorter period as may be satisfactory to DOE), DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer, a copy of the Advance Schedule, certified by the Borrower, the Sponsor and the Lender’s Engineer, which shall be, as of the date specified in the Borrower Certificate, the Borrower’s good faith estimate in all material respects, based on all facts and circumstances then existing and known to the Borrower and the Sponsor, of the timing and amount of proposed Advances and Equity Contributions for the Project (showing the total Advances expected in each calendar month).

4.1.4. Financial Plan; Base Case Projections; Project Milestone Schedule and Construction Budget.

The Lender’s Engineer and DOE shall have received, unless otherwise set forth below, at least ten (10) Business Days prior to the Financial Closing Date (or such shorter period as may be satisfactory to DOE) the following items, each in form and substance satisfactory to DOE in consultation with the Lender’s Engineer, and certified by the Borrower, the Sponsor and the Lender’s Engineer, which shall be, as of the date specified in the Borrower Certificate, the Borrower’s reasonable estimate of the information contained therein:

(i)            the Project Plans, certified by the Lender’s Engineer;

(ii)           an updated Financial Plan, acceptable to DOE, together with evidence that the DOE Credit Facility Commitment, when combined with other funds committed to the Project, including the Base Equity, will be available and sufficient to carry out the Project and pay Total Project Costs (including Debt Service through Operational Completion and required funding of reserve accounts);

(iii)          the Base Case Projections, including a computer file containing the Base Case Projections and the underlying models and assumptions and explanations thereto;

(iv)          the Project Milestone Schedule;

(v)           the Construction Budget; and

(vi)          the Lender’s Engineer and DOE shall have received and approved, at least ten (10) Business Days prior to the Financial Closing Date, a detailed description, with supporting documents as reasonably requested, of Development Costs incurred to date and a Development Costs Statement summarizing those costs which the Borrower seeks credit as Approved Pre-Closing Equity Credit to be applied toward Base Equity and which are to be reviewed by the Lender’s Engineer.

4.1.5.       Financial Statements.

At least ten (10) Business Days prior to the Financial Closing Date (or such shorter period as may be satisfactory to DOE, DOE shall have received, in form and substance satisfactory to DOE, the most recent audited Financial Statements of the Sponsor and the most recent unaudited Financial Statements, from each of the Borrower, Kahuku Holdings and the Sponsor, together in each case with a corresponding Financial Officer Certificate.

4.1.6.       Update of Conditional Commitment.

Either (i) DOE shall have determined that no material changes are proposed with respect to the terms and conditions provided in the term sheet, or (ii) at least thirty (30) days prior to the requested Financial Closing Date, Borrower shall have provided to DOE, in form and substance satisfactory to DOE, a written summary of such changes.

4.1.7.       Update of Credit Rating.

DOE shall have received, in form and substance satisfactory to DOE, a credit rating of the Borrower from the Rating Agency, dated at least thirty (30) days prior to the Financial Closing Date, in accordance with the Applicable Regulations.

4.1.8.       Coverage Ratios.

DOE shall have received, in form and substance satisfactory to DOE, evidence that the Base Case Projections delivered pursuant to Section 4.1.4 indicate throughout the term of the DOE Credit Facility Documents a minimum annual Debt Service Coverage Ratio of 1.15 to 1.00 for the period after the Project Completion Date is expected to be achieved and until repayment in full of the DOE Guaranteed Loan.

4.1.9.       Pre-Closing Equity; No Unapproved Charges for Budgeted Contingencies.

DOE shall have received the following items, each in form and substance satisfactory to DOE in consultation with the Lender’s Engineer:

(i)            the Development Costs Statement, certified by the Lender’s Engineer;

(ii)           certification from the Borrower and the Lender’s Engineer that the amounts reflected in the Approved Pre-Closing Equity Credit have been or are to be applied in accordance with the Construction Budget only for Eligible Base Project Costs, together with a description of amounts in the Construction Budget that have been applied to Ineligible Base Project Costs; and

(iii)          certification from the Borrower and the Lender’s Engineer that no changes have been made to the line item for Contingencies in the Construction Budget, except for Approved Construction Changes.

4.1.10.     Consents and Approvals.

DOE shall have received, in form and substance satisfactory to DOE, (i) certification from the Borrower, together with such other evidence as DOE may request, that all Governmental Approvals and other Required Consents listed on Schedule 5.10 (except those identified on Schedule 5.10 as to be obtained at a later stage in the development of the Project), each in form and substance satisfactory to DOE, have been duly obtained and are not subject to any waiting period or appeal, and (ii) a copy of each such Governmental Approval or other Required Consent, certified by the Borrower as being true and complete.

4.1.11.     Reports.

DOE shall have received the Lender’s Engineer Report, Independent Wind Resource Consultant Report and the Interconnection Requirements Study, each in form and substance satisfactory to DOE.

4.1.12.     Consultants’ and Advisors’ Certificates.

DOE shall have received, in form and substance satisfactory to DOE, the following certificates, each dated the Financial Closing Date:

(i)            Lender’s Engineer Certificate.  A Lender’s Engineer Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other matters specified in the form attached as Exhibit Dl;

(ii)           Insurance Advisor Certificate.  An Insurance Advisor Certificate regarding the scope of coverage proposed of the Required Insurance that has been obtained by the Borrower in the form attached as Exhibit Fl; and

(iii)          Plans and Budgets; Accountant Letter.  Each of (i) a certification from the Lender’s Engineer as to the Financial Plan and the Construction Budget, (ii) a certification from the Borrower relating to the tax assumptions in the Base Case Projections, and (iii) a certification from the Lender’s Engineer as to its independent review of the technical inputs included in the Base Case Projections.

4.1.13.     Fee Arrangements for Independent Consultants.

DOE shall have received, in form and substance satisfactory to DOE, evidence that the Periodic Expenses of any Independent Consultants incurred and invoiced prior to the Financial Closing Date (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements.

4.1.14.     Construction Contract Price.

DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer, certification from the Borrower and the Lender’s Engineer that the price set forth in each Construction Document has not been amended, changed or modified from the price as of the Financial Closing Date, except for Approved Construction Changes.

4.1.15.     Notice to Proceed; Conditions Precedent to Construction Contracts.

DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer, certification from the Borrower and the Lender’s Engineer that (i) all conditions precedent to effectiveness of, or the issuance of the Construction Notice to Proceed or performance of obligations under, the Project Construction Contract, have been satisfied or waived, or will be concurrently with the initial Advance, and (ii) a Construction Notice to Proceed under the Project Construction Contract has been issued, or will be issued concurrently with the initial Advance, in either event that specifies that construction work shall commence not later than thirty (30) days after the initial Advance.

4.1.16.     Market Study.

DOE shall have received a report from DOE’s marketing advisor in form and substance satisfactory to DOE:

4.1.17.     Security Interests.

(a)           Security Interests.  DOE shall have received, in form and substance satisfactory to DOE and the Collateral Agent, evidence that all security interests in the Collateral Security intended to be created by the Security Documents have been or will be created and, where appropriate, registered or otherwise perfected to create a first priority perfected security interest and Lien, subject only to

Permitted Liens, over the Collateral Security in favor of the Collateral Agent, as applicable. Subject only to Permitted Liens, each such Lien (i) to the extent it arises or attaches under the Uniform Commercial Code of any jurisdiction in the United States, shall be valid and enforceable and shall constitute a first priority perfected security interest, and (ii) in all other cases, shall be enforceable against the Borrower, any subsequent lienor (including a judgment lienor), any junior lienor, or any transferee for or not for value, in bulk, by operation of law, for the benefit of creditors, or otherwise.

(b)           Filings.  The Collateral Agent shall have received, in form and substance satisfactory to DOE and the Collateral Agent, that (i) each of the Security Documents has been or will be duly filed and registered or recorded in every jurisdiction in which such filing and registration or recording is necessary to make valid and effective the Liens intended to be created thereby and the rights of the Secured Parties thereunder, (ii) all fees and duties in connection with such registration (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements.

(c)           Collateral Agent Certificate.  DOE shall have received, in form and substance satisfactory to DOE, a Collateral Agent Certificate as to all matters as are required to be certified by the Collateral Agent pursuant to this Section 4.1.

4.1.18.     Borrower Certificate; Kahuku Holdings Certificate; Sponsor Certificate;  Project Operator Certificate; Solvency Certificate.

DOE shall have received (i) a Borrower Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other certifications as may be required to be made to the Credit Parties by the Borrower as of the Financial Closing Date under the DOE Credit Facility Documents, (ii) a Kahuku Holdings Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other certifications as may be required to made to the Credit Parties by Kahuku Holdings as of the Financial Closing Date under the DOE Credit Facility Documents, (iii) a Sponsor Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other certifications as may be required to made to the Credit Parties by the Sponsor as of the Financial Closing Date under the DOE Credit Facility Documents, (iv) a Project Operator Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other certifications as may be required to made to the Credit Parties by the Project Operator as of the Financial Closing Date under the DOE Credit Facility Documents, and (v) the Solvency Certificate.

4.1.19.     Legal Opinions.

DOE and the Collateral Agent shall have received legal opinions from each of Chadbourne & Parke LLP, Cades Schutte LLP, Carlsmith Ball LLP, Morgan

Lewis & Bockius LLP and Law Offices of Kim McCormick, dated the Financial Closing Date and in form and substance satisfactory to DOE, with respect to the laws of the jurisdictions governing the Transaction Documents to which each of the Borrower, Kahuku Holdings, the Sponsor and the Project Operator is a party and the laws of the jurisdictions of organization of the Borrower, Kahuku Holdings, the Sponsor and the Project Operator. Such legal opinions shall be in customary form and include, as applicable and without limitation, the following (i) due authorization, execution, delivery, and enforceability of the Transaction Documents to which such First Wind Entity is a party, (ii) creation and perfection of security interests, (iii) receipt of all Governmental Approvals necessary to (1) construct and operate the Project, (2) enter into financing arrangements with respect to the Project, and (3) enter into the applicable Transaction Documents, and that such Governmental Approvals are in full force and effect and all applicable appeal periods have expired, (iv) the DOE will not be regulated as an electric corporation or public utility under the United States or Hawaii law solely as a result of entering into Transaction Documents, (v) absence of conflicts with law, agreements or organizational documents, and absence of litigation, and (vi) non-consolidation matters.

4.1.20.     Taxes; Costs and Expenses.

DOE shall have received, in form and substance satisfactory to DOE, certification from the Borrower, and such other evidence as DOE may reasonably request, that all required Taxes, all Periodic Expenses, and all recordation and other costs, fees and Periodic Expenses due in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents or the perfection of the security interests in the Collateral Security (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements.

4.1.21.     Evidence of Insurance.

DOE shall have received, in form and substance satisfactory to DOE, certification from the Borrower and the Insurance Advisor, certificates from insurers, and such other evidence as DOE may reasonably request (i) that insurance coverage for the Project satisfies the requirements for Required Insurance as set forth on Schedule 6.3(b), and (ii) that the applicable insurance policies are in full force and effect without default.

4.1.22.     Third-Party Materials Supply Agreements.

DOE shall have received copies of each of the Third-Party Materials Supply Agreements in effect on the Financial Closing Date, if any, certified by the Borrower as being true, correct and complete as of the Financial Closing Date.

4.1.23.     Project Accounts.

DOE shall have received, in form and substance satisfactory to DOE, certification from the Collateral Agent that each of the Project Accounts has been established in accordance with the Collateral Agency Agreement.

4.1.24.     Lobbying Certification.

DOE shall have received, in form and substance satisfactory to DOE, evidence that the Borrower has provided a Standard Form-LLL “Disclosure Form to Report Lobbying” as required.

4.1.25.     Title to Project Site.

DOE shall have received, in form and substance satisfactory to DOE, (i) evidence of the Borrower’s ownership of unencumbered fee title (subject only to Permitted Liens), under the relevant laws of Hawaii of the owned portion of the Project Site as are necessary for the development of the Project, (ii) the ALTA Survey with respect to the owned portion of the Project Site, and (iii) an ALTA Deed of Trust Loan Policy (or similar policy form) issued by the Title Company, with such coinsurers or reinsurers as may be reasonably acceptable to DOE, in the aggregate amount of not less than $7,700,000 insuring as of the Financial Closing Date that the Deed of Trust creates a first and prior Lien on the owned portion of the Project Site subject only to Permitted Liens.

4.1.26.     Environmental.

DOE shall have received, in form and substance satisfactory to DOE, (i) environmental assessments for the Project Site, (ii) a Finding of No Significant Impact with respect to the Project Site, and (iii) evidence of satisfaction of any additional environmental requirements (including required mitigations) in accordance with Environmental Laws, including, without limitation, all required National Environmental Policy Act documentation.

4.1.27.     Earthquake Risk Assessment.

DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer, (i) a geotechnical report prepared by an independent geologist satisfactory to DOE setting forth an acceptable assessment of the earthquake risk for the Project Site and any other property where the Project will be located and recommendations for mitigation of earthquake risk, and (ii) certification from the Borrower and the Lender’s Engineer, together with such other evidence as DOE may request, that such recommendations for mitigation of earthquake risk have been adequately addressed in the Construction Documents.

4.1.28.     Utility Services.

DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer, together with such other evidence as DOE may request, certification from the Borrower and the Lender’s Engineer, that (i) arrangements reflected in the Project Milestone Schedule and the Construction Budget have been made under the Construction Documents or are otherwise available to the extent required in Section 5.24 for the provision of all services, materials and utilities necessary for the construction, startup and commissioning of the Project, and (ii) arrangements reflected in the Base Case Projections have been made or can be made under the Operating Documents to the extent then appropriate in the determination of DOE or are otherwise available to the extent required in Section 5.24 for the provision of all services, materials and utilities necessary for the operation and maintenance of the Project as contemplated by the Project Documents.

4.1.29.     Conditions Precedent in DOE Credit Facility Documents.

Each condition precedent to the initial Advance under the DOE Credit Facility Documents shall have been satisfied in the sole determination of each relevant Credit Party thereto.

4.1.30.     Conditions Precedent in Transaction Documents.

DOE shall have received, in form and substance satisfactory to DOE, certification from the Borrower that to the Borrower’s Knowledge all conditions precedent to the obligations of any party under any Transaction Document to be performed as of the Financial Closing Date have been satisfied or waived.

4.1.31.     DOE Requirements.

All DOE Requirements required to have been satisfied as of the Financial Closing Date shall have been satisfied.

4.1.32.     Confirmation of Non-Disclosure and Assignment of Inventions Agreements.

DOE shall have received, in form and substance satisfactory to DOE, together with such other evidence as DOE may request, certification from the Borrower and the Sponsor of the existence of valid and binding non-disclosure and assignment of invention agreements with all employees of the Borrower.

4.1.33.     No Litigation.

There shall be no pending or threatened (in writing) Action (i) that relates to the Project or to any transaction contemplated by any of the Transaction Documents or (ii) to which the Borrower, the Sponsor or, to the Borrower’s Knowledge, any other Major Project Participant is a party, that (in the case of this clause (ii) only), either singly or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect. DOE shall have received, in form and substance satisfactory to DOE, all such information as it shall have requested in respect of any pending or threatened Action (i) that relates to the Project or to any transactions contemplated by any of the Transaction Documents or (ii) to which the Borrower, the Sponsor or any other Major Project Participant is a party.

4.1.34.     Funding of Base Equity Amount; Equity Commitments.

DOE shall have received evidence in form and substance satisfactory to DOE and the Collateral Agent that an amount equal to (x) the Base Equity Commitment, less (y) the Approved Pre-Closing Equity Credit, has been deposited in the Equity Contribution Account and that all Equity Commitments are in full force and effect.

4.1.35.     Due Diligence Review.

DOE shall have confirmed to the Borrower that it has completed its due diligence review of the Project and all other matters related thereto and that the results thereof are satisfactory to DOE.

4.1.36.     Review and Payment of Credit Subsidy.

DOE shall have received, in form and substance satisfactory to DOE, confirmation (i) from OMB that OMB has reviewed and approved DOE’s calculation of the Credit Subsidy Cost for the DOE Guarantee as of the Financial Closing Date, and (ii) from the U.S. Treasury Department that DOE has made payment in full of the Credit Subsidy Cost in accordance with the Program Requirements.

4.1.37.     Intellectual Property.

DOE shall have received, in form and substance satisfactory to DOE, confirmation that the Borrower owns or holds a valid and enforceable license or right to use all Technology and Intellectual Property Rights necessary for the construction and operation of the Project for the term of the DOE Credit Facility Documents (which includes, without limitation, all Intellectual Property Rights granted or conferred under the Construction Documents).

4.1.38.     Payment and Performance Bonds.

DOE shall have received, in form and substance satisfactory to DOE, confirmation that any payment and performance bonds required to be issued under any Project Construction Contract are in full force and effect.

4.1.39.     No Judgment Liens.

DOE shall have received, in form and substance satisfactory to DOE, confirmation that that the Borrower does not have a judgment lien against any of its property for a debt owed to the United States of America.

4.1.40.     USA Patriot Act.

DOE shall have received at least ten (10) Business Days prior to the Financial Closing Date, all documentation and other information required by financial institutions in comparable transactions under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

4.1.41.     Davis-Bacon Compliance.

DOE shall have received, in form and substance satisfactory to DOE, a written certification from Borrower, as of the Financial Closing Date, that the Borrower has timely complied in all material respects with the requirements set forth in Section 6.30 and Exhibit A4 with respect to the Davis-Bacon Act.

4.1.42.     OMB Certification.

OMB shall have certified in writing (in form and substance satisfactory to DOE) that the DOE Credit Facility Documents and the Project comply with the provisions of the Omnibus Appropriations Act, 2009, P.L. No. 111-8, Division C, Title III, as amended by Section 408 of the Supplemental Appropriations Act, 2009, P.L. No. 111-32.

4.1.43.     Turbine Supplier Report.

DOE shall have received, in form and substance satisfactory to DOE, certification from the Lender’s Engineer that the Turbine Supplier has successfully implemented all known corrective actions with respect to the turbines that are the subject of the Turbine Supply Documents.

4.2.         Quarterly Conditions Precedent to Advances.

The obligation of FFB to make, and DOE to guarantee, each Advance (including the initial Advance) is subject to the prior satisfaction (or waiver in writing) as determined by DOE, in its sole discretion, of each of the following conditions precedent (the “Quarterly Conditions  Precedent”) as of a date (the “Quarterly Approval Date”) not more than three (3) months prior to the Requested Advance Date (which Quarterly Approval Date shall be the date falling three (3) months after the Financial Closing Date and each date falling three (3) months thereafter or, if such date is not a Business Day, then in each case, the first Business Day thereafter):

4.2.1.       Certification of Updated Advance Schedule.

DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer:

(i)            certification from the Borrower and the Lender’s Engineer that the updated Advance Schedule provided by the Borrower, including the estimates set forth therein, of the timing and amount of Advances required in connection with the construction and financing of the Project is consistent with the Construction Budget and the Project Milestone Schedule;

(ii)           certification from the Borrower and the Lender’s Engineer that the proceeds of all Advances made since the Financial Closing Date (for the first Quarterly Approval Date) or the previous Quarterly Approval Date (for all other Quarterly Approval Dates) have been applied as set forth in the corresponding FFB Advance Requests or as otherwise approved by DOE; and

(iii)          certification from the Borrower that the proceeds of all Advances to be made with respect to the updated Advance Schedule for the upcoming three-month period will be needed for Eligible Project Costs that have been incurred or by the Requested Advance Date will be incurred, together with a description in reasonable detail of such Eligible Project Costs, and that the cumulative percentage of Eligible Project Costs that are funded by the proceeds of all Advances made since the Financial Closing Date does not violate the Debt-to-Equity Contribution Ratio requirement of 79:21.

4.2.2.       Construction Progress Report.

DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer:

(a)           the most recent Construction Progress Report, certified by the Borrower and the Lender’s Engineer as being accurate and complete in all material respects based upon the Borrower’s good faith reasonable estimates of the information contained therein with respect to the following:

(i)            construction of the Project is proceeding in accordance with the Project Milestone Schedule and the Construction Budget, or if construction is not proceeding in accordance with the Project Milestone Schedule and the Construction Budget, then the Construction Progress Report shall describe any variances and state that the variances could not reasonably be expected to have a Material Adverse Effect;

(ii)           the Project is expected to achieve Operational Completion by the Anticipated Operational Completion Date; and

(iii)          Total Funding Available is sufficient to pay all remaining Total Project Costs (including Debt Service through Operational Completion, DOE Credit Facility Fees, Periodic Expenses, identified Cost Overruns, and required funding of reserve accounts);

(iv)          evidence that as of the date of such Construction Progress Report (A) each Construction Contractor, any sub-contractor, and each Operator shall have irrevocably waived and released all Liens, statutory or otherwise, that any of them may have or acquire on the Collateral Security with respect to work completed prior to the last submission for payment; and (B) all unpaid balances that are due or unsettled claims with any Construction Contractor or any sub-contractor, if any, have been adequately paid and that those being contested or negotiated in good faith are provisioned to the reasonable satisfaction of DOE; and

(b)           certification from the Borrower and the Lender’s Engineer that, as of the Quarterly Approval Date:

(i)            the Borrower is in material compliance with all Environmental Laws and any other applicable environmental requirements in respect of the Project;

(ii)           the Borrower is in material compliance with all Governmental Approvals;

(iii)          there is no reason to believe that anything is incorrect or misleading in any material respect in the most recent Construction Progress Report; and

(iv)          nothing has occurred since the date of the most recent Construction Progress Report or the date of the Lender’s Engineer’s most recent site visit, whichever is later, that could reasonably be expected to prevent construction of the Project and payment of Total Project Costs (including Debt Service through Operational Completion and required funding of reserve accounts) in accordance with the Project Milestone Schedule and the Construction Budget, together with the resources available to the Borrower from the Overrun Equity Commitment and, with DOE’s consent, as provided in the Sponsor Guarantee.

4.2.3.       Fees and Expenses.

DOE shall have received, in form and substance satisfactory to DOE, confirmation that all DOE Credit Facility Fees and Periodic Expenses then due (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements.

4.2.4.       Consents and Approvals.

DOE shall have received, in form and substance satisfactory to DOE, (i) certification from the Borrower, together with such other evidence as DOE may reasonably request or as may be required under the Transaction Documents, that all consents and approvals of third Persons as may be required in connection with the proposed Advances and all Governmental Approvals required as of the Quarterly Approval Date have been duly obtained and are in full force and effect and are not under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation thereof, and (ii) copies of all material Governmental Approvals not previously delivered, certified by the Borrower as being true and complete.

4.2.5.       Insurance.

DOE shall have received, in form and substance satisfactory to DOE, (i) certification from the Borrower and the Insurance Advisor that all Required Insurance is in place, in good standing and in full force and all premiums due thereon (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements, and (ii) certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the previous Quarterly Approval Date, designating the Collateral Agent as loss payee and additional insured, as appropriate, certified by the Borrower and the Insurance Advisor as being true and complete.

4.2.6.       Proceedings and Other Documents.

DOE shall have received, in form and substance satisfactory to DOE, (i) certification from the Borrower that all corporate and similar proceedings concluded since the last Quarterly Approval Date are in proper form and substance, (ii) original counterparts or copies certified by the Borrower of all Additional Project Documents entered into since the last Quarterly Approval Date, and (iii) such other evidence as DOE may reasonably request in order to evidence the consummation of the transactions contemplated thereby and compliance with the Quarterly Conditions Precedent.

4.2.7.       Representations and Warranties; No Default; Program Requirements.

DOE shall have received, in form and substance satisfactory to DOE, certification from the Borrower in the Master Advance Notice, and such other evidence that DOE may reasonably request, that (i) the representations and warranties of the Borrower in the Loan Documents (other than those that speak only as to an earlier date) are true and correct in all material respects, (ii) no Event of Default or

Potential Default has occurred and is continuing, and (iii) the Borrower is in compliance with the Program Requirements.

4.2.8.       No Change in Circumstances.

DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer, certification from the Borrower that no event has occurred since the date of this Agreement (for Advances prior to the first Quarterly Approval Date) and, thereafter, since the previous Quarterly Approval Date, or could reasonably be expected to occur, with respect to the Project or any Project Participant that has had or could reasonably be expected to have a Material Adverse Effect.

4.2.9.       Performance Metrics.

DOE shall have received, in form and substance satisfactory to DOE in consultation with the Lender’s Engineer, certification from the Borrower and the Lender’s Engineer that the Borrower has achieved the targets provided in Project Milestone Schedule applicable to such Quarterly Approval Date.

4.2.10.     Certificates.

DOE shall have received, in form and substance satisfactory to DOE:

(i)            Borrower Certificate.  A Borrower Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached as Exhibit C2;

(ii)           Kahuku Holdings Certificate.  A Kahuku Holdings Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached as Exhibit E4;

(iii)          Sponsor Certificate.  A Sponsor Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached as Exhibit E2;

(iv)          Lender’s Engineer Certificate.  A Lender’s Engineer Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached as Exhibit D2;

(v)           Insurance Advisor Certificate.  An Insurance Advisor Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached as Exhibit F2; and

(vi)          Collateral Agent Certificate.  A Collateral Agent Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached as Exhibit G2.

4.2.11.     Construction Budget.

DOE shall have received, in form and substance satisfactory to DOE, certification from the Borrower and the Lender’s Engineer that (i) there have been no changes to the Construction Budget since the previous Quarterly Approval Date, except for Approved Construction Changes, and (ii) the aggregate amounts expended for each type of Project Cost do not exceed the aggregate amounts budgeted for such costs in the Construction Budget, except for Approved Construction Changes.

4.2.12.     Equity Contributions.

DOE shall have received, in form and substance satisfactory to DOE, certification from Kahuku Holdings, the Sponsor and the Collateral Agent, and such other evidence as DOE may reasonably request, that the amount of Base Equity required with respect to Advances made as of the date of the updated Advance Schedule has been funded through allocations of the Approved Pre-Closing Equity Credit or amounts transferred from the Equity Contribution Account as required under the Equity Funding Agreement.

4.2.13.     Base Case Projections.

DOE shall have received, in form and substance satisfactory to DOE, updated Base Case Projections.

4.3.          Conditions Precedent to Each Advance.

The obligation of FFB to make, and DOE to guarantee, each Advance (including the initial Advance) is subject to the prior satisfaction (or waiver in writing) as determined by DOE, in its sole discretion of each of the following conditions precedent (the “Advance Conditions Precedent”) as of the date of the relevant Master Advance Notice and as of the Advance Date:

4.3.1.       Advance Request; Quarterly Approved Advance Schedule.

DOE shall have received, in form and substance satisfactory to DOE, (i) a Master Advance Notice, together with all certificates and documentation required under Section 2.3, (ii) certification from the Borrower that (A) the requested Advance conforms in all material respects with the Quarterly Approved Advance Schedule and any difference is expressly noted in the Master Advance Notice), (B) the representations and warranties certified in connection with the previous Quarterly Approval Date (other than those that speak only as to an earlier date) are true and correct in all material respects, (C) the Borrower is in compliance in all material respects with all covenants and other obligations under this Agreement, (D) no event, including any Change of Law, has occurred since the previous Quarterly Approval Date with respect to the Project or the Borrower that has had or could reasonably be expected to have a Material Adverse Effect, and (iii) certification from the Sponsor that no event has occurred since the previous Quarterly Approval Date with respect to the Sponsor and Kahuku Holdings that has had or could reasonably be expected to have a Material Adverse Effect.

4.3.2.       Issuance of FFB Advance Request Approval Notice.

FFB shall have received, in accordance with the DOE Credit Facility Documents, the FFB Advance Request signed by the Borrower, together with the FFB Advance Request Approval Notice signed by DOE.

4.3.3.       Fees and Expenses.

DOE shall have received, in form and substance satisfactory to DOE, confirmation that all DOE Credit Facility Fees and Periodic Expenses then due (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements.

4.3.4.       Absence of Drawstop Notice.

The Loan Servicer shall not have received a Drawstop Notice with respect to such Advance.

4.3.5.       Base Equity.

DOE shall have received, in form and substance satisfactory to DOE, certification from the Collateral Agent, together, with such other evidence as DOE may request, (a) of the aggregate amount of Base Equity that has been funded with respect to such Advance, and (b) that, after the application of such Advance, the amount of Base Equity that has been used to fund Eligible Project Costs is equal to at least 21% of the Eligible Project Costs incurred and paid.

4.3.6.       Title Continuation.

DOE shall have received, in form and substance satisfactory to DOE, a title run-down and date-down endorsement (dated within two (2) Business Days of the applicable Advance Request) of the Borrower’s (or in respect of leased real property, the landlord’s) continued ownership of unencumbered fee title (subject only to Permitted Liens), under the relevant laws of Hawaii, of the Project Site as is necessary for the development of the Project.

4.3.7.       Additional Requirements.

DOE shall have received, in form and substance satisfactory to DOE, written certification from an Authorized Official of the Borrower stating, to such Authorized Official’s Knowledge as of a date not earlier than fifteen (15) Business Days prior to the relevant Advance Date, that (i) the Borrower has timely complied in all material respects with (A) its reporting obligations under Section 6.29(a) with respect to the Recovery Act and (B) the requirements set forth in Section 6.30 and Exhibit A4 with respect to the Davis-Bacon Act, and (ii) that Commencement of Construction has occurred.

4.3.8.       Advance Schedule; Base Case Projections; and Construction Budget.

In respect of the initial Advance, the Lender’s Engineer and DOE shall have received, at least two (2) Business Days prior to the Initial Advance Date (or such shorter period as may be satisfactory to DOE), the following items, each in form and substance satisfactory to DOE in consultation with the Lender’s Engineer:

(i)            updated Advance Schedule, certified by the Borrower, the Sponsor and the Lender’s Engineer, which shall be the Borrower’s good faith estimate, as of the date delivery, of the information contained therein in all material respects, based on all facts and circumstances existing and known to the Borrower and the Sponsor, of the timing and amount of proposed Advances and Equity Contributions for the Project (showing the total Advances expected in each calendar month);

(ii)           updated Base Case Projections, including a computer file containing the Base Case Projections and the underlying models and assumptions and explanations thereto, certified by the Borrower, the Sponsor and the Lender’s Engineer, which shall be the Borrower’s reasonable estimate, as of the date delivery, of the information contained therein;

(iii)          updated Construction Budget, certified by the Borrower, the Sponsor and the Lender’s Engineer, which shall be the Borrower’s reasonable estimate, as of the date delivery, of the information contained therein; and

(iv)          certification from the Borrower that (A) the representations and warranties made in Section 5.26 are true and correct, as of the date of their delivery, with respect to the Advance Schedule, Base Case Projections, and Construction Budget delivered pursuant to this Section 4.3.8, and (B) the updated Advance Schedule, Base Case Projections, and Construction Budget delivered pursuant to this Section 4.3.8 do not contain any material adverse change from the versions that were delivered as of the Financial Closing Date.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

The Borrower makes all of the following representations and warranties to and in favor of each Credit Party as of (i) the Financial Closing Date, (ii) each Quarterly Approval Date, (iii) each Advance Date, and (iv) the Project Completion Date, except as such representations and warranties relate to an earlier date, and all of these representations and warranties shall survive the Financial Closing Date.

5.1.         Organization.

The Borrower (a) is a limited liability company organized and existing under the laws of Delaware, (b) is duly qualified to do business in Hawaii and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite corporate power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, (iii) incur Indebtedness and create Liens on its properties, and (iv) execute, deliver, perform and observe the terms and conditions of each of the Transaction Documents to which it is a party.

5.2.         Authorization; No Conflict.

The Borrower has duly authorized, executed and delivered the Loan Documents and the other Transaction Documents to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene its Organizational Documents or any other Governmental Rules, (b) does or will contravene or result in any breach or constitute any default under any Governmental Judgment, (c) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its revenues, properties or assets under any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except for Permitted Liens, or (d) does or will require the consent or approval of any Person other than the Required Consents and any other consents or approvals that have been obtained and are in full force and effect.

5.3.         Legality, Validity and Enforceability.

(a)           Each Transaction Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

(b)           To Borrower’s Knowledge, each Transaction Document is the legal, valid and binding obligation of any other party thereto (other than Kahuku Holdings, the Sponsor and the Project Operator), enforceable against such party in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

(c)           Each Transaction Document to which the Sponsor, Kahuku Holdings or the Project Operator is a party is the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

5.4.         Capitalization.

All of the Equity Interests of the Borrower are owned by Kahuku Holdings. There are no outstanding options or rights for conversion into or acquisition, purchase or transfer of Equity Interests of the Borrower or any agreements or arrangements for the issuance by the Borrower of additional Equity Interests. The Borrower does not have outstanding (a) any securities convertible into or exchangeable for its Equity Interests or (b) any rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, loan commitment or claims of any character relating to, its Equity Interests.

5.5.         Investments; Subsidiaries.

The Borrower has not made any Investments other than Permitted Investments. The Borrower has no Subsidiaries and does not beneficially own the whole or any part of the Equity Interests of any other Person.

5.6.         Title.

The Borrower owns and has, or will have, valid legal and beneficial title to, or a valid leasehold interest in, the Project Site, the personal property and other assets and revenues of the Borrower on which it purports to grant Liens pursuant to the Security Documents, in each case free and clear of any Lien of any kind except for the lien created by the Security Documents and Permitted Liens.

5.7.         Leases.

Any Leases material to the Project in existence on the date of this representation and under which the Borrower is lessee are valid and subsisting, the Borrower is not in default in any material respect under any of such Leases, and the Borrower enjoys peaceful and undisturbed possession of the property subject to such Leases and the right to continue to enjoy such possession during the time when such property is necessary for the Project.

5.8.         Security Interests.

Pursuant to the Security Documents, as of the date of each Advance, the Collateral Agent (for the benefit of the Credit Parties) has a perfected first priority Lien in the Collateral Security, subject only to the Permitted Liens. Such security interest in the Collateral Security will, as of the Financial Closing Date and with respect to any subsequently acquired property (absent a Change of Law), when so subsequently acquired, be superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of deed of trust, mortgage, lien, security interests, encumbrance, assignment or otherwise, except for any such rights of third Persons permitted pursuant to this Common Agreement or the Security Documents, including any Permitted Lien. As of the Financial Closing Date, all documents and instruments, including the Deeds of Trust and Financing Statements, have been recorded or filed for record in such manner and in such places as are required, and all other action as is necessary shall have been taken to establish and perfect the Collateral Agent’s Lien in and to the Collateral Security (for the benefit of the Secured Parties) to the extent contemplated by the Security Documents. All Taxes and filing fees and Periodic Expenses that are due and payable in connection with the execution, delivery or recordation of the Deeds of Trust and the Financing Statements, or the execution, issuance and delivery of the FFB Promissory Note, or the mortgaging of the mortgaged property under the Deed of Trust, have been paid or satisfactory arrangements have been made with the relevant Credit Parties to satisfy such obligations.

5.9.         Liens.

Except for Permitted Liens, the Borrower has not created, and is not under any obligation to create, and has not entered into any transaction or agreement that would result in the imposition of, any Lien upon any of its revenues, properties or assets. There are no Liens on the Pledged Equity Interests, except for any Permitted Liens related to the rights and interests of the Secured Parties pursuant to the Equity Pledge Documents.

5.10.       Permits; Other Required Consents.

Except as disclosed in writing by the Borrower from time to time, Schedule 5.10 to the Disclosure Letter sets forth all consents and approvals, including all Governmental Approvals, that are required to have been obtained or to be obtained by the Borrower in connection with the Transaction Documents and the Project either (x) as of the Financial Closing Date, or (y) to the Borrower’s Knowledge, at a later stage in the development of the Project (the “Required Consents”). The Borrower has filed applications for or obtained such Required

Consents required as of the date of representation (including any Required Consents disclosed in writing by the Borrower and required on that date) and such Required Consents then required to have been obtained are in full force and effect and are not then under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation as of such date, and Borrower has provided DOE with copies of all such Required Consents. The Borrower is in compliance with all such Required Consents, the non-compliance with which could reasonably be expected to have a Material Adverse Effect, including all Federal, state, and local regulatory requirements.

5.11.       Litigation, Labor Disputes.

(a)           Except as set forth on Schedule 5.11 to the Disclosure Letter (or disclosed in writing to DOE pursuant to Section 6.1(h) following the Financial Closing Date), there is no pending or threatened (in writing) Action that relates to the Project or to any transaction contemplated by any of the Transaction Documents or to which the Borrower or (so long as the Sponsor has obligations under the Sponsor Guarantee) the Sponsor is a party that, either singly or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.  No such Action is pending or threatened against any other First Wind Entity, and the Borrower is not aware of, nor does it have any reason to expect, any such Action to be pending or threatened against any other Major Project Participant that, either singly or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(b)           The Borrower has not failed to observe in any material respect any order of any court, arbitrator, administrative agency or other Governmental Authority that has, or could reasonably be expected to have, a Material Adverse Effect. There is no injunction, writ, or preliminary restraining order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the transactions provided for in any of the Transaction Documents not be consummated as herein or therein provided.

(c)           There are no strikes, slowdowns or work stoppages by the employees of any of the Borrower or, to the Borrower’s Knowledge, any Major Project Participant on-going, or currently threatened in writing, that have caused or could reasonably be expected to cause a Material Adverse Effect.

5.12.       Tax.

(a)           The Borrower has filed all material tax returns required by Governmental Rules to be filed by it and has paid (i) all income Taxes payable by it that have become due pursuant to such tax returns and (ii) all other material Taxes and assessments payable by it that have become due (other than those

Taxes that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by GAAP). The Borrower has paid or has provided cash or cash-equivalent reserves adequate in the reasonable judgment of the Borrower’s management and consistent with GAAP for the payment of all income or other Taxes imposed on it for all prior Fiscal Years and accrued for the current Fiscal Year to the date hereof, which reserves shall be in an amount at least equal to the full assessed amount of such Taxes. The Borrower shall not be liable for, absent a Change of Law, any material Tax liability in connection with the Project or the other transactions contemplated by the Transaction Documents that is not specifically reflected in the Base Case Projections as in effect on the Financial Closing Date and in the Construction Budget or as reflected in the assumptions in the then applicable Operating Forecast, as the case may be.

(b)           No withholding Tax is payable by the Borrower to any government authority in connection with any amounts payable by the Borrower under or in respect of the Loan Documents.

(c)           No First Wind Entity, in accordance with Section 609.10(d)(21) of the Applicable Regulations, nor, to the Borrower’s knowledge, any Major Project Participant, has owed any delinquent Indebtedness to any Governmental Authority of the United States, including Tax liabilities, unless the delinquency has been resolved with the appropriate Governmental Authority in accordance with the standards of the Debt Collection Improvement Act.

5.13.       Business, Indebtedness, Contracts, Etc.

The Borrower has not conducted any business other than the business contemplated by the Transaction Documents and such other business as may be related to the Project, has no outstanding Indebtedness other than Permitted Indebtedness and has no other liabilities other than those permitted under the Loan Documents, and is not a party to or bound by any contract other than those contracts permitted under the Loan Documents.

5.14.       Transactions with Affiliates.

Except as set forth on Schedule 5.14 to the Disclosure Letter or as permitted by Section 7.12, the Borrower is not a party to any contracts or agreements with, and does not have any other loan commitments to, whether or not in the ordinary course of business, any Affiliate. The Borrower is not a party to any agreement requiring the payment of development fees.

5.15.       Compliance with Governmental Rules.

In accordance with Section 609.10(d)(20) of the Applicable Regulations, the Borrower is in compliance with, and has conducted its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with all Environmental Laws and in compliance with all other Governmental Rules the noncompliance with which could reasonably be expected to have a Material Adverse Effect, and no notices of violation of any Governmental Rule have been issued, entered or received by the Borrower that have not been cured with no remaining liability to the Borrower, other than those notices that have been disclosed to the extent required by the terms of the Loan Documents. Neither the Borrower nor, to the Borrower’s Knowledge, Kahuku Holdings or Sponsor is in default with respect to any Governmental Judgment which default would be reasonably expected to have a Material Adverse Effect.

5.16.       Environmental Laws.

(a)           The Borrower (x) has been issued all Governmental Approvals relating to, and (y) has received no complaint, order, directive, claim, citation or notice by any Governmental Authority (that has not been disclosed to the extent required by the Loan Documents) relating to its then-existing obligations with respect to: (A) air emissions, (B) discharges to surface water or ground water, (C) noise emissions, (D) solid or liquid waste disposal, (E) the use, generation, storage, transportation or disposal of toxic or Hazardous Substances or wastes, or (F) other environmental, health or safety matters.

(b)           Except as set forth on Schedule 5.16 to the Disclosure Letter, neither the Borrower nor, to the Borrower’s Knowledge, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about the Project Site or the Improvements or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to have a Material Adverse Effect or material harm to environmental, health or safety matters as reasonably determined by DOE.

(c)           There is not and has not been any condition, circumstance, action, activity or event with respect to the Project, the Borrower or the Project Site that could reasonably form the basis of any violation of any Environmental Law or that could reasonably be expected to have a Material Adverse Effect or material harm to environmental, health or safety matters as reasonably determined by DOE.

(d)           The Borrower has satisfied all conditions of approval in connection with issuance of the Government Approvals listed on Schedule 5.10 that are required to have been satisfied by the Financial Closing Date.

5.17.       Investment Company Act.

The Borrower is not required to register as an “investment company” and it is not “controlled” by a company required to register as an “investment company” under the Investment Company Act.

5.18.       Regulation of Parties.

The Borrower is not subject to the Public Utility Holding Company Act. None of the Credit Parties shall by reason if its ownership or operation of the Project upon the exercise of remedies under the Security Documents, by virtue of such exercise alone (without regard to any other asset owned, or any entity controlled, by such Credit Party), be subject to the Public Utility Holding Company Act.

5.19.       ERISA.

(a)           The Borrower has operated the Employee Benefit Plans, and the ERISA Affiliates have operated the Pension Plans, in compliance with their terms and with all applicable provisions and requirements of the Internal Revenue Code, ERISA, and other applicable Federal or state laws and have performed all their respective obligations under each such plan.

(b)           No ERISA Event has occurred or is reasonably expected to occur.

(c)           Except to the extent required under Section 4980B of the Internal Revenue Code or comparable state law, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any ERISA Affiliate.

(d)           As of the most recent valuation date for each Pension Plan, there are no outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities).

(e)           The execution and delivery of this Common Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Internal Revenue Code.

(f)            All liabilities under each Pension Plan are (i) funded to at least the minimum level required by applicable law or, if higher, to the level required by the terms governing the Pension Plans (ii) insured with a reputable insurance company, (iii) provided for or recognized in the Financial Statements most recently delivered to DOE pursuant to Section 6.1 or (iv) estimated in the formal notes to the Financial Statements most recently delivered to DOE pursuant to Section 6.1.

(g)           There are no circumstances which may give rise to a liability in relation to any Pension Plan which is not funded, insured, provided for, recognized or estimated in the manner described in subsection (f) above.

(h)           (i) The Borrower is not and will not be a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code; (ii) the assets of the Borrower do not and will not constitute “plan assets” within the meaning of Section 3(42) of ERISA and the United States Department of Labor Regulations set forth in 29 C.F.R. § 2510.3-101; (iii) the Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; (iv) transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans; and (v) the Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Credit Parties of any of their respective rights under this Common Agreement) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA, Section 4975 of the Internal Revenue Code or any similar state law. The Borrower further agrees to deliver to Credit Parties such certifications or other evidence of compliance with the provisions of this Section 5.19(h) as the Credit Parties may from time to time request.

5.20.       Insurance.

All Required Insurance to be obtained and maintained for the Project pursuant to Section 6.3 is in full force and effect.

5.21.       Intellectual Property.

(a)           The Borrower owns or holds a valid and enforceable license or right to use the Technology and Intellectual Property Rights necessary to do the following in a commercially reasonable manner and as contemplated in connection with the Project: (i) construct, operate, use and maintain the Project; (ii) produce, manufacture, process, finish, package, label, ship, sell and support the products specified in the Power Purchase Agreement, including process formulation development, validation, qualify assurance and quality control, using equipment and materials supplied under the Construction Documents (as may be applicable); and (iii) exercise its rights and perform its obligations under the Operating Documents in connection with the Project, except, in each case, where the failure to own or hold a valid and enforceable license or right to use such Technology and Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Effect.

(b)           No actions by the Borrower or any product, process, method, substance, part or other material presently contemplated to be sold or employed by the Borrower infringe upon or misappropriate the Intellectual Property Rights of any other Person, except, in each case, where such infringement or misappropriation of such Intellectual Property Rights or such other rights could not reasonably be expected to result in a Material Adverse Effect.

5.22.       No Defaults.

No Event of Default or Potential Default has occurred and is continuing. Other than a breach that has been cured or waived in writing, there is no breach by the Borrower of any material obligation under any Loan Document, and no notices of breach of any Loan Document have been issued, entered or received by the Borrower.

5.23.       No Judgment Liens.

The Borrower does not have a judgment lien against any of its property for a debt owed to the United States of America and does not have an outstanding debt (other than a debt under the Internal Revenue Code) owed to the United States of America or any agency thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R.§ 285.13(d).

5.24.       Sufficiency of Project Documents.

(a)           All easements, leasehold and other property interests, and all utility and other services, means of transportation, facilities, other materials and other rights that can reasonably be expected to be necessary for the construction, completion and operation of the Project in accordance with Governmental Rules and the Transaction Documents (including without limitation gas, electrical, water and sewage services and facilities) have been procured under the Project Documents or are commercially available to the Project at the Project Site on terms consistent with the Construction Budget and the Base Case Projections, and, to the extent appropriate, arrangements have been made on terms consistent with the Construction Budget and the Base Case Projections for such easements, interests, services, means of transportation, facilities, materials and rights.

(b)           DOE has received a true, complete and correct copy of each of the Project Documents (including all exhibits, schedules, protocols and side letters referred to therein or delivered pursuant thereto, if any, and all amendments, modifications, additions, waivers thereto or thereof). None of the Project Documents has been amended or modified, except in accordance with this Common Agreement. Prior to the execution of each such Project Document entered into on or prior to the date this representation is made, Borrower believed that each party to each such Project Document could carry out its obligations in accordance therewith, and nothing has come to the attention of Borrower to cause it to believe that any such party will not be able to carry out its obligations in accordance therewith except as has been disclosed to the extent required under the Loan Documents.

(c)           Each Principal Project Document is in full force and effect and all conditions precedent to the obligations of the respective parties under the Principal Project Documents have been satisfied or where required, with the written consent of DOE, waived.

(d)           All representations, warranties and other factual statements made by any First Wind Entity in any Project Document to which such entity is a party are true and correct in all material respects, and (i) to the Borrower’s Knowledge at the time of execution and delivery of any Project Document, all representations, warranties and other factual statements made in each Project Document by each other party thereto were true and correct in all material respects, and (ii) to the Borrower’s knowledge, after the execution and delivery of any Project Document, all representations, warranties and other factual statements made in each Project Document by each other party thereto are, at any time the Borrower makes this representation, true and correct in all material respects.

(e)           Borrower believed on the Financial Closing Date that it is technically feasible for the Battery to be operated so as to fulfill in all material respects the design specifications and requirements contained in the Lender’s Engineer Report.

(f)            Borrower believes that it is technically feasible for the Project (with the exception of the Battery) to be operated so as to fulfill in all material respects the design specifications and requirements contained in the Lender’s Engineer Report.

5.25.       Financial Statements.

Each of the Financial Statements of the Borrower, Kahuku Holdings and the Sponsor delivered to the Credit Parties has been prepared in accordance with GAAP and presents fairly in all material respects the financial condition of Borrower, Kahuku. Holdings or the Sponsor as of the respective dates of the balance sheets included therein and the results of operations of Borrower, Kahuku Holdings or Sponsor for the respective periods covered by the statements of income included therein. In the case of the Borrower, except as reflected in such Financial Statements, there are no liabilities or obligations of any nature whatsoever for the period to which such Financial Statements relate (other than under the Transaction Documents) that are required to be disclosed in accordance with GAAP.

5.26.       Project Milestone Schedule and Construction Budget; Operating Forecasts and Base Case Projections.

(a)           The Project Milestone Schedule, the Construction Budget, the Operating Forecast and the Base Case Projections, as amended or supplemented by Approved Construction Changes, (i) are complete and based on reasonable assumptions, (ii) are consistent with the provisions of the Project Documents, (iii) have been prepared in good faith and with due care, and (iv) fairly represent the Borrower’s expectation as to the matters covered thereby as of the date of the representation (or such other date as may be set forth in the applicable Borrower Certificate).

(b)           The Project Milestone Schedule accurately specifies in summary form the work that the Project Construction Contractor, Turbine Supplier and Battery Supplier propose to complete on or before the deadlines specified therein.

(c)           The Construction Budget represents the Borrower’s best estimate, as of the date of such representation (or such other date as may be set forth in the applicable Borrower Certificate), of all costs and expenses anticipated by the Borrower to be incurred to construct the Project in the manner contemplated by the Transaction Documents.

(d)           Borrower’s good faith estimate and belief as of the Financial Closing Date is that (i) Operational Completion will occur no later than the Anticipated Operational Completion Date, (ii) Project Completion will occur no later than the Guaranteed Project Completion Date, (iii) Total Project Costs will not exceed Base Project Costs except to the extent that DOE has been notified to the contrary in accordance with the Loan Documents, and (iv) each of Total Project Costs, Base Project Costs, Eligible Base Project Costs and Ineligible Base Project Costs will not exceed the respective amounts therefor set forth in the Financial Plan. Nothing has occurred to cause Borrower to believe that the Project Milestone Schedule and Base Case Projections, as amended or supplemented by Approved Construction Changes, are unreasonable in any material respect.

5.27.       Sufficient Funds.

In accordance with Section 609.10(d)(8) of the Applicable Regulations, the Total Funding Available to the Borrower will be sufficient to carry out the Project, including adequate contingency funds for identified cost overruns.

5.28.       Fees and Enforcement.

Other than amounts that have been paid in full or with respect to which arrangements satisfactory to DOE have been made, no fees or Taxes including documentary, stamp, transaction, registration, or similar Taxes are required to have been paid to ensure the legality, validity, enforceability, priority or admissibility in evidence in applicable jurisdictions of any Transaction Documents.

5.29.       Immunity.

In any proceedings in connection with any Transaction Document to which the Borrower is a party, the Borrower has not been and will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal processes.

5.30.       No Other Powers-of-Attorney, Etc.

The Borrower has not executed and delivered any powers of attorney or similar documents, except (i) to its directors and employees in the ordinary course of business, and (ii) in connection with Permitted Liens.

5.31.       No Additional Fees.

The Borrower has not paid nor become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Transaction Documents.

5.32.       Foreign Assets Control Regulations, Prohibited Persons, Etc.

(a)           Neither the making of any Advances nor the use of the proceeds thereof will violate the Foreign Asset Control Regulations.

(b)           All First Wind Entities are in compliance with all applicable orders, rules and regulations of OFAC.

(c)           None of the First Wind Entities or Major Project Participants, nor, to the Borrower’s Knowledge, any of their respective Principal Persons, or members, parents or subsidiaries is or ever has been a Prohibited Person.

(d)           No event has occurred and no condition exists that is likely to result in any First Wind Entity or any of their respective Principal Persons or members, parents or subsidiaries becoming a Prohibited Person.

(e)           To the Borrower’s Knowledge, no Person that Controls any First Wind Entity or Major Project Participant is a Prohibited Person.

(f)            None of the Collateral is traded or used, directly or indirectly, by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.

(g)           Each First Wind Entity has established an anti-money laundering compliance program if and as required by the USA Patriot Act.

(h)           The First Wind Entities and their Principal Persons, members, parents, subsidiaries, employees and agents have complied with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to the Project and are otherwise conducting the Project and the business of the First Wind Entities in compliance with all applicable Corrupt Practices Laws.

(i)            The internal management and accounting practices and controls of the First Wind Entities are adequate for compliance with all Corrupt Practices Laws.

5.33.       Lobbying.

In accordance with 31 U.S.C. §1352, no proceeds of the Advances have been or will be expended by the Borrower or any of its Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress.

5.34.       Insolvency Proceedings.

The Borrower is not insolvent and is not the subject of any pending, or to the Borrower’s knowledge, threatened, Insolvency Proceedings.

5.35.       Use of Proceeds.

The Borrower has used and shall continue to use the proceeds of all Advances in accordance with the terms and conditions of all applicable Loan Documents.

5.36.       No Material Adverse Effect.

No Material Adverse Effect has occurred and is continuing, nor, to the Borrower’s Knowledge, does any fact or circumstance exist that could reasonably be expected to have a Material Adverse Effect.

5.37.       Certain Program Requirements.

(a)           Eligibility. In accordance with Section 609.10(d)(1) of the Applicable Regulations, the Project qualifies as an “Eligible Project” under Title XVII and is not a research, development, or demonstration project or a project that employs Commercial Technologies (as defined in the Applicable Regulations) in service in the United States. The Project does not involve the construction, alteration, maintenance, or repair of a “public building” or “public work” within the meaning of Section 1605 of the Recovery Act, 2 CFR §§176.140 and 176.160, and the OMB Implementing Guidance.

(b)           U.S. Nexus. In accordance with Section 609.10(d)(2) of the Applicable Regulations, the Project will be constructed and operated in the United States, the employment of the new or significantly improved technology in the Project has the potential to be replicated in other commercial projects in the United States, and this technology is or is likely to be available in the United States for further commercial application.

(c)           Useful Life. In accordance with Section 609.10(d)(6) of the Applicable Regulations, the Maturity Date occurs prior to the end of ninety percent (90%) of the projected useful life of the Project’s major physical assets.

(d)           No Tax-Exempt Indebtedness. In accordance with Section 609.10(d)(7) of the Applicable Regulations, the DOE Guaranteed Loan does not finance, either directly or indirectly, tax-exempt indebtedness obligations, consistent with the requirements of Section 149(b) of the Internal Revenue Code.

5.38.       Davis-Bacon Act.

The Borrower has taken all steps necessary to comply with, and in all material respects is in compliance with, Section 6.30 and Exhibit A4 relating to the Davis-Bacon Act.

5.39.       Buy American Provisions.

The Project does not involve the construction, alteration, maintenance, or repair of a “public building” or “public work” within the meaning of the Buy American Provisions.

5.40.       Compliance with Governmental Rules; Environmental Laws; Governmental Approvals.

The Borrower and, to the Borrower’s Knowledge, each of Kahuku Holdings and Sponsor, are in compliance with all Governmental Rules applicable to each such entity, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

5.41.       Full Disclosure.

(a)           The statements and information contained in any Borrower Certificate or DOE Credit Facility Document, taken together with all documents, reports or other written information pertaining to the Project, together with all updates of such information from time to time, that have been furnished by or on behalf of the Borrower to any Credit Party or any Independent Consultant, are

true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made.

(b)           There is no fact known to the Borrower that has not been disclosed to the Credit Parties in writing that would reasonably be expected to be material to the DOE’s decision to enter into this Common Agreement or the DOE Guarantee or to any Credit Party’s decision to authorize any Advance or that could otherwise reasonably be expected to have a Material Adverse Effect.

(c)           There are in existence no documents or agreements that have not been disclosed or described to the Credit Parties that are material in the context of the Transaction Documents or that have the effect of varying any of the Transaction Documents or the Project.

(d)           Each of the Project Milestone Schedule, the Construction Budget, the Operating Forecast, Operating Plan and the Base Case Projections, as amended and supplemented by Approved Construction Changes, has been prepared in good faith based on assumptions believed to be reasonable by the Borrower at the time of their preparation or update.

5.42.       Domestic Procurement Consideration.

Borrower represents and warrants it gave due consideration to procuring from its suppliers for the Project equipment and components manufactured in the United States, taking into account availability, cost, technical performance, reliability, efficiency, warranty coverage and related commercial terms.

ARTICLE 6
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until the date all Secured Obligations (other than inchoate indemnity obligations) are paid in full and the DOE Credit Facility Commitment has terminated, unless DOE waives compliance in writing:

6.1.         Information Covenants.

At its own expense the Borrower shall furnish or cause to be furnished to DOE, in each case (x) in unalterable electronic format (except for the financial model, which shall be furnished in Excel file format) with a reproduction of the signatures where required, and (y) upon request by DOE, in soft electronic format, the following items:

(a)           Monthly Reporting Package.

(i)            Within twenty (20) days after the end of each month prior to the Project Completion Date, the Borrower shall deliver to DOE and the Lender’s Engineer a Construction Progress Report certified by an Authorized Official of the Borrower; provided, that the Borrower acknowledges that within thirty (30) days after the end of each month prior to the Project Completion Date, the Lender’s Engineer will deliver to DOE its comments on the Borrower’s report on construction progress or, if requested by the DOE, its separate report;

(ii)           Within twenty-five (25) days after the end of each month falling after the Project Completion Date, the Borrower shall deliver to DOE an Operations Report covering such monthly period and certified by an Authorized Official of the Borrower; and

(iii)          In addition to each other item indicated in this Section 6.1(a) as being part of the Monthly Reporting Package, the Borrower shall deliver to DOE a completed Monthly Reporting Certificate;

(b)           Quarterly Financial Statements and Report. Within sixty (60) days after the end of each fiscal quarter (excluding, for purposes of clause (i) below, the fourth fiscal quarter) of each Fiscal Year:

(i)            unaudited Financial Statements of the Borrower as at the end of such quarterly period;

(ii)           a certificate by a Financial Officer of the Borrower providing (A) for each such quarter that includes all or a portion of the Construction Period, calculations showing the Debt-to-Equity Contribution Ratio of the Borrower; and (B) for each such quarter that includes all or a portion of the Operating Period, calculations showing compliance with the requirements of Section 7.14 (Debt Service Coverage Ratio), or if such certification cannot be made, an explanation therefor and what corrective action the Borrower has taken or proposes to take with respect thereto; and

(iii)          a report with an assessment and certification of compliance with the conservation measures described in the Kahuku Wind Power Habitat Conservation Plan and a disclosure of any “incidental take” (as defined in the Endangered Species Act) of the species listed in the Biological Opinion incurred by the Project. The disclosure of incidental take should include the amount of take for the reporting quarter, as well as the total amount of incidental take.

(c)           Annual Financial Statements and Reports. As soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year:

(i)            Financial Statements of the Borrower as at the end of such Fiscal Year, certified by the Borrower’s Accountant and accompanied by any management letter delivered by the Borrower’s Accountant; and

(ii)           a report from the Borrower’s Accountant for each such Fiscal Year that includes any portion of the Construction Period, calculating and comparing the actual Debt-to-Equity Contribution Ratio to the Debt-to-Equity Contribution Ratio required by the Loan Documents;

(d)           Certification by Financial Officer. Each time Financial Statements of the Borrower are delivered pursuant to Sections 6.1(b)(i) (as part of the Quarterly Reporting Package), or 6.1(c)(i) such Financial Statements shall be certified by a Financial Officer of the Borrower as having been prepared in accordance with GAAP on a consistent basis and as fairly presenting in all material respects the financial condition of the Borrower as of the date thereof and the results of operations and cash flows of the Borrower for the periods presented. Such certification shall also include a certification that the Person has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and (i) that other than as set out in such Financial Statements, there are no liabilities or obligations of the Borrower that are required to be presented in such Financial Statements in accordance with GAAP, and (ii) that no Event of Default or Potential Default exists, or if such certification cannot be made, the nature and period of existence of such Event of Default or Potential Default and what corrective action the Borrower has taken or proposes to take with respect thereto;

(e)           Financial Statements of Kahuku Holdings, Sponsor. Promptly after the same become available, and in accordance with the time periods applicable to the Borrower set forth in Sections 6.1(b) (as part of the Quarterly Reporting Package) and 6.1(c), unaudited quarterly Financial Statements of the Sponsor and Kahuku Holdings, and audited annual Financial Statements of the Sponsor, all prepared in accordance with GAAP certified by a Financial Officer of the Sponsor and Kahuku Holdings, as applicable, as having been prepared in accordance with GAAP on a consistent basis and as fairly presenting in all material respects the financial condition of the Sponsor and Kahuku, Holdings, as applicable, as of the date thereof and the results of operations and cash flows of the Sponsor and Kahuku Holdings, as applicable, for the periods presented, and, if the same are audited annual Financial Statements, certified by the Sponsor’s and Hawaii Holding’s Accountant, as applicable; provided, that with respect to the Sponsor, this obligation shall end on the Project Completion Date;

(f)            Management Letters. Promptly after the Borrower’s receipt thereof, a copy of any management letter and all other material communications received by the Borrower from the Borrower’s Accountant in relation to its financial, accounting and other systems, management or accounts or the Project;

(g)           Reporting Obligations. Promptly, but in any event within five (5) Business Days, after any Authorized Official of the Borrower or the Project Operator obtains knowledge thereof or information pertaining thereto, notice of:

(i)            any event that constitutes an Event of Default or Potential Default, specifying the nature thereof, together with a Borrower Certificate indicating any steps the Borrower has taken or proposes to take to remedy the same;

(ii)           (A) any pending or threatened (in writing) Action (1) against the Borrower or any of its property, (2) respecting the Project or any Transaction Document or any transaction contemplated thereby, or (3) against any other Major Project Participant; (B) any material dispute between the Borrower and/or Sponsor, on the one hand, and any other Major Project Participant, on the other hand; and (C) any material development in any of the foregoing;

(iii)         any proceeding or legislation by any Governmental Authority specifically affecting (A) the Project, the Borrower, any of its property or its equity capital or (B) a Project Participant that, in each case, could reasonably be expected to have a Material Adverse Effect, including any material developments with respect to any of the foregoing;

(iv)          any change in the Authorized Officials of the Borrower who are responsible to deliver any certificate under any Loan Document, including certified specimen signatures of any new Person so appointed and satisfactory evidence of the authority of such Person, or any change in the Borrower’s Accountant and the reason therefor;

(v)           any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment, supplement, modification, waiver or indulgence or breach in any material respect of any Transaction Document, Governmental Approval or other Required Consent that is not otherwise approved, consented to or accepted pursuant to the terms of the Transaction Documents;

(vi)          any notice received or initiated by the Borrower relating to the Project or any Transaction Document or any notice received or initiated by the Borrower relating to any Governmental Approval, but excluding notices received or initiated that are (i) in the ordinary course of business or otherwise previously delivered pursuant to any Transaction Document; or (ii) not reasonably suggestive of a possible Material Adverse Effect;

(vii)         any Lien (other than a Permitted Lien) being granted or established or becoming enforceable over any of the Borrower’s assets;

(viii)       any proposed material change in the nature or scope of the Project or the business or operations of the Borrower;

(ix)          any casualty damage or loss to the Project in excess of $250,000;

(x)           any notice of a delinquent payment owed by the Borrower to, or to the Borrower by (A) any Major Project Participant (other than the Project Construction Contractor) if such payment is more than thirty (30) days delinquent, or (B) any other party under the Project Documents if such payment is more than ninety (90) days delinquent, in either case, if the amount of any such delinquent payment is in excess of $100,000, in each case together with a copy of all correspondence received or sent by the Borrower with respect to such delinquent payment;

(xi)          any material or substantive correspondence from any Construction Contractor, the Turbine Supplier, the Battery Supplier or any Operator relating to, (A) any material delay in the completion of the Project, or (B) any event that could reasonably be expected to interrupt the operation of the Project for more than fifteen (15) consecutive days;

(xii)         any notice of interruption of the ability of the Output Purchaser to receive deliveries under the Power Purchase Agreement or any event that could reasonably be expected to interrupt the ability of the Output Purchaser to receive deliveries under the Power Purchase Agreement for more than fifteen (15) consecutive days;

(xiii)        any notice from the Output Purchaser regarding the payment of an invoice submitted to the Output Purchaser by the Borrower other than in the ordinary course of business;

(xiv)        any one or more events, conditions or circumstances (including government action) that exist or have occurred or in the reasonable judgment of the Borrower are expected as imminent that could reasonably be expected to have a Material Adverse Effect;

(xv)         any non-compliance of a Reserve Letter of Credit with the criteria established with respect thereto and any event, condition or circumstance that represents or could reasonably be expected to lead to non-compliance by a bank providing a Reserve Letter of Credit with the required criteria with respect thereto or the renewal thereof;

(xvi)        any Event of Force Majeure affecting, or that either the Borrower or any other Major Project Participant claims would affect, the performance by such Person of any obligation under any Transaction Document, together with copies of all notices, calculations, data and other correspondence between such Major Project Participant and the Borrower in respect of any such event, circumstance or condition;

(xvii)       any material dispute between (a) the Borrower and any Major Project Participant, or (b) between the Borrower or any Major Project Participant and any Governmental Authority, in each case relating to the Project;

(xviii)      upon reasonable request by DOE, copies of any data relating to the performance of tests under any Project Document;

(xix)        any event that could reasonably be expected to cause a reduction in the Operating Revenues of the Borrower for any Fiscal Year by more than 10% of the amount estimated therefor in the Operating Forecast;

(xx)         any proposed cancellation or change in any Required Insurance maintained by the Borrower or by any other Person for the benefit of the Borrower with respect to the Project, notice shall be provided according to Schedule 6.3(b);

(xxi)        any periodic reports submitted by the Borrower to the Output Purchaser pursuant to the Power Purchase Agreement, together with a copy of any such report;

(xxii)       any other material report filed by any Major Project Participant with any Governmental Authority relating to the Project, together with a copy of any such report, if and to the extent that the Borrower is aware of such filing and has reasonable access to a copy of such report;

(xxiii)      (a) an ERISA Event, (b) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (iii) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) (c) the commencement of contributions by the Borrower or any ERISA Affiliate to any Pension Plan or Multiemployer Plan, or (d) the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan sponsor concerning an ERISA Event; and

(xxiv)     any material non-compliance with any Governmental Approval or Environmental Law.

(h)           Governmental and Environmental Reports. As soon as available, but in any event:

(i)            within ten (10) days after any such report is submitted, a copy of any report required to be filed by the Borrower (or on behalf of the

Borrower) with any Governmental Authority other than in the ordinary course of business;

(ii)           within twenty-four (24) hours after the Borrower obtains knowledge, or reasonably should have obtained knowledge, of any accident related to the Project having a material and adverse impact on the environment or on human health (including any accident resulting in the loss of life), verbal notice thereof, and within ten (10) days thereafter a report describing such accident, the impact of such accident and the remedial efforts required and (as and when taken) implemented with respect thereto;

(iii)          within thirty (30) days after the close of each Fiscal Year, a report, satisfactory to DOE in its reasonable discretion, summarizing any violations of Environmental Laws in connection with the Project over the preceding year, with sufficient information (as determined by DOE acting in consultation with the Lender’s Engineer) to allow the Credit Parties (including DOE) to monitor the Project’s performance with respect to the environment and its compliance with Environmental Laws and including a narrative summary of (A) the results of environmental monitoring or sampling activity, (B) any violations of Environmental Laws identified by any environmental Governmental Authority and any remedial action taken with respect thereto;

(iv)          within ten (10) days after an Authorized Official of the Borrower obtains knowledge thereof, any Environmental Claim by any Governmental Authority or any assertion of an Environmental Claim or claims involving an amount in excess of $250,000 individually or $500,000 in the aggregate by any other Person or Persons together with a copy of any correspondence relating thereto and a description of any steps the Borrower is taking and proposes to take with respect thereto; and

(v)           within ten (10) days after it is submitted, a copy of any report filed by the Borrower with the U.S. Fish and Wildlife Service required in Section 8.2.2 of the Kahuku Wind Power Habitat Conservation Plan;

(i)            Updates to Project Milestone Schedule, Construction Budget, Operating Plan, Operating Forecast, and Base Case Projections. As part of the Quarterly Reporting Package, in each case certified by an Authorized Official of the Borrower:

(i)            for each fiscal quarter that includes all or a portion of the Construction Period, an updated Project Milestone Schedule and Construction Budget; and

(ii)           upon the request of DOE, the Borrower shall schedule a date to discuss with DOE any updated Operating Plan, updated Operating

Forecast, updated Base Case Projections, and such other matters relating to the Project as DOE may reasonably request;

(j)            Annual Safety Audit. Within thirty (30) days after its completion, a copy of the report regarding the required annual safety audit pursuant to Section 6.18;

(k)           Additional Project Documents and Governmental Approvals. As soon as available, but in no event later than ten (10) Business Days after the receipt thereof by the Borrower, copies of (i) all Additional Project Documents, (ii) any Third-Party Materials Supply Agreement entered into by the Borrower after the Financial Closing Date, if such Third-Party Materials Supply Agreement has a term longer than two years and a committed payment greater than $250,000 in any year or $2,000,000 in aggregate, and (iii) any Governmental Approvals and other Required Consents obtained or entered into by the Borrower after the Financial Closing Date;

(1)           Additional Audit Reports. As soon as available, but in any event within ten (10) Business Days after the receipt thereof by the Borrower, copies of all other material annual or interim reports submitted to the Borrower by the Borrower’s Accountant;

(m)          Other Reports and Filings. Promptly upon transmission thereof, notice (or, if not available on-line, then copies) of all financial information, statutory audits, proxy materials and other information and reports, if any, which the Borrower has delivered to the Securities and Exchange Commission or any successor regulatory authority;

(n)           Insurance Certificate. Certificates with respect to Required Insurance conforming to the insurance requirements of Schedule 6.3(b) at the times required by such Schedule;

(o)           Information Pertaining to Banks Providing Reserve Letters of Credit. As soon as available, but in any event, no later than thirty (30) days after any reduction in the credit rating of any bank providing a Reserve Letter of Credit to (i) “A-” by S&P or “A3” by Moody’s, in either case with a “negative outlook,” or (ii) a level below “A-” by S&P or “A3” by Moody’s;

(p)           Other Information. Promptly upon request, such other information or documents as any Credit Party or any Independent Consultant may reasonably request;

(q)           Information Made Available.

(i)            In accordance with Section 609.10(d)(19) of the Applicable Regulations, (A) the information that will be made available to DOE is as set forth in the Loan Documents, and (B) any information may be made publicly available to the extent required by applicable federal law; and

(ii)           Without limiting the generality of clause (i) of this subsection, all correspondence, books, documents, papers and records relating to the structuring, negotiation and execution of this Common Agreement and the transactions contemplated herein, including this Common Agreement, the Loan Documents, the pre-application, the Application, the term sheet and all supporting documentation, financial statements, audit reports of independent accounting firms, permits and regulatory approvals furnished or otherwise made available to DOE, will be handled in accordance with all applicable federal laws, rules, or regulations, including the Trade Secrets Act, 18 U.S.C. §1905, and the Freedom of Information Act (FOIA), 5 U.S.C. §552, and DOE’s implementing regulations at 10 CFR 1004.

(r)            Annual Updates to Operating Plan, Operating Forecast, Base Case Projections. Annually prior to the end of each calendar year once the Operating Period has commenced, an updated annual Operating Plan, an updated annual Operating Forecast; and updated Base Case Projections in form and substance satisfactory to DOE.

(s)            Prohibited Persons. Borrower shall provide immediate written notice (including a brief description) to DOE if at any time it learns that the representations made by Borrower with respect to Prohibited Persons (including the Debarment Regulations) were erroneous when made or have become erroneous by reason of changed circumstances.

6.2.         Books, Records and Inspections; Accounting and Auditing Matters.

(a)           The Borrower shall keep proper records and books of account, maintain adequate management information and cost control systems, and make arrangements reasonably satisfactory to the Credit Parties for overseeing the financial operations of the Borrower, including its cash management, accounting and financial reporting, for overseeing the Borrower’s relationship with the Credit Parties and the Borrower’s Accountant and, in accordance with Section 609.10(f)(1) of the Applicable Regulations, for facilitating the effective and accurate audit and performance evaluation of the Project pursuant to the Applicable Regulations and Program Requirements;

(b)           Each set of Financial Statements the Borrower delivers shall be prepared in accordance with GAAP consistently applied except to the extent that there have been any changes to such accounting principles or the application thereof noted in such Financial Statements and all financial records of the Borrower shall be maintained at the principal executive office of the Borrower;

(c)                                  The Borrower (i) shall consult and cooperate with the Credit Parties regarding the Project upon their request, (ii) in accordance with Section 609.10(d)(18) of the Applicable Regulations, shall permit officers and designated representatives of the Credit Parties and the Independent Consultants to visit and inspect at all reasonable times the Project and any other facilities and properties of the Borrower, (iii) in accordance with Section 609.10(0(2) of the Applicable Regulations, shall provide to officers and designated representatives of the Credit Parties, the Comptroller General and the Independent Consultants access to any pertinent books, documents, papers and records of the Borrower for the purpose of audit, examination, inspection and monitoring upon reasonable notice and at reasonable times during normal business hours, to examine and discuss the affairs, finances and accounts of the Borrower with the representatives of the Borrower, (iv) shall afford proper facilities for such inspection, shall make copies (at Borrower’s expense) of any records that are subject to such inspection, shall make available all information related to the Project, including all patents, technology and proprietary rights owned or controlled by the Borrower and utilized in the construction, startup or operation of the Project, as may be reasonably necessary in order to determine the technical progress, soundness of financial condition, management stability, compliance with environmental requirements, adequacy of health and safety conditions, and all other matters with respect to the Project, and (v) shall exercise reasonable efforts to cause each Major Project Participant to make available to the Credit Parties, the Comptroller General and the Independent Consultants the same rights of inspection and access to its books and records that such Major Project Participant makes available to Borrower or to the Project Operator.

(d)                                 The Borrower shall upon the request of any Credit Party authorize the Borrower’s Accountant to communicate directly with the Credit Parties, the Comptroller General and the Independent Consultants and their representatives at any time regarding the Borrower’s accounts and operations;

(e)                                  In the event that the Borrower’s Accountant should cease to be the accountants of the Borrower for any reason, the Borrower shall appoint and maintain as the Borrower’s Accountant another firm of independent public accountants, which firm shall be nationally recognized or otherwise approved by DOE; and

(f)                                    The Borrower shall retain all records relating to expenditures with respect to which Advances were made for five (5) years after the Advance was made with respect to such expenditure.

6.3.                            Maintenance of Property and Insurance.

(a)                                  The Borrower shall (1) keep all its property and assets in good working order and condition to the extent necessary to ensure that its business can be conducted properly at all times, (ii) operate, maintain and repair the Project or cause the Project to be operated, maintained and repaired in accordance with the standards set forth in the O&M Agreements, manufacturer’s requirements necessary to maintain warranties and insurance requirements, (iii) possess all equipment necessary for the operation of the Project and maintain such spare parts and inventory or renew and replace equipment, in each case as consistent with the Transaction Documents and the “reasonable and prudent operator” standard, and (iv) maintain at the Project Site a complete set of plans and specifications for the Project.

(b)                                 The Borrower shall keep its present and future properties and business insured as required by and in accordance with the terms and provisions described on Schedule 6.3(b). The Borrower shall obtain and maintain and shall pursue any contractual remedies to cause other Persons required to provide Required Insurance, including, but not limited to any Construction Contractor and Operator to obtain and maintain such Required Insurance or alternate coverage provided for on Schedule 6.3(b) or in their respective Project Documents, as the case may be.

6.4.                            Maintenance of Existence; Conduct of Business.

The Borrower shall (i) maintain and preserve its existence as a limited liability company organized and existing under the laws of Delaware and acquire, maintain, and renew all rights, licenses, contracts, powers, privileges, Leases, lands, sanctions, and franchises necessary in the normal conduct of its business and in the performance of its obligations hereunder and under the other Transaction Documents, (ii) observe all corporate formalities and (iii) engage only in the business contemplated by the Transaction Documents.

6.5.                            Compliance with Governmental Rules; Environmental Laws; Governmental Approvals.

The Borrower shall, with respect to work relating to the Project, using prudent business judgment in good faith, vigorously pursue all contractual remedies available to it to cause each Construction Contractor and Operator to (i) comply with, and shall conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with all Environmental Laws and in compliance with all other Governmental Rules the noncompliance with which could reasonably be expected to have a Material Adverse Effect, and (ii) procure, maintain and comply with all Governmental Approvals required for the ownership, construction, financing, maintenance or operation of the Project or any part thereof as contemplated by the Transaction Documents at or prior to such time as such Governmental Approval is required or necessary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.6.                            Compliance with Debarment Regulations.

The Borrower shall provide immediate written notice (including a brief description) to DOE if at any time it learns that the representations made with respect to Debarment Regulations were erroneous when made or have become erroneous by reason of changed circumstances.

6.7.                            Tax, Duties, Proper Legal Form.

The Borrower shall pay or arrange for the payment before they become overdue of all present and future (i) Taxes (including stamp taxes), duties, fees, Periodic Expenses, or other charges payable on or in connection with the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of this Common Agreement, any other Transaction Documents and any other documents related to this Common Agreement (other than any Tax that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by GAAP) (ii) claims, levies, or liabilities (including claims for labor, services, materials and supplies), for sums that have become due and payable and that have or, if unpaid, might become a Lien (other than a Permitted Lien) upon the property of the Borrower (or any part thereof) and (iii) Taxes payable by it or imposed upon its income or property. The Borrower shall take all action to ensure that each of the Transaction Documents is in proper legal form under the respective governing laws selected in such Transaction Document, without any further action required with respect to such legal form for the enforcement of such Transaction Documents.

6.8.                            Construction and Approved Construction Changes.

(a)                                  The Borrower shall apply the proceeds of the Advances exclusively to Eligible Base Project Costs and shall use its best efforts to cause: Physical Completion to be achieved on or prior to the Anticipated Physical Completion Date and in any event within the Construction Budget (together with the resources available to the Borrower from the Overrun Equity Commitment and, with DOE’s consent, as provided in the Sponsor Guarantee); Operational Completion to be achieved on or prior to the Anticipated Operational Completion Date and in any event within the Construction Budget (together with the resources available to the Borrower from the Overrun Equity Commitment and, with DOE’s consent, as provided in the Sponsor Guarantee); Financial Completion to be achieved on or prior to the Anticipated Financial Completion Date; and Project Completion to be achieved on or prior to the Anticipated Project Completion Date.

(b)                                 The Borrower shall not change, reallocate, amend, modify, or supplement or permit or consent to any changes, reallocations, amendments, modifications, or supplements (each a “Construction Change”) of any of the provisions of the Project Milestone Schedule or the Construction Budget, except for the following changes (“Approved Construction Changes”):

(i)                                     any Construction Change that (x) has been submitted in writing by the Borrower to DOE (including an explanation in reasonable detail of the reasons for such Construction Change) and (y) has received a written approval from DOE in consultation with the Lender’s Engineer (which approval may be provided by electronic mail);

(ii)                                  any increase of any of the line items in the Construction Budget if such increase (x) is not individually in excess of $1,500,000, and (y) when aggregated with all other changes to the Construction Budget in accordance with this Section 6.8(b)(ii) since the Financial Closing Date, would not result in a cumulative net decrease, since the Financial Closing Date, of Contingencies of more than $4,000,000;

(iii)                               any payments for Overrun Project Costs made with the proceeds of the Overrun Equity Commitment or, with DOE’s consent, as provided in the Sponsor Guarantee; and

(iv)                              any revision to the Project Milestone Schedule determined by the Borrower and confirmed by the Lender’s Engineer to DOE (x) not to impair or delay achievement of the Guaranteed Operational Completion Date, (y) could not reasonably be expected to have a Material Adverse Effect, or (z) not to increase any cost in the Construction Budget other than as allowed under Section 6.8(b)(ii).

(c)                                  All Approved Construction Changes shall be reflected in a revised Project Milestone Schedule, Construction Budget and/or Advance Schedule, as the case may be, delivered as part of the next Quarterly Reporting Package.

6.9.                            Operating Forecasts.

From and after the Project Completion Date, the Borrower shall or shall cause the Project to operate in all material respects pursuant to the Operating Plan then in effect.

6.10.                     Diligent Construction of Project and Operations.

The Borrower shall construct the Project diligently in accordance with the Construction Contracts and the other Transaction Documents, Governmental Approvals, the Project Milestone Schedule and the Construction Budget. The

Borrower shall conduct, and shall cause each Operator to conduct, the operations of the Project on the basis of customary commercial practice and arm’s-length arrangements, or as otherwise set forth in the Project Documents, with due diligence and efficiency and under the supervision of qualified and experienced management.

6.11.                     Ineligible and Overrun Project Costs.

All Ineligible Project Costs and Overrun Project Costs shall be funded in accordance with the Equity Funding Agreement.

6.12.                     Cost Overruns and Contingencies.

Any Cost Overrun shall be funded as a Project Cost, first, from Contingencies (to the extent of available funds), next, from Overrun Equity in accordance with Section 2.4.2 and the Equity Funding Agreement, and next, but only upon DOE consent in its sole discretion, from the Sponsor Guarantee pursuant to the terms thereunder.

6.13.                     Use of Proceeds; Repayment of Indebtedness.

(a)                                  Proceeds.  The Borrower shall use the proceeds of all Equity Contributions and all Advances in accordance with the terms and conditions of all applicable Loan Documents.

(b)                                 Repayment of Indebtedness.  The Borrower shall repay in accordance with its terms all Indebtedness due under the Loan Documents.

6.14.                     Performance of Obligations.

The Borrower shall maintain in full force and effect each of the DOE Credit Facility Documents and each of the other Loan Documents to which it is a party in accordance with the respective terms thereof, except for those Loan Documents that shall by their terms terminate after the indefeasible payment in full of all Secured Obligations owed thereunder. The Borrower shall comply with the provisions of and perform all of its obligations under each Loan Document in accordance with the terms thereof. The Borrower shall maintain in full force and effect each of the Accounts in accordance with the Collateral Agency Agreement.

6.15.                     Project Documents.

The Borrower shall (i) maintain all the Project Documents to which it is a party in full force and effect in accordance with their terms, (ii) comply with the material provisions of and perform all of its material obligations under such Project Documents, and (iii) diligently pursue all of its rights and remedies under such

Project Documents where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.16.                     Cash Deposits.

The Borrower shall instruct each Person remitting cash to or for the account of the. Borrower to deposit such cash in accordance with the terms of the Collateral Agency Agreement and shall otherwise comply with the Collateral Agency Agreement. The Borrower shall remit any amounts received by it or received by third parties on its behalf to the Collateral Agent for deposit in accordance with the Collateral Agency Agreement.

6.17.                     Reserve Accounts.

(a)                                  The Borrower shall establish and maintain in accordance with the Collateral Agency Agreement a reserve for Debt Service (the “Debt Service Reserve”). The Debt Service Reserve shall consist of any combination of cash and Reserve Letters of Credit.

(b)                                 The Borrower shall establish and maintain in accordance with the Collateral Agency Agreement the Major Maintenance Reserve in the Major Maintenance Reserve Account.

(c)                                  The Borrower shall establish and maintain in accordance with the Collateral Agency Agreement the Battery Replacement Reserve in the Battery Replacement Reserve Account.

6.18.                     Safety Audit.

Not less frequently than once each calendar year, the Borrower shall conduct, or cause the Operators to conduct, a safety audit of the Project in a manner reasonably satisfactory to DOE (in consultation with the Lender’s Engineer), each in its sole discretion, including an analysis of whether the Project is in compliance with all Governmental Rules and Environmental Laws and each such safety audit shall result in the prompt preparation of a written report with respect thereto which shall be delivered to DOE and the Lender’s Engineer for review and approval by DOE, in consultation with the Lender’s Engineer. The Borrower shall provide for the prompt correction of any deficiencies identified in such safety audit and for the operation and maintenance of the Project in accordance with any recommendations set forth therein.

6.19.                     Replacement of Certain Project Participants.

The Borrower shall, at the request of DOE (after consultation with the Borrower), exercise its right (if any) to terminate for cause (i) any Operator in accordance with and as permitted by the applicable O&M Agreement, (ii) each Construction

Contractor in accordance with and as permitted by the Construction Contracts (other than Harris Stratex Networks Operating Corporation in respect of the Equipment Purchase Agreement), or (iii) any Person party to any other Project Document in accordance with and as permitted by such Project Document, in each case either if the relevant counterparty is a First Wind Entity or an Affiliate thereof or, otherwise, if the failure to do so could reasonably be expected to have a Material Adverse Effect. Promptly after any termination, the Borrower shall enter into a replacement agreement with a new operator, Construction Contractor or other Person, as the case may be, on terms and conditions satisfactory to DOE.

6.20.                     Security Interest in Newly Acquired Property; Additional Project Documents.

If the Borrower shall at any time acquire any interest in property not covered by the Security Documents or enter into any Additional Project Document, the Borrower shall promptly (i) execute, deliver and record a supplement to the Security Documents, satisfactory in form and substance to DOE, (ii) ensure that the security interest shall be valid and effective and (iii) deliver to the Collateral Agent, a consent to assignment for each such Additional Project Document in an agreed form; provided, however, that the obligation in this paragraph shall not apply to vehicles or other minor assets.

6.21.                     Title; Rights to Land.

The Borrower shall preserve and maintain good and valid title to the Project and such rights to use the Project Site as are necessary to construct, operate and maintain the Project in accordance with the requirements of the Transaction Documents.

6.22.                     Independent Consultants.

The Borrower (i) shall cooperate in all respects with each Independent Consultant and (ii) shall ensure that each Independent Consultant is provided with all information reasonably requested by such Independent Consultant in fulfilling its duties to the Credit Parties and ensure that any information that it may supply to such Independent Consultant is accurate and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided.

6.23.                     Additional Documents; Filings and Recordings.

(a)                                  The Borrower shall execute and deliver, from time to time as reasonably requested by DOE or the Collateral Agent at the Borrower’s expense, such other documents as shall be necessary or advisable in connection with the rights and remedies of the Credit Parties and the Collateral Agent granted or provided for by the Transaction Documents, and to consummate the transactions contemplated therein.

(b)                                 (i) The Borrower shall, at its own expense, take all actions that have been or shall be reasonably requested by DOE or the Collateral Agent, or that the Borrower knows are necessary, to establish, maintain, protect, perfect and continue the perfection of the first priority (subject to Permitted Liens) security interests of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required or reasonably requested to enable any appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, the Borrower shall, at its own expense, (A) execute or cause to be executed and shall file or cause to be filed or register or cause to be registered such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for the DOE or the Collateral Agent) to establish, maintain and perfect such security interests and in all other places that DOE or the Collateral Agent shall reasonably request, (B) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the Collateral Security and (C) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to the Security Documents.

(ii)                                  The Borrower shall do everything necessary in the reasonable judgment of DOE or the Collateral Agent (including filing, registering and recording all necessary documents and paying all fees, taxes, levies, imposts and Periodic Expenses in connection therewith) to (A) create security arrangements, including, if applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against the Borrower and any subsequent lienor (including a judgment lienor), holder of a charge, or transferee for or not for value, in bulk, by operation of law, or otherwise, in each case granted, with respect to future assets in accordance with the requirements of all Governmental Rules, or the law of any other jurisdiction, as applicable, subject only to Permitted Liens (B) maintain the security and pledges created by the Security Documents in full force and effect at all times (including, as applicable, the priority thereof), subject only to Permitted Liens, and (C) preserve and protect the Collateral Security and protect and enforce its rights and title, and the rights and title of the Credit Parties, to the security created by the Security Documents. Furthermore, the Borrower shall cause to be delivered to DOE such opinions of counsel and other related documents as may be reasonably requested by DOE or the Collateral Agent to assure compliance with this Section 6.23. Additionally, when requested by DOE, the Borrower shall cause any Person party to a Project Document (other than a Third Party Materials Supply Agreement) executed subsequent to the Financial Closing Date to enter into a Direct Agreement with the Collateral Agent in form and substance satisfactory to DOE and the Collateral Agent.

6.24.                     Compliance with Governmental Rules.

The Borrower at all times shall comply with Section 609.10(d)(20) of the Applicable Regulations, and shall conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with all Environmental Laws and in compliance with all other Governmental Rules the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.25.                     Event of Loss.

If any material Event of Loss shall occur with respect to the Project or any part thereof, the Borrower shall (i) diligently pursue all its rights to compensation against all relevant insurers, reinsurers and Governmental Authorities, as applicable, in respect of such event, (ii) not, without the written consent of DOE, compromise or settle any claim (A) with respect to any Event of Loss involving an amount in excess of $1,000,000 per claim; and (iv) pay or apply all Loss Proceeds stemming from such event in accordance with Section 3.4.3(a)(ii) and Section 6.26.

6.26.                     Application of Loss Proceeds.

(a)                                  All Loss Proceeds shall be applied as provided in this Section 6.26. All Loss Proceeds shall be paid by the relevant insurers, reinsurers and Governmental Authorities, as applicable, directly to the Collateral Agent as loss payee and, if paid to the Borrower, such Loss Proceeds shall be received in trust and for the benefit of the Collateral Agent segregated from other funds of the Borrower, and shall be forthwith paid over to the Collateral Agent in the same form as received (with any necessary endorsement). The Collateral Agent as directed by DOE shall apply all such Loss Proceeds in accordance with the provisions of this Section 6.26.

(b)                                 Upon the occurrence of a Event of Loss with respect to which Loss Proceeds are payable in respect of a single loss in an amount not in excess of $2,000,000, the Borrower shall apply such Loss Proceeds to the payment of the costs of repair or restoration of the portion of the Project lost or damaged, and disbursement of such funds by the Collateral Agent shall be made in accordance with the Collateral Agency Agreement.

(c)                                  Upon the occurrence of any Event of Loss with respect to which Loss Proceeds are payable in respect of a single loss in an amount in excess of $2,000,000, disbursement of funds by the Collateral Agent to the Borrower shall be permitted if, and only if, DOE after consultation with the Lender’s Engineer shall have determined that:

(i)                                             repair or replacement of the relevant portion of the Project is technically and economically feasible and would not result in a breach of the Debt Service Coverage Ratio requirements set forth in Section 7.14 (taking into account the expected time period of the repair or replacement process and anticipated Operating Revenues during such period); and

(ii)                                          the Borrower is in compliance with such other conditions and requirements as DOE shall consider appropriate in the circumstances.

(d)                                 All Loss Proceeds not otherwise applied in accordance with clauses (b) or (c) of this Section 6.26, including, without limitation, due to the absence of required approval by the Lender’s Engineer or DOE, as applicable, shall be applied by the Collateral Agent to the prepayment of the DOE Guaranteed Loan in accordance with Section 3.4.3(a)(ii).

6.27.                     Acceptance and Startup Testing.

The Borrower shall consult with and provide reasonable notice to DOE and Lender’s Engineer regarding provisions related to startup and testing of facility and equipment pursuant to the Construction Contracts and the O&M Agreement.

6.28.                     Debt-to-Equity Contribution Ratio.

At all times until the Project Completion Date, the Borrower shall ensure that the Debt-to-Equity Contribution Ratio is not greater than 79:21.

6.29.                     Compliance With Certain U.S. Government Requirements.

(a)                                  Recovery Act.  The Borrower shall timely comply with the reporting requirements set out in Section 1512(c) of Title XV of Division A of the Recovery Act. Such reporting shall be made in accordance with the procedures set out or otherwise referenced in 2 C.F.R. Section 176.50 and the OMB Implementing Guidance, and, in each case, any amendment, supplement or successor thereto. DOE may require in its notice that such reporting relate back to the date hereof. Accordingly, Borrower shall at all times maintain such records as may be necessary, in the event DOE issues such notice, to undertake such reporting obligations.

(b)                                 Lobbying Requirements.  The Borrower shall comply with all requirements of 31 U.S.C. §1352, including if any funds have been paid or will be paid to any Person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the

Advances, the Borrower shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

(c)                                  Use of United States Government Funds.  The Borrower shall comply with Section 609.10(c) of the Applicable Regulations regarding the prohibition on the use of funds obtained from the United States Government, or from a loan or other instrument guaranteed by the United States Government, for the payment of Credit Subsidy Costs, administrative fees, or other fees charged by or paid to DOE relating to the Applicable Regulations, except to the extent explicitly authorized by an act of the United States Congress.

(d)                                 Foreign Assets Control Regulations, Prohibited Persons, Etc.

(i)                                     The Borrower shall ensure that the making of any Advances and the use of the proceeds thereof will not violate any Governmental Rule, including the Foreign Asset Control Regulations.

(ii)                                  The Borrower shall ensure that it and its Principal Persons shall, at all times, comply with all applicable orders, rules and regulations of OFAC and all applicable Corrupt Practices Laws.

(iii)                               The Borrower shall ensure that it never becomes a Prohibited Person.

(iv)                              The Borrower shall ensure that none of the Collateral is traded or used, directly or indirectly, by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.

(v)                                 The Borrower shall establish and maintain an anti-money laundering compliance program if and as required by the USA Patriot Act.

(vi)                              The Borrower shall ensure that its internal management and accounting practices and controls are adequate for compliance with all Corrupt Practices Laws.

6.30.                     Davis-Bacon Act.

(a)                                  In accordance with Section 1705(c) of Title XVII, beginning on the date hereof, all laborers and mechanics employed in the performance of the Project, including those employed by contractors and subcontractors, shall be paid wages at rates not less than those prevailing on similar work in the relevant locality as determined by the Secretary of Labor in accordance with the Davis-Bacon Act. In furtherance of this requirement, the contract clauses set out in 29 CFR 5.5(a)(1) through (10) are attached as Exhibit A4 (as modified therein) and are hereby incorporated herein as though set out in their entirety in this Section

6.30 and as provided therein shall be incorporated into all other Davis-Bacon Act Covered Contracts (as defined in Exhibit A4), in each case.

(b)                                 The Borrower, on DOE’s behalf, shall systematically review the certified payroll records that it maintains for its own laborers and mechanics pursuant to subparagraph (b)(3)(i) of Exhibit A4 and those that it receives for the laborers and mechanics of any Contract Party (as defined in Exhibit A4) pursuant to subparagraph (b)(3)(ii)(A) of Exhibit A4. The Borrower shall promptly notify the DOE contracting officer in writing when it receives any complaint related to non-compliance with the Davis-Bacon Act, or discovers in the course of its systematic review of the certified payroll records an incident that the Borrower reasonably believes to be a case of such non-compliance and which, in each case, the Borrower cannot resolve on its own and shall forward to the DOE contracting officer (1) the complaint or a written summary of the non-compliant incident, (2) a summary of the Borrower’s investigation into such complaint or such incident, and (3) the relevant certified payroll records. Certified payroll records maintained by the Borrower shall be preserved for three (3) years after completion of work. Notwithstanding anything to the contrary in subparagraph (b)(3)(ii)(A) of Exhibit A4, the Borrower shall maintain such certified payroll records at a site designated by the Borrower and shall make such records available to DOE and the U.S. Department of Labor when necessary, and upon request, for purposes of an investigation or audit of compliance with prevailing wage requirements. Certified payroll records maintained by the Borrower shall be considered federal government records for the purposes of the Freedom of Information Act, 42 U.S.C. 552. The Borrower shall provide such records to DOE within five (5) days of receipt of any request for such records from DOE.

(c)                                  If the DOE Credit Facility Commitment terminates as a consequence of the Borrower’s failure to deliver on or before September 30, 2011, a written certification to DOE that Commencement of Construction has occurred, such termination (and any corresponding Event of Default under this Common Agreement) shall not be deemed to release the Borrower or any other Contract Party (as defined in Exhibit A4) from their respective obligations under this Section 6.30 and Exhibit A4, nor from any liability for any breach by any such party of the terms and provisions of this Section 6.30 and Exhibit A4, in each case, as required to be performed during the period prior to such termination.

6.31.                     ERISA Covenants.

(a)                                  The Borrower shall do, and shall cause each ERISA Affiliate to do, each of the following: (i) maintain each Employee Benefit Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code or other Federal or state law; (ii) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Internal Revenue Code; (iii) timely make all required contributions to any Employee Benefit Plan; (iv)

not become a party to any Multiemployer Plan; (v) ensure that all liabilities under each Pension Plan are either (A) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Pension Plan; (B) insured with a reputable insurance company; or (C) provided for or recognized in the Financial Statements most recently delivered to DOE under Section 6.1 hereof); and (vi) ensure that the contributions or premium payments to or in respect of each Pension Plan is and continues to be promptly paid at no less than the rates required under the rules of such Pension Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan and applicable law.

(b)                                 The Borrower shall not, nor shall it permit any of ERISA Affiliate to, (i) terminate any Pension Plan so as to result in any material (in the opinion of DOE) liability to the Borrower or any ERISA Affiliate, (ii) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material (in the opinion of DOE) liability to any ERISA Affiliate, (iii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of DOE) liability to the Borrower or any ERISA Affiliate, (iv) enter into any new Pension Plan or modify any existing Pension Plan so as to increase its obligations thereunder which could result in any material (in the opinion of DOE) liability to the Borrower or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under any Pension Plan (using the actuarial assumptions utilized by the PBGC upon termination of an employee pension benefit plan subject to Title IV of ERISA) materially (in the opinion of DOE) to exceed the fair market value of the Pension Plan’s assets allocable to such benefits, all determined as of the most recent valuation date for each such Pension Plan.

6.32.                     Domestic Procurement Consideration.

In respect of the operation and maintenance of the Project, Borrower shall give full consideration to procuring from its suppliers for the Project equipment and components manufactured in the United States, taking into account availability, cost, technical performance, reliability, efficiency, warranty coverage and related commercial terms.

6.33.                     Initial Advance Date.

Borrower shall request the initial Advance and satisfy all conditions precedent to such Advance under the DOE Credit Facility Documents pursuant to the submission of the Master Advance Notice, in accordance with Section 2.3.1, within ten (10) Business Days after the Financial Closing Date.

6.34.                     Separateness Provisions.

Borrower shall comply with the separateness provisions set forth on Schedule 6.34.

ARTICLE 7
NEGATIVE COVENANTS

The Borrower covenants and agrees that until the date all Secured Obligations (other than inchoate indemnity obligations) are paid in full and the DOE Credit Facility Commitment has terminated, unless DOE waives compliance in writing:

7.1.                            Indebtedness.

The Borrower shall not, and shall not agree to, incur, create, guarantee, assume, permit to exist or otherwise become liable for any Indebtedness, except for:

(a)                                  Indebtedness incurred under the Loan Documents;

(b)                                 Contingent Obligations under the Project Documents all of which are subordinated to the Secured Obligations, but excluding any amounts payable by the Borrower to any Affiliate other than payments in the ordinary course of business under the Project O&M Agreement and the Administrative Services Agreement;

(c)                                  Permitted Subordinated Loans;

(d)                                 Indebtedness in respect of amounts due to trade creditors and accrued expenses, in each case arising in the ordinary course of business, to the extent such amounts and expenses are not unpaid more than ninety (90) days past the due date therefor;

(e)                                  Indebtedness for the acquisition of equipment or property incurred in connection with the construction or operation of the Project as explicitly contemplated under a Principal Project Document; and

(f)                                    Permitted Leases.

7.2.                            Liens.

The Borrower shall not, and shall not agree to, create, assume or otherwise permit to exist any Lien upon any of the Collateral Security or any of its other property, whether now owned or hereafter acquired, or in any proceeds or income therefrom, other than Permitted Liens.

7.3.                            Leases.

The Borrower shall not enter into any agreement or arrangement to acquire by Lease the use of any property or equipment of any kind (including by sale-leaseback or otherwise), except for Permitted Leases in an amount not in excess of the amount budgeted therefor in the Construction Budget or forecast therefor in the Operating Forecast, as applicable.

7.4.                            Loans, Advances and Investments.

The Borrower shall not make or permit to remain outstanding any loans, extensions of credit or advances by the Borrower to or investments by the Borrower in (whether by acquisition of any stocks, notes or other securities or obligations) any Person, except for Permitted Investments or as expressly provided in the Transaction Documents as in effect on the Financial Closing Date.

7.5.                            Capital Expenditures.

The Borrower shall not make any Capital Expenditure in any year except for (a) expenditures contemplated by the Construction Budget, (b) expenditures made from the proceeds of insurance to the extent permitted by the Loan Documents, (c) expenditures pursuant to periodic budgets previously approved by DOE, (d) in amounts that are available and could have been paid as a Restricted Payment under Section 7.10, and (e) other Capital Expenditures in an aggregate in any Fiscal Year not in excess of $250,000, provided that the Borrower shall be authorized to make such expenditures as are necessary to address health or safety emergencies (but not to exceed in any instance $500,000).

7.6.                            Subsidiaries; Partnerships.

The Borrower shall not: (a) form or have any Subsidiaries; (b) enter into any partnership or a joint venture; (c) acquire any ownership interest in or make any capital contribution to any other Person; (d) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower’s income or profits are, or might be, shared with any other Person; or (e) enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, other than the O&M Agreements and the Administrative Services Agreement.

7.7.                            Ordinary Course of Conduct; No Other Business.

The Borrower shall not: (a) engage in any business other than the acquisition, ownership, design, development, construction, financing, implementation, completion, operation and maintenance of the Project in accordance with and as contemplated by the Transaction Documents; (b) undertake any action that could reasonably be expected to lead to a material alteration of the nature of its business or the nature or scope of the Project; (c) change its name or take any other action that might adversely affect the Liens created by the Security Documents; or (d) fail to maintain its corporate existence and its right to carry on its business.

7.8.                            Merger, Bankruptcy, Dissolution or Transfer of Assets.

The Borrower shall not, and shall not agree to: (a) enter into any transaction of merger or consolidation or convey, sell, lease or otherwise transfer any of its property or assets, except (i) transactions permitted under the Transaction Documents, (ii) sales in the ordinary course of business, (iii) sales to the Output Purchaser under the terms of the Power Purchase Agreement, and (iv) sales of equipment or other assets that are (x) obsolete, (y) no longer used or useful in the operation of the Project, or (z) are replaced by other equipment of equal value and utility, and in all cases for which the Borrower shall have received consideration reflecting value that would have been obtained in a transaction on an arm’s length basis with an unaffiliated third party (unless such assets only have scrap value), each of which, with respect to clause (iv), shall be verified by the Lender’s Engineer if requested by DOE; (b) wind up, liquidate, or dissolve itself, commence an Insolvency Proceeding or file any petition or pass a resolution seeking the same; or (c) acquire property or assets of any other Person (other than purchases or other acquisitions of inventory or materials or spare parts or Capital Expenditures, each in the ordinary course of business in accordance with the applicable budget).

7.9.                            Organizational Documents; Fiscal Year; Legal Form; Capital Structure.

The Borrower shall not (a) amend or modify its Organizational Documents, or (b) amend or modify its legal form, its Fiscal Year or its capital structure.

7.10.                     Restricted Payments.

(a)                                  Except as set forth in Section 7.10(b), the Borrower shall not reduce its capital or declare or make or authorize any dividend or any other payment or distribution of cash or property to its Equity Owners on account of any equity interest or make any payment with respect to principal or interest on or purchase, redeem or defease any Permitted Subordinated Loans (each of the foregoing a “Restricted Payment”) unless the Borrower satisfies each of the following conditions:

(i)                                             Operational Completion has occurred;

(ii)                                          no Potential Default or Event of Default then exists or would exist after giving effect to any such Restricted Payment;

(iii)                                       the cash balance in (and the Reserve Letters of Credit available to be drawn into) each of the Debt Service Reserve Account, Major Maintenance Reserve Account and Battery Replacement Reserve Account shall equal or exceed the then required reserve requirement set forth in the Collateral Agency Agreement, both before and after the Restricted Payment is made;

(iv)                                      the Distribution Preconditions have been satisfied;

(v)                                         no more than one (1) other Restricted Payment has been made during the current Fiscal Year; and

(vi)                                      such Restricted Payment is permitted by Governmental Rules.

(b)                                 Notwithstanding any other restriction in this Common Agreement, the Borrower may make payments or Restricted Payments to a Project Participant, in accordance with the Collateral Agency Agreement, either (x) as payment of Operating Costs, or (y) from amounts held in the Equity Distribution Account, in the amount of payable fees that constitute Operating Costs.

7.11.                     Redemption or Issuance of Stock.

The Borrower shall not redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its Equity Interests) or set aside any funds for any of the foregoing or issue any Equity Interests to any other Person.

7.12.                     Other Transactions.

Except for the Transaction Documents as in effect on the Financial Closing Date or as set out on Schedule 5.14 to the Disclosure Letter, the Borrower shall not, directly or indirectly, (a) enter into any transaction or series of related transactions with any Person (including any Affiliate) other than in the ordinary course of business and on an arm’s-length basis, or (b) establish any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Borrower might pay more than the fair market value for products of others.

7.13.                     Accounts.

The Borrower shall not establish any bank accounts, deposit accounts or securities accounts, other than the Project Accounts.

7.14.                     Debt Service Coverage Ratio.

As of the last day of each fiscal quarter of the Borrower occurring after the last day of the Availability Period and continuing until the repayment in full of the DOE Guaranteed Loan, the Borrower shall not permit its Debt Service Coverage Ratio for (i) the preceding four-fiscal-quarter period (measured as of the end of such period or, in the event of a period occurring prior to the end of the first four-fiscal-quarter period after the First Principal Payment Date, such shorter period from the First Principal Payment Date to the end of such period), and (ii) the projected four-fiscal-quarter period, in each case to be less than 1.15 to 1.00; provided, however that no violation of this covenant shall have occurred if, in the event any such ratio is not met, then (A) 100% of excess cash (including all funds on deposit in the Equity Distribution Account) is used to prepay the principal amount of the Guaranteed Loan to the extent required comply with the Debt Services Coverage Ratios and (B) mandatory prepayments are made pursuant to Section 3.4.3(a)(vi)), such that the Debt Service Coverage Ratios meet the requirements herein by the last day of the immediately following fiscal quarter of the Borrower.

7.15.                     Commissions.

The Borrower shall not pay:

(a)                                  any commission or fee to any other First Wind Entity or any Affiliate thereof for furnishing guarantees, counter-guarantees or similar credit support for any obligations undertaken in connection with the Project (other than as set forth in paragraph (b) below), or

(b)                                 any fee to any other First Wind Entity or any Affiliate thereof with respect to or in connection with the development, construction, financing or operation of the Project, including salaries, bonuses, commissions, management fees, consulting fees, and technical assistance fees, other than amounts provided for in the Project O&M Agreement and the Administrative Services Agreement.

7.16.                     Amendment of and Notices Under Transaction Documents.

The Borrower shall not (other than to correct minor or technical errors that do not change any Person’s rights or obligations), except with the prior written consent of DOE acting in consultation with the Lender’s Engineer:

(a)                                  directly or indirectly agree to any amendment, modification, termination, replacement of counterparty, supplement or waiver or waive any right to consent to any amendment, modification, termination, replacement of counterparty, supplement or waiver of any right with respect to, or assign any of the respective duties or obligations under:

(i)                                     any Project Document, except for Change Orders under any Construction Contract that (A) do not change the Construction Budget or the Project Milestone Schedule, except for Approved Construction Changes, (B) could not reasonably be expected to delay the occurrence of Operational Completion by more than thirty (30) days, and (C) could not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower shall give DOE and the Lender’s Engineer prompt written notice of such Change Orders;

(ii)                                  any Governmental Approval or other Required Consent, the effect of which could reasonably be expected to have a Material Adverse Effect;

(iii)                               any Loan Document (except a Loan Document to which a Credit Party is a party and for which amendment, modification, termination, supplement or waiver requires the consent of such Credit Party);

(iv)                              any Organizational Document; or

(v)                                 any agreement replacing any Operator;

(b)                                 certify, consent to or otherwise permit through a Change Order or otherwise for “Final Completion” to occur under the Project Construction Contract, “Project Completion” under the Turbine Supply Agreement, or “Final Completion” under the Battery Supply Agreement; or

(c)                                  enter into any agreement other than any Loan Document restricting its ability to amend or otherwise modify any of the Transaction Documents.

7.17.                     Other Agreements.

The Borrower shall not enter into or become a party to any agreement, contract or loan commitment outside the ordinary course of business other than (a) the Transaction Documents as in effect on the Financial Closing Date, or (b) agreements, contracts or loan commitments expressly contemplated or permitted by the Transaction Documents as in effect on the Financial Closing Date, or (c) as contemplated by the Construction Budget, Project Milestone Schedule, the Operating Plan or the Operating Forecast.

7.18.                     Hedging Agreements.

The Borrower shall not enter into any Hedging Agreement.

7.19.                     Compromise or Settlement of Disputes.

The Borrower shall not agree or otherwise consent to settle or compromise any single litigation, arbitration or other dispute in excess of $1,000,000, or series of litigation, arbitration or other dispute proceedings in the aggregate in excess of $1,000,000, in each case without the prior written consent of DOE.

7.20.                     Abandonment of Project.

The Borrower shall not (a) abandon, agree to abandon or make any public statements regarding its intention to abandon the development, construction or operation of the Project, or take any action that could be deemed an “abandonment”, or transfer the Project to any Person, or (b) notify any Major Project Participant of its intent to terminate any Principal Project Document or the construction or operation of the Project.

7.21.                     Improper Use.

The Borrower shall not use, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Project Site or Project in any manner or for any purpose: (a) that would be illegal or dangerous (unless safeguarded as required by Governmental Rules), (b) that could reasonably be expected to have a Material Adverse Effect, (c) that may make void, voidable or cancelable, or materially increase the premium of, any insurance then in force with respect to the Project or any part thereof, or (d) other than for the intended purpose thereof in the construction, operation and maintenance of the Project.

7.22.                     Assignment.

Other than the assignment of the Project Documents and Governmental Approvals to the Collateral Agent as security for the benefit of the Secured Parties, the Borrower shall not assign or otherwise transfer its rights under any of the Transaction Documents or Governmental Approvals to any Person.

7.23.                     Margin Regulations.

The Borrower shall not directly or indirectly apply any part of the proceeds of any Advance or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder.

7.24.                     Environmental Laws.

The Borrower shall not undertake any action or Release any Hazardous Substances in violation of any Environmental Law and shall ensure that the Project shall be operated in compliance with all Environmental Laws and that the Project shall not be operated in any manner that would pose a hazard to public health or safety or to the environment, in each case unless such action could not reasonably be expected to have a Material Adverse Effect.

7.25.       ERISA.

Neither the Borrower nor any ERISA Affiliate shall adopt, establish, participate in, or incur any obligation to contribute to, any Employee Benefit Plan or incur any liability to provide post-retirement welfare benefits in violation of any Governmental Rule.

7.26.       Investment Company Act.

The Borrower shall not take any action that would result in the Borrower being required to register as an “investment company” under the Investment Company Act.

7.27.       Public Utility Holding Company Act.

The Borrower shall not take, nor permit any Affiliate to take any action that could result in the Borrower being subject to regulation under the Public Utility Holding Company Act.

7.28.       Powers of Attorney.

The Borrower shall not grant any power of attorney or similar power to any Person, except (i) to its directors, officers and employees in the ordinary course of business, or (ii) in connection with Permitted Liens.

7.29.       Prohibited Persons.

The Borrower shall not Knowingly enter into any transactions with any Person who is a Prohibited Person.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.1.         Events of Default.

The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)           Failure to Make Payment Under Loan Documents. The Borrower shall fail to pay, in accordance with the terms of the DOE Credit Facility Documents or any other Loan Documents (whether by scheduled maturity, required prepayment, by acceleration or otherwise), (i) any principal of or interest on the DOE Guaranteed Loan on or before the date such amount is due, or (ii) any fee, charge or other amount due under any Loan Document on or before the date such amount is due.

(b)           Misstatements; Omissions. Any representation or warranty confirmed or made in any Loan Document by or on behalf of the Borrower, Kahuku Holdings, the Sponsor or the Project Operator or in any certificate, Financial Statement or other document provided by or on behalf of any such Person to any Credit Party or Independent Consultant in connection with the transactions contemplated by the Transaction Documents shall be found to have been incorrect, false or misleading in any material respect when made or deemed to have been made.

(c)           Covenants and Other Agreements with Cure Period.

(i)            The Borrower or any First Wind Entity shall fail to perform or observe any material term, covenant or agreement (other than those set forth in Sections 8.1(a), (b) and (d)) contained in any Loan Document to which it is a party, where such default has not been remedied within thirty (30) days or such other time period as may be specified in the applicable Loan Document if such default is remediable after any Authorized Official of such party receives notice or should reasonably have known of such failure.

(ii)           Any Major Project Participant shall fail to perform or observe any material term, covenant or agreement (other than those set forth in Sections 8.1(a), (b) and (d)) contained in any Loan Document to which it is a party, where such default has not been remedied (or waived by DOE) within thirty (30) days or such other time period as may be specified in the applicable Loan Document if such default is remediable after any Authorized Official of such party receives notice or should reasonably have known of such failure.

(d)           Covenants Without Cure Period. (i) The Borrower shall fail to perform or observe any of its obligations under (A) any term, covenant or agreement set forth in Section 6.1(h)(i) (Reporting Obligations), Section 6.3(b) (Maintenance of Property and Insurance), Section 6.13 (Use of Proceeds; Repayment of Indebtedness), Section 6.17 (Debt Service Reserve) or Article 7 (Negative Covenants) (except as provided in Section 7.14) or (B) any other negative covenant contained in any Loan Document to which it is a party, where such default has not been remedied within the cure period, if any, specified in such Loan Document, or (ii) the Borrower or any of its members, directors, officers, parents or subsidiaries, or any of its successors or assigns, shall fail to perform or observe any of its obligations under Section 7.29.

(e)           Environmental Matters. (i) Any administrative, regulatory or judicial action, suit or proceeding under or relating to any Environmental Law or asserting any Environmental Claim shall have been instituted that has had or could reasonably be expected to have a Material Adverse Effect, or (ii) any Governmental Judgment is issued relating to any Environmental Claim, Environmental Law or any Governmental Approval issued under any

Environmental Law that has had or could reasonably be expected to have a Material Adverse Effect.

(f)            Breach or Default Under Project Documents. Any Project Participant shall breach or default under, or become unable to perform, any of its material agreements, conditions, terms or covenants contained in any Project Document to which it is a party and (i) such circumstance shall continue unremedied beyond any applicable cure period set forth therein, (ii) such breach has had or could reasonably be expected to have a Material Adverse Effect; provided, that if it is feasible to replace such defaulting party with a new counterparty that is acceptable to DOE and on terms satisfactory to DOE, in each case in DOE’s sole discretion, there shall be no default if such replacement occurs within the lesser of (x) ninety (90) days or (y) such shorter period as avoids the occurrence of a Material Adverse Effect; provided, further, that no such replacement option shall apply with respect to the Output Purchaser under the Power Purchase Agreement or the Turbine Supplier under the Turbine Supply Documents.

(g)           Equity Funding Agreement; Sponsor Support Agreement; Sponsor Guarantee.

(i)               The Sponsor or Kahuku Holdings fails to make payment when due under the Equity Funding Agreement, the Sponsor Support Agreement or the Sponsor Guarantee, and such failure continues for three (3) Business Days;

(ii)              Any non-payment breach of or default under the Equity Funding Agreement, the Sponsor Support Agreement or the Sponsor Guarantee occurs and such default or breach continues beyond the applicable grace period;

(iii)             The incurrence or creation of any Indebtedness for Borrowed Money of Kahuku Holdings; or

(iv)             Prior to the Project Completion Date, any default or breach, in either event that could reasonably be expected to give the lender a right to accelerate the maturity of any Indebtedness of the Sponsor in excess of $10,000,000; provided, however, that this circumstance shall not constitute an Event of Default if within three (3) Business Days of such default or breach, the Sponsor prepays the DOE Guaranteed Loan in the amount of the then remaining, undrawn amount of the Sponsor Guarantee or applies the funds drawn under the Sponsor Guarantee otherwise as may be directed by DOE in its sole discretion.

(h)           Unenforceability, Termination, Repudiation or Transfer of Any Transaction Document. This Common Agreement or any of the other Transaction Documents or any material provision hereof or thereof at any time for any reason (1) is or becomes invalid, illegal, void or unenforceable or any party thereto shall have repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement, (ii) except as otherwise expressly permitted hereunder, ceases to be in full force and effect except at the stated termination date thereof, or shall be assigned or otherwise transferred or prematurely terminated by any party thereto prior to the repayment in full of all Secured Obligations (other than with the prior written consent of DOE), or (iii) shall cease to give the Collateral Agent or any Credit Party in any material respect the Liens, rights, powers and privileges purported to be created thereby or hereby.

(i)            Security Interests. Subject only to Permitted Liens, any of the Security Documents shall fail in any material respect to provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (including the priority intended to be created thereby) or such Lien shall fail to have the priority contemplated therefor in such Security Documents, or any such Security Document or Lien shall cease to be in full force and effect, or the validity thereof or the applicability thereof to the Advances, or any other obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed by or on behalf of the Borrower or any other party thereto.

(j)            Ownership of Borrower; Kahuku Holdings.

(i)               Kahuku Holdings ceases to be the sole Equity Owner of Borrower or ceases to own and Control all Equity Interests in the Borrower; or

(ii)              a Change of Control occurs.

(k)           Default under Other Indebtedness.

(i)               The Borrower shall default in the payment of any principal, interest or other amount due under any agreement or instrument evidencing, or under which the Borrower has outstanding at any time, any Indebtedness for Borrowed Money (other than the Advances) in an amount in excess of $500,000 for a period beyond any applicable grace period; or

(ii)              any other default occurs under any such agreement or instrument, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness for Borrowed Money in an amount in excess of $500,000 (other than the Advances).

(l)            Judgments.

(i)               One or more Governmental Judgments or arbitral awards shall be entered against the Borrower, or, prior to the Project Completion Date, the Sponsor, and such Governmental Judgments or arbitral awards shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and the aggregate amount of all such Governmental Judgments and arbitral awards outstanding at any time (except to the extent any applicable insurer(s) shall have acknowledged liability therefor) exceeds $1,000,000 for the Borrower or $10,000,000 for the Sponsor.

(ii)              One or more Governmental Judgments or arbitral awards shall be entered against any of the Major Project Participants other than the Borrower, or, prior to the Project Completion Date, the Sponsor, and such Governmental Judgments or arbitral awards shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and such Governmental Judgments and/or arbitral awards, either singly or in the aggregate, can reasonably be expected to have a Material Adverse Effect.

(iii)             Notwithstanding paragraph (i) or (ii) above, one or more Governmental Judgments shall be entered against any Major Project Participant in the form of an injunction or similar form of relief requiring suspension or abandonment of construction or operation of the Project (or any material portion thereof) for a period of at least thirty (30) days and such Governmental Judgments shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days.

(m)          Bankruptcy; Insolvency.

(i)            Involuntary Bankruptcy, Etc. An Insolvency Proceeding shall have been commenced against (A) the Borrower or Kahuku Holdings, (B) prior to the Project Completion Date, the Sponsor, or (C) to the extent such proceeding could reasonably be expected to have a Material Adverse Effect, any Affiliate of the Borrower, and in each case if such proceeding continues undismissed for sixty (60) days.

(ii)           Voluntary Bankruptcy, Etc. The institution of an Insolvency Proceeding by (A) the Borrower or Kahuku Holdings, (B) prior to the Project Completion Date, the Sponsor, or (C) to the extent such proceeding could reasonably be expected to have a Material Adverse Effect, any Affiliate of the Borrower; or the admission by such Person in writing of its inability to pay its Indebtedness generally as it becomes due or its general failure to pay its Indebtedness as it becomes due; or any other event shall have occurred that under any Governmental Rule would have an effect analogous to any of those events listed above in this Section 8.1(m)(ii)(C) with respect to any such Person; or any action is taken by any such Person for the purpose of effecting any of the foregoing.

(n)           Governmental Approvals and Required Consents. Any Major Project Participant shall fail to obtain, renew, maintain or comply with any

Governmental Approval or other Required Consent, or any such Governmental Approval or Required Consent shall be rescinded, terminated, suspended, modified, withdrawn or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceedings shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying, withdrawing or withholding any Governmental Approval, if such failure, termination, suspension, modification, withdrawal, withholding, revocation, proceeding or other event has had or could reasonably be expected to have a Material Adverse Effect.

(o)           Use of Project Site. Pursuant to a final, non-appealable determination by a Governmental Authority, the Borrower shall cease to have the right to (i) possess and use the Project Site and the Improvements for the purpose of owning, constructing, maintaining and operating the Project in the manner contemplated by the Transaction Documents, for a period of thirty (30) consecutive days, or (ii) sell or otherwise dispose of any of its interest in the Project Site or the Project other than as permitted by the Loan Documents.

(p)           Event of Loss. All or substantially all of the Project is destroyed or becomes permanently inoperative, or the Project suffers an actual or constructive loss or damage not covered by insurance, which could reasonably be expected to have a Material Adverse Effect.

(q)           Suspension of Construction. Prior to the Project Completion Date, construction of the Project shall be suspended for a period of twenty (20) or more consecutive days; provided, that such period of permissible suspension shall be extended by any Event of Force Majeure delay permitted under the Power Purchase Agreement, but not to exceed a total of 360 days.

(r)            Suspension of Operation. From and after the Project Completion Date, the Project ceases to operate for a period of twenty (20) or more consecutive days; provided, that such period of permissible suspension shall be extended by any Event of Force Majeure delay permitted under the Power Purchase Agreement, but not to exceed a total of 360 days.

(s)            Failure of Physical Completion or Operational Completion to Occur; Insufficient Funding.

(i)            Any of the following:

(A)          Physical Completion has not occurred by the Guaranteed Physical Completion Date; or

(B)          Operational Completion has not occurred by the Guaranteed Operational Completion Date; provided, that the Guaranteed

Operational Completion Date shall be extended by ninety (90) days (the “Operational Completion Date Extension”) if each of the following conditions is satisfied to DOE’s satisfaction:

(1)           all conditions to Operational Completion, except Achievement of Battery Completion, have been satisfied;

(2)           Borrower certifies that it shall use its best efforts during the Operational Completion Date Extension to cause Achievement of Battery Completion to occur; and

(3)           Borrower provides calculations (taking into account the reduction in anticipated Project revenues under the Power Purchase Agreement because of the lack of Achievement of Battery Completion and any funds available under the Sponsor Guarantee to prepay the DOE Guaranteed Loan) showing, throughout the term of the DOE Credit Facility Documents, a minimum annual Debt Service Coverage Ratio of 1.15 to 1.00 for the period beginning on the First Principal Payment Date and continuing until repayment in full of the DOE Guaranteed Loan;

provided, further, however, that if Achievement of Battery Completion has not occurred by the end of the Operational Completion Date Extension, the requirement of Achievement of Battery Completion for Operational Completion shall automatically be waived, if each of the following conditions is satisfied to DOE’s satisfaction:

(1)           all conditions to Operational Completion, except Achievement of Battery Completion, have been satisfied;

(2)           Borrower has used its best efforts during the Operational Completion Date Extension to cause Achievement of Battery Completion to occur;

(3)           Sponsor has made the mandatory prepayment in accordance with Section 3.4.3(a)(vii); and

(4)           Borrower provides calculations (taking into account the reduction in anticipated Project revenues under the Power Purchase Agreement because of the lack of Achievement of Battery Completion) showing, throughout the term of the DOE Credit Facility Documents, a minimum annual Debt Service Coverage Ratio of 1.15 to 1.00 for the period beginning on the First Principal Payment Date and continuing until repayment in full of the DOE Guaranteed Loan.

(ii)           At any time prior to the Project Completion Date, in the reasonable opinion of DOE, in consultation with the Lender’s Engineer as appropriate, the remaining Project Costs necessary to achieve Project Completion exceed the funds available to the Borrower and the Borrower fails within sixty (60) days after receiving notice thereof from DOE to arrange for the provision of the requisite funds (through additional Equity Contributions or Permitted Subordinated Loans) on terms and conditions and from parties reasonably acceptable to DOE.

(t)            Notice of Termination under Certain Project Agreements. The giving of a notice of termination under any Principal Project Document or the occurrence of any event or circumstance entitling any Major Project Participant to give such a notice; provided, that if it is feasible to replace such Principal Project Document with a new Principal Project Document involving a counterparty that is acceptable to DOE and on terms satisfactory to DOE, in each case in DOE’s sole discretion, there shall be no default if such replacement occurs within the lesser of (x) ninety (90) days or (y) such shorter period as avoids the occurrence of a Material Adverse Effect; provided, further, that no such replacement option shall apply with respect to the Power Purchase Agreement or the Turbine Supply Documents.

(u)           ERISA Events. There occurs one or more ERISA Events which individually or in the aggregate results in or otherwise is associated with any liability of the Borrower or any ERISA Affiliate during the term of this Common Agreement; or there exist any unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA.

(v)           Extended Event of Force Majeure. The occurrence of an Event of Force Majeure that prevents the Borrower from performing its obligations under any Transaction Document for more than 180 days, or, if the Event of Force Majeure constitutes “Force Majeure” under Section 21 of the Power Purchase Agreement, then 360 days.

(w)          Reserve Accounts. The Borrower shall fail to maintain each of the Project Revenue Account, Debt Service Reserve Account, Major Maintenance Reserve Account and Battery Replacement Reserve Account and to fund such Project Accounts in accordance with the applicable reserve requirements set forth in the Collateral Agency Agreement.

(x)           Material Adverse Effect. The occurrence of any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(y)           Foreign Assets Control Regulations, Prohibited Persons, Etc.

(i)            Advances and Foreign Asset Control Regulations. The making of any Advances or the use of the proceeds thereof violates any Governmental Rule, including the Foreign Asset Control Regulations.

(ii)           OFAC and Corrupt Practices Laws. Any First Wind Entity or any of their respective Principal Persons, members, parents, subsidiaries, employees and agents fail to comply with all applicable orders, rules, and regulations of OFAC, or all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to the Project or are not otherwise conducting the Project or the business of the First Wind Entities in compliance with all applicable Corrupt Practices Laws.

(iii)          First Wind Entity Prohibited Person. Any First Wind Entity or any of their Principal Persons, members, parents or subsidiaries is or becomes a Prohibited Person; provided, that if any such Principal Person, member, parent or subsidiary that becomes a Prohibited Person is removed or replaced with a Person reasonably acceptable to DOE within ten (10) days from the date that the Borrower Knew that such Principal Person, member, parent or subsidiary is a Prohibited Person, no Event of Default under this Section 8.1(y)(iii) shall be deemed to have occurred.

(iv)          Major Project Participant Prohibited Person. Any Major Project Participant or any of their Principal Persons, members, parents or subsidiaries is or becomes a Prohibited Person and such Major Project Participant, Principal Person, member, parent or subsidiary is not removed or replaced with a Person reasonably acceptable to DOE within thirty (30) days from the date that the Borrower Knew that such Major Project Participant, Principal Person, member, parent or subsidiary is a Prohibited Person; provided, that the foregoing cure period is not available if the Output Purchaser or Turbine Supplier becomes a Prohibited Person.

(v)           Transactions with a Prohibited Person.

(A)          The Borrower Knowingly enters into any transaction with a Person who is a Prohibited Person.

(B)          The Borrower enters into any transaction with a Person who is a Prohibited Person and does not remove or replace such Prohibited Person reasonably acceptable to DOE within thirty (30) days from the date that the Borrower Knew that such Person was a Prohibited Person.

(vi)          First Wind Entity and Major Project Participant Change in Control. Any change in Control of any First Wind Entity or Major Project Participant occurs that results in such First Wind Entity or Major Project Participant being Controlled by a Prohibited Person; provided, that if any such Major Project

Participant or such Prohibited Person Controlling such Major Project Participant is removed or replaced with a Person reasonably acceptable to DOE within thirty (30) days from the date that the Borrower Knew that such Major Project Participant became Controlled by a Prohibited Person, no Event of Default under this Section 8.1(y)(vi) shall be deemed to have occurred.

(vii)         Collateral. Any of the Collateral shall be traded or used, directly or indirectly, by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.

For the avoidance of doubt, each clause of this Section 8.1 shall operate independently, and the occurrence of any such event shall constitute an Event of Default.

8.2.         Remedies for Events of Default.

Upon the occurrence and during the continuance of an Event of Default, the Credit Parties may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by Governmental Rules), exercise any or all rights and remedies at law or in equity (in any combination or order that the Credit Parties, may elect), including, without limitation or prejudice to the Credit Parties’ other rights and remedies, the following:

(i)            (A) refuse, and the Collateral Agent or any Credit Party shall not be obligated, to make or guarantee any further Advances or any payments from any Project Account or any Account Proceeds or other funds held by the Collateral Agent by or on behalf of the Borrower, and (B) suspend or terminate the DOE Credit Facility Commitment;

(ii)           take those actions necessary to perfect and maintain the Liens of the Security Documents;

(iii)          declare and make all sums of outstanding principal and accrued but unpaid interest remaining under this Common Agreement and the other Loan Documents together with all unpaid fees, Periodic Expenses and charges due hereunder or under any other Loan Document, payable on demand or immediately due and payable, whereupon such amounts shall immediately mature and become due and payable;

(iv)          enter into possession of the Project (or any portion thereof) and perform any and all work and labor necessary to complete the Project (or any portion thereof) or to operate and maintain the Project (or any portion thereof), or otherwise foreclose upon or take possession of any Collateral Security and all sums expended by any such Person in so doing, together with interest on such amount at the Late Charge Rate, shall be repaid by the Borrower to such Person upon demand and shall be secured by the Security Documents, notwithstanding that such expenditures may, together with the aggregate amount of Advances under the DOE Credit Facility Documents, exceed the amount of the total DOE Credit Facility Commitment;

(v)           set off and apply such amounts to the satisfaction of the Secured Obligations under all of the Loan Documents, including (A) all monies on deposit in any Project Account, (B) any Account Proceeds, (C) any amounts paid under the Equity Funding Agreement, the Sponsor Support Agreement or the Sponsor Guarantee, including any Reserve Letters of Credit issued thereunder, or (D) any other moneys of the Borrower on deposit with the Collateral Agent or any Credit Party;

(vi)          prior to the occurrence of Operational Completion, require the Equity Investor to make an Accelerated Equity Contribution in an amount equal to the lesser of: (A) the balance of the undrawn Base Equity Commitment and all amounts of the Overrun Equity Commitment, and (B) the outstanding amount of the Secured Obligations at such time;

(vii)         cure defaults;

(viii)        proceed to protect and enforce its rights and remedies by appropriate proceedings, whether for damages or the specific performance of any provision of this Common Agreement or any other Transaction Document, or in aid of the exercise of any power granted in this Common Agreement or any other Transaction Document, or by law, or proceed to enforce the payment of any amount due and payable; and

(ix)           exercise any and all rights and remedies available to it under any of the Transaction Documents with respect to the Project, the Borrower, Kahuku Holdings, the Sponsor, the Equity Owners and any other Project Participant and under the Collateral Security or otherwise under Governmental Rules; and

(x)            in accordance with Section 609.10(e)(4) of the Applicable Regulations, take such other actions as DOE may reasonably require to provide for the care, preservation, protection, and maintenance of all Collateral so as to enable the United States to achieve maximum recovery upon default by Borrower on the Advances.

8.3.         Automatic Acceleration.

Upon the occurrence of an Event of Default referred to in Section 8.1(m) (Bankruptcy; Insolvency), (a) the DOE Credit Facility Commitment shall automatically be terminated, and (b) the Advances, together with interest accrued thereon, and all other amounts due under the Advances, in respect of the DOE Guaranteed Loan or under the Loan Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives.

ARTICLE 9

AGENTS AND ADVISORS

9.1.         Appointment of Agents.

In connection with the Project, each Credit Party hereby appoints, and by its signature below, each such Agent accepts such appointment:

(a)           the Loan Servicer to act as Loan Servicer and authorizes it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Loan Servicer by the terms of this Common Agreement and the other Loan Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto; and

(b)           the Collateral Agent to act as Collateral Agent and authorizes it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Collateral Agent by the terms of this Common Agreement and the other Loan Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

9.2.         Duties and Responsibilities.

(a)           No Agent shall have any duties or responsibilities except those expressly set out in this Common Agreement or in the other Loan Documents. Notwithstanding anything to the contrary contained herein or in any Loan Document, no Agent shall be required to take any action that is contrary to any Governmental Rule.

(b)           DOE, and any subsequent Person acting as Loan Servicer under the Loan Documents, shall comply with all requirements of the Applicable Regulations with respect to servicing the Advances, including:

(i)            In accordance with Section 609.10(d)(16) and Section 609.10(e)(3) of the Applicable Regulations, the Loan Servicer, with the assistance of the Collateral Agent, has taken and shall continue to take those actions necessary to perfect and maintain liens on assets which are pledged as collateral pursuant to the terms of the Security Documents;

(ii)           In accordance with Section 609.10(f)(1) of the Applicable Regulations, the Loan Servicer shall keep such records concerning the project as are necessary for facilitating the effective and accurate audit and performance evaluation of the Project pursuant to the Applicable Regulations and Program Requirements;

(iii)          In accordance with Section 609.10(g)(1) of the Applicable Regulations, any assignment or transfer of the servicing, monitoring, tracking, and reporting functions performed by the Loan Servicer must be approved by DOE in writing in advance of such assignment; and

(iv)          In accordance with Section 609.10(g)(2) of the Applicable Regulations, for the purpose of identifying holders with the right to receive payment under the DOE Guarantee, the Loan Servicer shall develop a procedure for tracking and identifying holders of FFB Loans.

(c)           In accordance with Section 609.10(e)(4) of the Applicable Regulations, the Collateral Agent shall take such other actions as DOE may reasonably require to provide for the care, preservation, protection, and maintenance of all Collateral so as to enable the United States to achieve maximum recovery upon default by Borrower on the Advances.

9.3.         Rights and Obligations.

(a)           Each Agent may:

(i)            assume, absent actual knowledge or written notice to the contrary, that (A) any representation made by any Project Participant in connection with any Transaction Document is true; (B) no Event of Default or Potential Default exists; (C) no Project Participant is in breach of or in default under its obligations under any Transaction Document; and (D) any right, power, authority or discretion vested herein upon any other Agent or Independent Consultant has not been exercised;

(ii)           assume, absent actual knowledge or written notice to the contrary, that any notice or certificate given by any Project Participant or Independent Consultant has been validly given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;

(iii)          assume, absent actual knowledge or written notice to the contrary, that the address, telecopy and telephone numbers for the giving of any written notice to any Person hereunder is that identified in Schedule 11.1 until it has received from such Person a written notice designating some other office of such Person to replace any such address, or telecopy or telephone number, and act upon any such notice until the same is superseded by a further such written notice;

(iv)          employ at the expense of the Borrower in accordance with Section 11.17, lawyers, accountants or other experts whose advice or services such Agent may reasonably determine are necessary, expedient or desirable, and pay reasonable and reasonably documented fees and expenses for the advice or service of any such Person and may rely upon any advice so obtained; provided, that no Agent shall be under any obligation to act upon such advice if it does not deem such action to be appropriate;

(v)           rely on any matters of fact that might reasonably be expected to be within the knowledge of any Project Participant or any Independent Consultant upon a certificate signed by or on behalf of such party;

(vi)          rely upon any communication or document reasonably believed by it to be genuine;

(vii)         refrain from acting or continuing to act in accordance with any instructions of the Required Credit Parties to begin any legal action or proceeding arising out of or in connection with any Transaction Document until it shall have received such indemnity or security from the Borrower or such other Person (other than DOE and FFB) as it may reasonably require (whether by payment in advance or otherwise) for all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities that it will or may expend or incur in complying or continuing to comply with such instructions; and

(viii)        seek instructions from the Required Credit Parties as to the exercise of any of its rights, powers, authorities or discretions hereunder, and in the event that it does so, it shall not be considered as having acted unreasonably when acting in accordance with such instructions or, in the absence of any (or any clear) instructions, when refraining from taking any action or exercising any right, power or discretion hereunder.

(b)           Each Agent shall:

(i)            except where DOE has supplied such notice or document to such Agent, promptly inform DOE of the contents of any notice or document that in its capacity as Agent it received from or delivers to: (A) the Borrower; (B) Kahuku Holdings; (C) any Project Participant; (D) the Collateral Agent; (E) any Independent Consultant; or (F) any Governmental Authority;

(ii)           promptly notify DOE of the occurrence of any Event of Default or Potential Default of which such Agent has written notice from any Person;

(iii)          except as otherwise expressly provided in any Loan Document, perform its duties in accordance with any instructions given to it by the Required Credit Parties, which instructions shall be binding on all Credit Parties; and

(iv)          if so instructed by the Required Credit Parties, refrain from exercising any right, power, authority or discretion vested in it as an Agent hereunder or under the other Loan Documents (other than rights arising under this Article 9 or Section 11.17).

9.4.         No Responsibility for Certain Conduct.

(a)           In connection with the Loan Documents, notwithstanding anything to the contrary expressed or implied herein or in the other Loan Documents, no Agent shall:

(i)            be bound to inquire as to (A) whether or not any representation made by any other Person in connection with any Transaction Document is true; (B) the occurrence or otherwise of any Event of Default or Potential Default; (C) the performance by any other Person of its obligations under any of the Transaction Documents; or (D) any breach of or default by any other Person of its obligations under any of the Transaction Documents;

(ii)           be bound to account to any Person for any sum or the profit element of any sum received by it for its own account except as expressly provided under the Loan Documents;

(iii)          be bound to disclose to any Person any information relating to the Project or to any Person if such disclosure would, or might in its opinion, constitute a breach of any Governmental Rule or be otherwise actionable at the suit of any Person; or

(iv)          be under any fiduciary duties or obligation other than those for which express provision is made in this Common Agreement or in any other Loan Document to which such Person is a party.

(b)           No Agent shall have any responsibility for the accuracy or completeness of any information supplied by any Person (other than such Person) in connection with the Project or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by the Borrower or any other Person contained in this Common Agreement or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by such Agent, hereunder or thereunder. No Agent shall be liable as a result of any failure by the Borrower or its Affiliates or any Person party hereto or to any other Transaction Document (except such Agent) to perform their respective obligations hereunder or under any other Transaction Document or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Transaction Document, except to the extent of such Agent’s gross negligence or willful misconduct.

(c)           Each Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Person.

(d)           It is understood and agreed by each Credit Party (for itself and any Person claiming through it) that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Project Participant and, accordingly, each such Credit Party warrants to each Agent that it has not relied on and will not hereafter rely on such Agent:

(i)            to check or inquire on its behalf into the adequacy, accuracy or completeness or any information provided by any Project Participant or Independent Consultant in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Project Participant or Independent Consultant by an Agent); or

(ii)           to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Project Participant or Independent Consultant.

9.5.         Defaults.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has knowledge of such Event of Default or Potential Default or has received a notice from a Project Participant, referring to this Common Agreement, describing such Event of Default or Potential Default and stating that such notice is a “notice of default.” If any Agent has knowledge of an Event of Default or Potential Default or receives such a notice of default, such Agent shall give prompt notice thereof to DOE, and DOE shall give prompt notice thereof to each Credit Party and each Independent Consultant. Each Agent shall take such action with respect to such Event of Default or Potential Default as is provided in Article 8 of this Common Agreement; provided, however, that unless and until such Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Default as it shall deem advisable and in the best interest of the Credit Parties.

9.6.         No Liability.

No Agent, nor any of its officers, directors, employees or agents shall be liable to any Project Participant or Independent Consultant for any action taken or omitted under this Common Agreement or under the other Loan Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of such Agent, as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment. Each Credit Party (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates each Agent for any action taken or omitted by such Agent under this Common Agreement or under the other Loan Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of such Agent as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment.

9.7.         Fees and Expenses of Agents.

(a)           The Borrower shall be responsible for paying the fees and expenses of each Agent in connection with the Project under all circumstances, pursuant to a separate written agreement with each Agent, without recourse to DOE by such Agent, any First Wind Entity, any Affiliate thereof or any other Person.

(b)           In accordance with a letter agreement to be entered into between the Borrower and each Agent, the Borrower shall (i) from time to time on demand by such Agent, indemnify such Agent against any and all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities, that such Agent may incur in acting in its capacity as an Agent hereunder, other than by reason of its own gross negligence or willful misconduct; and (ii) without limitation of the foregoing, reimburse such Agent promptly upon demand for any out-of-pocket expenses (including reasonable legal fees and expenses) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or services provided in respect of rights or responsibilities under, the Transaction Documents.

(c)           All payments or reimbursements under this Section 9.7 shall be due and payable (i) not later than ten (10) Business Days after the Borrower’s receipt of the Agent’s request therefor from time to time, and (ii) whether or not this Common Agreement is terminated or any Advance is made.

(d)           The Borrower and each Agent expressly acknowledge and agree that:

(i)            DOE shall not be financially liable to such Agent for any services rendered or expenses incurred in connection with the Project under any circumstances whatsoever, including whether any Advance occurs or under circumstances in which the Borrower fails to pay such fees and expenses;

(ii)           The Borrower shall acknowledge and pay all fees and expenses represented by periodic invoices for services rendered by such Agent to DOE with respect to the Project upon their periodic presentation thereof by such Agent, including prior to or on the Financial Closing Date;

(iii)          While the services provided by such Agent shall be rendered for the benefit of DOE and the other Credit Parties in connection with the Project, the invoices of such Agent shall be the sole responsibility of the Borrower, notwithstanding that such Agent is an agent of DOE and the other Credit Parties; and

(iv)          The Borrower specifically disclaims any implication of confidential, fiduciary or other client relationship (including an attorney-client relationship) between any First Wind Entity or any Affiliate thereof, and such Agent as a result of this Section 9.7 and shall not interfere with the relationship (including any attorney-client relationship and the ability to terminate the agency relationship) between such Agent and DOE and the other Credit Parties.

(e)          The provisions of this Section 9.7 shall survive the termination of this Common Agreement and the other Loan Documents.

9.8.         Resignation and Removal.

(a)           Subject to Section 9.9, any Agent may resign its appointment hereunder at any time without providing any reason therefor by giving prior written notice to that effect to each of the other parties hereto.

(b)           Subject to Section 9.9, DOE may remove any Agent from its appointment hereunder with or without cause by giving prior written notice to that effect to each of the other parties hereto.

9.9.         Successor Agents.

(a)           No resignation or removal pursuant to Section 9.8 shall be effective until:

(i)            a successor for such Agent is appointed in accordance with (and subject to) the provisions of this Section 9.9;

(ii)           the resigning or removed Agent has transferred to its successor all of its rights and obligations in its capacity as an Agent under this Common Agreement and the other Loan Documents; and

(iii)          the successor Agent has executed and delivered an agreement to be bound by the terms of this Common Agreement and the other Loan Documents and to perform all duties required of such Agent hereunder and under the other Loan Documents.

(b)           If an Agent has given notice of its resignation pursuant to Section 9.8(a) or if DOE gives each other Agent notice of removal of any Agent pursuant to Section 9.8(b), or if the Required Credit Parties give the Loan Servicer notice of removal of the Loan Servicer pursuant to Section 9.8(b), then a successor to such Agent may be appointed by the Required Credit Parties (and, unless an Event of Default or Potential Default has occurred and is continuing, with the written consent of the Borrower, which consent shall not unreasonably be withheld or delayed) during the 90-day period beginning on the date of such notice in accordance with the terms of this Common Agreement but, if no such successor is so appointed within ninety (90) days after the above notice, the resigning or removed Agent may appoint such a successor. If a resigning or removed Loan Servicer appoints a successor, such successor shall (i) be authorized under all Governmental Rules to exercise corporate trust powers, and (ii) be acceptable to the Required Credit Parties (and, unless an Event of Default or Potential Default has occurred and is continuing, the Borrower, approval by which shall not unreasonably be withheld or delayed); provided, that if the Required Credit Parties and the Borrower, if applicable, do not confirm such acceptance in writing within sixty (60) days following selection of such successor by the resigning or removed Loan Servicer or otherwise appoint a successor within such 60-day period, then the Required Credit Parties and the Borrower, as the case may be, shall be deemed to have given such acceptance and such successor shall be deemed appointed as the successor to such resigning or removed Loan Servicer hereunder.

(c)           If a successor to an Agent is appointed under the provisions of this Section 9.9, then:

(i)            the predecessor Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

(ii)           the resignation pursuant to Section 9.8(a) or removal pursuant to Section 9.8(b) of the predecessor Agent notwithstanding, the provisions of this Common Agreement shall inure to the predecessor Agent’s benefit as to any actions taken or omitted to be taken by it under this Common Agreement and the other Loan Documents while it was an Agent; and

(iii)          the successor Agent and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Agent had been a party hereto beginning on the date of this Common Agreement.

9.10.       Authorization.

Each Agent is hereby authorized by the Credit Parties to execute, deliver and perform each of the Loan Documents to which such Agent is or is intended to be a party.

9.11.       Agent as Lender.

With respect to its commitment to lend or guarantee, the Advances made or guaranteed by it and any promissory notes issued to or guaranteed by it, any Person serving as an Agent hereunder shall have the same rights and powers under the Transaction Documents as any other lender or guarantor and may exercise the same as though it were not an Agent. The term “lender” or “lenders,” when used with respect to such Person, shall, unless otherwise expressly indicated, include such Person in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with any Person, without any duty to account therefor to the Credit Parties.

9.12.       Appointment of Independent Consultants.

In connection with the Project, each Credit Party hereby appoints the Lender’s Engineer to serve under the Loan Documents and authorizes such Person to exercise such rights, powers, authorities and discretions as are specifically delegated to it pursuant to the Lender’s Engineer Advisory Agreement. By its execution of the Lender’s Engineer Advisory Agreement, the Lender’s Engineer accepts its appointment and delegation.

ARTICLE 10
REIMBURSEMENT AGREEMENT

10.1.       Reimbursement Obligation.

If the Borrower defaults in any payment due to FFB under the DOE Guaranteed Loan or otherwise under any FFB Funding Document, and as a result of such payment default by the Borrower, DOE becomes obligated to make any payments to FFB or otherwise makes any payments to FFB pursuant to the DOE Guarantee (a “DOE Guarantee Payment”), the Borrower shall become immediately obligated to reimburse DOE in an amount (the “DOE Guarantee Payment Amount”) equal to the sum of (i) all DOE Guarantee Payments paid by DOE to FFB, and (ii) all costs or expenses incurred by DOE in connection therewith, whether by payment to FFB or otherwise; provided, however, that (x) any DOE Guarantee Payment shall not operate to satisfy the Borrower’s obligations to FFB under the DOE Guaranteed Loan or otherwise under the DOE Credit Facility Documents, and (y) to the extent of any DOE Guaranteed Payment, DOE shall be deemed hereunder to have been granted a participation in any or all of FFB’s rights under the Loan Documents and with respect to the Collateral Security.

10.2.       Payments and Computations.

10.2.1.     Interest.

The Borrower shall pay to DOE an amount (the “Borrower Reimbursement Obligations”) equal to the sum of (i) the DOE Guarantee Payment Amount, and (ii) interest on DOE Guarantee Payment Amount from the date the DOE Guarantee Payment was paid or incurred by DOE under the DOE Guarantee until payment in full by the Borrower to DOE of the DOE Guarantee Payment Amount, at a rate of interest equal to the rate of interest in effect under the FFB Note Purchase Agreement with respect to Overdue Amounts at the time of the payment default by the Borrower.

10.2.2.     Method of Payment.

The Borrower shall make each payment with respect to Borrower Reimbursement Obligations hereunder (a “Borrower Reimbursement Payment”), irrespective of any right of counterclaim or set-off, in Dollars and in immediately available funds on or before the fifth (5th) Business Day following a written demand by DOE to the Borrower indicating the DOE Guarantee Payment Amount and the date it was paid or incurred by DOE, by wire transfer to the following account, or to such other account as may be specified by DOE from time to time:

U.S. Treasury Department
ABA No. 0210-3000-4 TREASNYC/CTR/BNF=D89000001
OBI=LGPO Loan No. 1103 — Guarantee Reimbursement

10.2.3.     Taxes.

All Borrower Reimbursement Payments hereunder shall be made in accordance with Section 3.1.2.

10.2.4.     Calculations.

All computations of interest or fees under this Common Agreement shall be made by the Loan Servicer, on the same basis as payments under the FFB Note Purchase Agreement.

10.2.5.     Determinations.

Each determination of an amount of interest or fees payable hereunder by the Loan Servicer shall be conclusive and binding for all purposes, absent manifest error.

10.3.       Obligations Absolute.

To the fullest extent permitted by law, the Borrower Reimbursement Obligations are primary, absolute, irrevocable and unconditional, and shall be paid strictly in accordance with the terms of this Common Agreement under all circumstances whatsoever, including without limitation the following circumstances, whether or not with notice to or the consent of the Borrower:

(i)            the occurrence, or the failure by DOE or any other Secured Party or any other Person to give notice to the Borrower of the occurrence, of any Event of Default or Potential Default under this Common Agreement or any default under any of the other Loan Documents;

(ii)           the extension of the time for performance of any obligations, covenants or agreements of any Person under or arising out of any of the Loan Documents;

(iii)          the existence of any claim set-off, counterclaim, defense or other rights of any kind or nature which (A) the Borrower, DOE or any other Person may have at any time against FFB or any transferee, or (B) the Borrower or any other Person may have at any time against DOE, whether in connection with the Loan Documents, the transactions contemplated therein or any unrelated transactions;

(iv)          any failure, omission or delay on the part of (A) DOE to assert a defense to a DOE Guarantee Payment Amount under the DOE Guarantee or to otherwise contest the DOE Guarantee, or (B) DOE or any other Secured Party or the Borrower to enforce, assert or exercise any other right, power or remedy conferred by this Common Agreement or any of the Loan Documents;

(v)           the taking or the omission on the part of DOE or any other Secured Party or the Borrower of any other actions or remedies referred to in any of the Loan Documents;

(vi)          the compromise, settlement, release, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, conditions, covenants or agreements of any Person in respect of any of the Loan Documents;

(vii)         any amendment or waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements of any Person contained in any of the Loan Documents;

(viii)        the exchange, surrender, substitution or modification of any security for any of the Loan Documents;

(ix)           any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the status of the Borrower or any other Person;

(x)            any release, irregularity, invalidity, illegality, lack of genuineness, unenforceability or modification affecting this Common Agreement, the DOE Guarantee, the DOE Credit Facility Documents, or the other Loan Documents, or the transactions contemplated hereby or thereby;

(xi)           the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings which affect the Borrower or any other Person party to any of the Loan Documents;

(xii)          the release or discharge by operation of law of the Borrower from the performance or observance or any obligation, covenant or agreement contained in any of the Loan Documents;

(xiii)         any statement or any other document presented under the DOE Guarantee proving to be forged, fraudulent, invalid or insufficient in respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(xiv)        any determination by a court or arbitrator, or any settlement of a disputed claim by any party hereto or other Person, relating to this Common Agreement, the DOE Guarantee, the DOE Credit Facility Documents, or the other Loan Documents, or the transactions contemplated hereby or thereby;

(xv)         any promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any liabilities of the Borrower, suit or taking of other action by DOE or any other Secured Party against any party liable thereon; or

(xvi)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

10.4.       Security.

10.4.1.     Borrower Reimbursement Obligations Secured

The parties expressly acknowledge that the Collateral Security pledged under the Security Documents is pledged to secure payment by the Borrower of the Borrower Reimbursement Obligations.

10.4.2.     Actions.

The Borrower expressly acknowledges that DOE is free to litigate, settle or otherwise satisfy or discharge its obligation with respect to any DOE Guarantee Payment Amount, and take any action under the Security Documents or otherwise with respect to the Collateral Security, as it may from time to time deem appropriate, and any failure by DOE to advise, notify, or consult with the Borrower shall not be a defense to, or in any way diminish, discharge or derogate from the Borrower Reimbursement Obligations hereunder.

10.5.       DOE Rights.

10.5.1.     Rights Cumulative.

DOE’s right to reimbursement provided for in this Article 10 shall be in addition to, and not in limitation of, any other claims, rights or remedies of subrogation, reimbursement, contribution, exoneration or indemnification or similar claims, rights or remedies, whether arising under contract, by statute, or otherwise that DOE may have from time to time.

10.5.2.     Subrogation.

Without limiting the generality of Section 10.5.1, in accordance with Section 609.10(e)(2) of the Applicable Regulations, upon any DOE Guarantee Payment DOE shall be subrogated to the rights of FFB or any subsequent holder of the FFB Loan, including all related Liens and Collateral.

10.6.       Further Assurances.

The Borrower shall cooperate with DOE in connection with the exercise of any of its rights under this Article 10 and agrees, promptly upon request by DOE, to execute, acknowledge and deliver all further instruments and documents, and take all such further acts as DOE may reasonably request from time to time in order to carry out the purposes of this Article 10 or to enable DOE to exercise and enforce its rights and remedies hereunder.

ARTICLE 11
MISCELLANEOUS

11.1.       Addresses.

Any communications, including any notices, between or among the parties to the Loan Document shall be given to the addresses listed in Schedule 11.1. All notices or other communications required or permitted to be given under the Loan Documents shall be in writing and shall be considered as properly given (a) if delivered in Person, (b) if sent by overnight delivery service for inland delivery or international courier for international delivery, (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested, (d) if sent by telecopy with transmission verified or (e) if transmitted by electronic mail (with such transmission verified). Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted (with such transmission verified) before 2:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice under any of the Loan Documents to any other location by giving prior written notice to the other parties in the manner set forth hereinabove.

11.2.       Further Assurances.

The Borrower shall fully cooperate with all Persons as may be necessary to ensure that each Credit Party receives any notices due to such Credit Party pursuant to the Transaction Documents. Each of the parties agrees that money damages would not be a sufficient remedy for any breach of this Section 11.2 and Section 6.23(b) and agrees that in addition to all other remedies, any court or arbitrator may award specific performance or other equitable relief as a remedy for any such breach.

11.3.       Delay and Waiver.

No delay or omission in exercising any right, power, privilege or remedy under this Common Agreement or any other Loan Document, including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default shall impair any such right, power, privilege or remedy of the Credit Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Credit Parties of any right, power, privilege or remedy including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default or of any other breach or default under this Common Agreement or any other Loan Document, or any waiver on the part of any of the Credit Parties of any provision or condition of this Common Agreement or any other Transaction Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All rights, powers, privileges and remedies, either under this Common Agreement or any other Loan Document or by law or otherwise afforded to any of the Credit Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that such Credit Parties may otherwise have.

11.4.       Right of Set-Off.

In addition to any rights now or hereafter granted under Governmental Rules or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Credit Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Credit Party (including by any branches and agencies of such Credit Party wherever located) to or for the credit or the account of the Borrower against and on account of the Secured Obligations and liabilities of the Borrower to such Credit Party under this Common Agreement or any other Loan Document.

11.5.       Amendment or Waiver.

Except as otherwise provided herein, neither this Common Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the Borrower, DOE, Loan Servicer and Collateral Agent. Any amendment to or waiver of this Common Agreement or any of the terms hereof that constitutes a ‘modification’ within the meaning set forth in Section 502(9) of the Federal Credit Reform Act of 1990 and OMB Circular A-11 may be subject to the availability to DOE of funds appropriated by the United States Congress to meet an increase, if any, in the Credit Subsidy Cost.

11.6.       Entire Agreement.

This Common Agreement, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof.

11.7.       Governing Law.

This Common Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, Federal law and not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

11.8.       Severability.

In case any one or more of the provisions contained in any Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties thereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

11.9.       Calculations.

All financial data submitted pursuant to this Common Agreement and the other Loan Documents shall be prepared in accordance with GAAP, and all financial ratio tests applicable to the Borrower shall be based on definitions consistent with GAAP.

11.10.     Limitation on Liability.

No claim shall be made by the Borrower or any of its Affiliates against any Credit Party or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Common Agreement or the other Transaction Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

11.11.     Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH,

THIS COMMON AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH CREDIT PARTY TO ENTER INTO THIS COMMON AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.12.     Consent to Jurisdiction.

By execution and delivery of this Common Agreement, the Borrower irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Common Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) the courts of the United States of America in and for the Southern District of New York, (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iv) appellate courts from any of the foregoing;

(b)           consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Schedule 11.1 or at such other address of which DOE shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall (i) affect the right of any Credit Party to effect service of process in any other manner permitted by law or (ii) limit the right of any Credit Party to commence proceedings against or otherwise sue the Borrower or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Governmental Rules; and

(e)           agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Borrower’s obligation.

11.13.     Successors and Assigns.

(a)           The provisions of this Common Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)           The Borrower may not assign or otherwise transfer any of its rights or obligations under this Common Agreement or under any Transaction Document without the prior written consent of DOE.

(c)           FFB may assign any or all of its rights, benefits and obligations under the Loan Documents and with respect to the Collateral Security to any financial institution in accordance with the provisions of the DOE Credit Facility Documents.

(d)           The Borrower or its agent shall maintain a register for the recordation of the names and addresses of the Lenders and the principal amounts of the Advances owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, any Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary. The register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.14.     Participations.

FFB may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents and with respect to the Collateral Security without the consent of the Borrower. In such case, Borrower and any Agent shall continue to deal exclusively with FEB and the provisions of this Agreement shall apply as if no such participation had been sold or granted.

11.15.     Reinstatement.

This Common Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower’s obligations hereunder, or any part thereof, is, pursuant to Governmental Rules, rescinded or reduced in amount, or must otherwise be restored or returned by any Credit Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16.     No Partnership; Etc.

The Credit Parties and the Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Common Agreement or in any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Credit Parties and the Borrower or any other Person. The Credit Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Borrower or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and Periodic Expenses arising from the ownership, operation or occupancy of the Project and to perform all obligations under the agreements and contracts relating to the Project shall be the sole responsibility of the Borrower.

11.17.     Payment of Costs and Expenses.

(a)           (i)            The Borrower shall, whether or not the transactions herein contemplated are consummated, pay or reimburse, without duplication: all reasonable and reasonably documented out-of-pocket costs and expenses of each Credit Party (including all commissions, charges, costs and expenses for the conversion of currencies and all other costs, charges and expenses, including all fees and Periodic Expenses of the legal counsel, consultants and advisors for any of the foregoing) made, paid, suffered or incurred in connection with (A) the translation, negotiation, preparation, execution and delivery and, where appropriate, authentication, registration and recordation of this Common Agreement, the other Transaction Documents and any other documents and instruments related hereto or thereto (including legal opinions), and (B) the authentication, registration, translation and recordation (where appropriate) of any of the Transaction Documents and the delivery of the evidences of Indebtedness relating to the Advances and the disbursements thereof.

(ii)           The Borrower shall also pay or reimburse, without duplication, all reasonable and reasonably documented out-of-pocket costs and expenses of each Credit Party (including all commissions, charges, costs and expenses for the conversion of currencies and all other costs, charges and expenses including all fees and Periodic Expenses of the legal counsel, consultants and advisors for any of the foregoing) made, paid, suffered or incurred in connection with (A) any amendment or modification to, or the protection or preservation of any right or claim under, or consent or waiver in connection with, this Common Agreement or any other Transaction Document, any such other document or instrument related hereto or thereto or any Collateral Security, and

(B) the administration, preservation in full force and effect and enforcement (including with respect to a work out) of this Common Agreement, the other Transaction Documents and any other documents and instruments referred to herein or therein (including the fees and disbursements of counsel for each Credit Party and travel costs), and (C) the fees and expenses of the Lender’s Engineer and other Independent Consultants from time to time retained pursuant to the Loan Documents.

(b)                                 The Borrower shall, whether or not the transactions herein contemplated are consummated, (i) indemnify each of the Credit Parties (each an “Indemnified Person” and, collectively, the “Indemnified Parties”) and each of its respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding or inquiry (whether or not such Indemnified Person is a party thereto) related to the entering into and performance of any Transaction Document or the disbursement of, or use of the proceeds of, any Advance or the consummation of any transactions contemplated herein or in any Transaction Document, including the fees and Periodic Expenses of counsel selected by such Indemnified Person incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 11.17 (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Person or its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction) (collectively, “Indemnity Claims”).

(c)                                  Without limitation to the provisions of Section 11.17(b) above, the Borrower agrees to defend, indemnify and hold harmless each Indemnified Person and each of its respective directors, officers, shareholders, agents, employees, participants, successors and assigns, from and against any and all Claims.

(d)                                 All sums paid and costs incurred by any Indemnified Person with respect to any matter indemnified hereunder shall bear interest at the Late Charge Rate applicable to their respective Advance from the date the Borrower receives notice thereof from such Indemnified Person, until reimbursed by the Borrower, and all such sums and costs shall be added to the Secured Obligations and be secured by the Security Documents and shall be immediately due and payable on demand. Each such Indemnified Person shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder, provided that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 11.17.

(e)                                  Each Indemnified Person within ten (10) days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 11.17, shall notify the Borrower in writing of the commencement thereof, but the failure of such Indemnified Person to so notify the Borrower of any such action shall not release the Borrower from any liability that it may have to such Indemnified Person.

(f)                                    To the extent that the undertaking in the preceding clauses of this Section 11.17 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Governmental Rules to the payment and satisfaction of such undertakings.

(g)                                 The provisions of this Section 11.17 shall survive foreclosure under the Security Documents and satisfaction or discharge of the Secured Obligations, and shall be in addition to any other rights and remedies of any Indemnified Person.

(h)                                 Any amounts payable by the Borrower pursuant to this Section 11.17 shall be payable within the later to occur of (i) ten (10) Business Days after the Borrower receives an invoice for such amounts from any applicable Indemnified Person, and (ii) five (5) Business Days prior to the date on which such Indemnified Person expects to pay such costs on account of which the Borrower’s indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.

(i)                                     The Borrower shall be entitled, at its expense, to participate in the defense thereof provided that such Indemnified Person shall have the right to retain its own counsel, at the Borrower’s expense, and such participation by the Borrower in the defense thereof shall not release the Borrower of any liability that it may have to such Indemnified Person. Any Indemnified Person against whom any Claim is made shall be entitled, after consultation with the Borrower and upon consultation with legal counsel wherein such Indemnified Person is advised that such Claim is meritorious, to compromise or settle any such Claim. Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 11.17.

(j)                                     Upon payment of any Claim by the Borrower pursuant to this Section 11.17, the Borrower, without any further action, shall be subrogated to any and all claims that such Indemnified Person may have relating thereto, and such Indemnified Person shall at the request and expense of the Borrower cooperate with the Borrower and give at the request and expense of the Borrower such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.

(k)                                  Notwithstanding any other provision of this Section 11.17, the Borrower shall not be entitled to any (i) notice, (ii) participation in the defense of (iii) consent rights with respect to any compromise or settlement, or (iv) subrogation rights, in each case except as otherwise provided for pursuant to this Section with respect to any action, suit or proceeding against the Borrower, the Project Operator, Kahuku Holdings or the Sponsor.

11.18.              Counterparts.

This Common Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Common Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

KAHUKU WIND POWER, LLC

By: Kahuku Holdings, LLC, its Member

By:	/s/ Robert S. Schauer
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Common Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

U.S. DEPARTMENT OF ENERGY,
as Credit Party

By:	/s/ illegible
Its:

U.S. DEPARTMENT OF ENERGY,
as Loan Servicer

By:	/s/ illegible
Its:

IN WITNESS WHEREOF, the parties hereto have caused this Common Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

MIDLAND LOAN SERVICES, INC.,
as Collateral Agent

By:	/s/ Bradley J. Hauger
Name:	Bradley J. Hauger
Senior Vice President
Its:	Servicing Officer

Exhibits to Common Agreement

A	Definitions

Al	Project Costs and Financial Plan

A2	Definition of Project Completion

A3	Definition of DOE Requirements

A4	Davis-Bacon Provisions for Davis-Bacon Act Covered Contracts

B	Rules of Interpretation

C1	Form of Borrower Certificate (Initial Closing)

C2	Form of Borrower Certificate (Quarterly Approval Date)

Dl	Form of Lenders’ Engineer Certificate (Initial Closing)

D2	Form of Lenders’ Engineer Certificate (Quarterly Approval Date)

El	Form of Sponsor’s Certificate (Initial Closing)

E2	Form of Sponsor’s Certificate (Quarterly Approval Date)

E3	Form of Kahuku Holdings LLC Certificate (Initial Closing)

E4	Form of Kahuku Holdings LLC Certificate (Quarterly Approval Date)

Fl	Form of Insurance Advisor Certificate (Initial Closing)

F2	Form of Insurance Advisor Certificate (Quarterly Approval Date)

GI	Form of Collateral Agent Certificate (Initial Closing)

G2	Form of Collateral Agent Certificate (Quarterly Approval Date)

G3	Form of Collateral Agent Certificate (Advance)

H	Form of Sponsor’s Certificate (Advance)

I	Form of Financial Officer Certificate (Initial Closing)

J	Form of Construction Progress Report

K	Form of Project Operator Certificate (Initial Closing)

L	[Reserved]

M	Form of Master Advance Notice

N	Form of Drawstop Notice

O1	Form of Monthly Reporting Certificate

O2	Form of Quarterly Reporting Certificate

P	Form of Project Completion Certificate

Exhibit A

to Common Agreement

DEFINITIONS

“Accelerated Equity Contribution” As defined in the Equity Funding Agreement.

“Account Control Agreement” Any and all agreements pursuant to which a Secured Party obtains control of a deposit account or a securities account within the meaning of Section 9-104 or Section 8-106, respectively, of the Uniform Commercial Code of any applicable jurisdiction, to secure the Secured Obligations, including that certain Account Control Agreement by and among the Collateral Agent, as that bank at which the deposit account is maintained, the Collateral Agent, as Secured Party, and Borrower.

“Account Proceeds” As defined in the Collateral Agency Agreement.

“Achievement of Battery Completion” Achievement of “Commissioning Completion” and “Substantial Completion,” as each term is defined under the Battery Purchase Agreement.

“Action” Any (i) action, suit, or proceeding of or before any Governmental Authority, (ii) investigation by a Governmental Authority or (iii) arbitral proceeding.

“Additional Project Documents” All of the contracts necessary for or material to the construction and operation of the Project entered into by the Borrower subsequent to the Financial Closing Date.

“Administrative Services Agreement” The Administrative Services Agreement by and between the Project Operator and Kahuku Power Partners, LLC.

“Advance” An advance or a borrowing of the DOE Guaranteed Loan made pursuant to the Common Agreement and the DOE Credit Facility Documents.

“Advance Conditions Precedent” As defined in Section 4.3.

“Advance Date” A Business Day on which FFB makes an Advance in accordance with Article 2.

“Advance Schedule” A schedule detailing the expected dates and amounts of proposed Advances and Equity Contributions to fund Project Costs, prepared by the Borrower and certified by the Lenders’ Engineer, as amended from time to time in accordance with Section 6.8(c).

“Affiliate” As to any Person, any other Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person; provided, however, that in any event and for all purposes of the Loan Documents, the Sponsor, Kahuku Holdings or any Affiliate thereof shall be deemed an “Affiliate” of the Borrower.

“Agents” Collectively, the Loan Servicer and the Collateral Agent.

“ALTA Survey” The ALTA survey prepared by ControlPoint Surveying, Inc. with respect to the Project Site.

“Anticipated Financial Completion Date” September 30, 2011.

“Anticipated Operational Completion Date” March 31, 2011.

“Anticipated Physical Completion Date” February 28, 2011.

“Anticipated Project Completion Date” October 31, 2011.

“Applicable Margin” As defined in the DOE Credit Facility Documents.

“Applicable Regulations” The final regulations with respect to Title XVII, at 10 CFR Part 609, and any other applicable regulations from time to time promulgated to implement Title XVII.

“Application” The Loan Guarantee Application of the Borrower for a DOE Guarantee under Title XVII.

“Approved Construction Changes” As defined in Section 6.8.

“Approved Pre-Closing Equity Credit” The sum of (i) the appraised value of the Project Site, and (ii) an amount designated in the Development Costs Statement as contributed to the Borrower and approved by DOE for application to the Base Equity Commitment in accordance with Section 2.4.2.

“Approved Pre-Closing Equity Credit Balance” As of any date, the amount of the Approved Pre-Closing Equity Credit less the aggregate amount of Equity Contributions allocated from the Approved Pre-Closing Equity Credit.

“Asset Pledge Documents” As defined in Section 4.1.1.

“Authorized Official” With respect to any Person, (i) the President, the Vice President, the Treasurer, the Assistant Treasurer, the Senior Vice President

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of Asset Management, or any other Financial Officer of such Person, and (ii) with respect to the Borrower, the Operator, Kahuku Holdings and the Sponsor, only those individuals holding any of the foregoing positions whose name appears on a certificate of incumbency delivered concurrently with the execution of the Common Agreement, as such certificate of incumbency may be amended from time to time to identify names of the individuals then holding such offices and the capacity in which they are acting.

“Availability Period” The period from the Financial Closing Date thin and including January 28, 2012.

“Bankruptcy Law” Any insolvency, reorganization, moratorium or similar law for the general relief of debtors in any relevant jurisdiction.

“Base Case Projections” A projection of operating results for the Project over a period ending no sooner than twelve (12) fiscal months after the Maturity Date, showing on a basis consistent with the Operating Plan, the Operating Forecast, and the Transaction Documents at a minimum the Borrower’s good faith projections based on assumptions that were believed by the Borrower to be reasonable as of the date made, as of the Initial Advance Date or such later date as of which such Base Case Projections have been revised, of revenues, expenses, cash flow, Debt Service Coverage Ratios and sources and uses of revenues over the forecast period, as updated from time to time in accordance with Section 6.1(r).

“Base Equity” As defined in the Equity Funding Agreement.

“Base Equity Commitment” The obligation of the Equity Investor under the Equity Funding Agreement to fund (i) 21% of all Eligible Base Project Costs, and (ii) 100% of all Ineligible Base Project Costs, in an aggregate minimum amount of $34,176,826.

“Base Project Costs” The Borrower’s estimate as of the Financial Closing Date of Total Project Costs, in the aggregate amount of $151,507,794 (which includes $6,923,208 of budgeted Contingencies).

“Battery” The battery energy storage system purchased by the Borrower under the Battery Purchase Agreement.

“Battery O&M Agreement” The Service and Maintenance Agreement between Borrower and Battery Operator, dated as of May 21, 2010.

“Battery Operator” Xtreme Power, Inc., a corporation organized and existing under the laws of Delaware.

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“Battery Purchase Agreement” The Equipment Purchase and Installation Agreement between Borrower and Battery Supplier, dated as of November 24, 2009, as amended by Change Order No. 1, dated as of May 21, 2010, as further amended by Amendment No. 1 to Equipment Purchase and Installation Agreement, dated June 23, 2010, and each other agreement entered into by such parties pursuant to the Battery Purchase Agreement, including that certain Three-Party Escrow Service Agreement among Borrower, Battery Supplier and Iron Mountain Intellectual Property Management, Inc., as escrow agent, dated as of May 21, 2010, but excluding the Battery O&M Agreement.

“Battery Replacement Reserve” As defined in the Collateral Agency Agreement.

“Battery Replacement Reserve Account” As defined in the Collateral Agency Agreement.

“Battery Supplier” Xtreme Power, Inc., a corporation organized and existing under the laws of Delaware.

“Biological Opinion” The No Jeopardy Biological Opinion issued by the U.S. Fish and Wildlife Services, dated as of May 13, 2010.

“Borrower” Kahuku Wind Power, LLC, a limited liability company organized and existing under the laws of Delaware.

“Borrower Certificate” A certificate executed by an Authorized Official of the Borrower that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit C1, (ii) with respect to any certificate delivered pursuant to Section 4.2, dated as of the Periodic Approval Date and substantially in the form attached as Exhibit C2, (iii) a Master Advance Notice delivered pursuant to Section 4.3, substantially in the form attached as Exhibit M, (iv) delivered as a condition precedent to Project Completion, or (v) with respect to any other certification to be made by the Borrower pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Borrower Reimbursement Obligations” As defined in Section 10.2.1.

“Borrower Reimbursement Payment” As defined in Section 10.2.2.

“Borrower’s Accountant” Ernst & Young LLP, or such other firm of independent public accountants as may be appointed by the Borrower pursuant to Section 6.2(e).

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“Business Day” Any day other than a Saturday, Sunday or any other day on which either FFB or the Federal Reserve Bank of New York are not open for business.

“Buy American Provisions” means Section 1605 of Title XVI of Division A of the Recovery Act, 2 C.F.R. Sections 176.140 and 176.160, and the OMB Implementing Guidance, and, in each case, any amendment, supplement or successor thereto, including any relevant regulation or guidance which may be issued by DOE.

“Capital Expenditures” All expenditures that should be capitalized in accordance with GAAP.

“Capital Lease” Any lease of (or other agreement conveying the right to use) property, real or personal, which would be required, in accordance with GAAP, to be capitalized and accounted for as a capital lease on a balance sheet of the lessee.

“Cash Flow Available for Debt Service” For any period, the sum determined in accordance with GAAP for such period of (i) net income, plus (ii) depreciation, amortization, deferred taxes and other non-cash expenses, to the extent deducted in determining net income, minus (iii) any increases in working capital from the previous period, plus (iv) any decreases in working capital from the previous period, plus (v) any interest and fees paid, to the extent deducted in determining net income, minus (vi) Capital Expenditures.

“Cash Grant” The cash grant in lieu of electricity production credits under Section 45 of the Internal Revenue Code and energy credits under Section 48 of the Internal Revenue Code from the U.S. Department of the Treasury under Section 1603 of the Recovery Act (or any successor program) with respect to construction of the Project.

“Change of Control” Any change such that, prior to the Project Completion Date, the Sponsor fails to own a minimum of 92% of the Equity Interests of Kahuku Holdings, and after the Project Completion Date, Sponsor fails to own a minimum of 51% of the Equity Interests of Kahuku Holdings.

“Change of Law” Any change in any Governmental Rule or the application or requirements thereof, or required or directed compliance by any Person with any request or directive (whether or not having the force of law but if not having the force of law, being of a type with which they customarily comply) of any Governmental Authority issued after the Financial Closing Date.

“Change Orders” With respect to any Construction Contract, as defined in such Construction Contract.

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“Collateral” The Collateral Security granted to the Collateral Agent under the Security Documents.

“Collateral Agency Agreement” The Collateral Agency Agreement dated as of the Financial Closing Date, among the Borrower, the Collateral Agent, the Loan Servicer and DOE.

“Collateral Agent” Midland Loan Services, Inc., as appointed in the Collateral Agency Agreement.

“Collateral Agent Certificate” A certificate executed by an Authorized Official of the Collateral Agent that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit G1, (ii) with respect to any certificate delivered pursuant to Section 4.2, dated as of the Periodic Approval Date and substantially in the form attached as Exhibit G2, (iii) with respect to any certificate delivered pursuant to Section 4.3, dated as of the Requested Advance Date and substantially in the form attached as Exhibit G3, (iv) delivered as a condition precedent to Project Completion, or (v) with respect to any other certification to be made by the Collateral Agent pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Collateral Security” All real or personal property, assets, revenues, and equity interests, whether now existing or hereinafter acquired, that are subject to or are intended to be or become subject to the security interest or lien granted by any of the Security Documents.

“Commencement of Construction” The occurrence of the following: (i) the Borrower has completed all pre-construction engineering and design, has received all necessary licenses, permits and local and national environmental clearances, has engaged all contractors and ordered all essential equipment and supplies as, in each case, can reasonably be considered necessary so that physical construction of the Project may begin (or, if previously interrupted or suspended, resume) and proceed to completion without foreseeable interruption of material duration, and (ii) such physical construction (including, at a minimum, excavation for foundations or the installation or erection of improvements) at the Project Site has begun (or resumed).

“Common Agreement” The Common Agreement, dated as of the Financial Closing Date, among the Borrower, DOE, Loan Servicer and the Collateral Agent, to which this Exhibit A is appended. The Common Agreement constitutes the “Loan Guarantee Agreement” referred to in the Applicable Regulations.

“Comptroller General” The Comptroller General of the United States.

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“Construction Budget” The Construction Budget delivered by the Borrower to each Credit Party pursuant to Section 4.1.4(v), as amended from time to time by Approved Construction Changes pursuant to Section 6.8(c), setting forth total Project Costs and a detailed budget (each by category on an aggregate basis) to design, develop, construct, and start up the Project through the Project Completion Date (inclusive of the cost of all Punch List Items) under the Construction Contracts.

“Construction Change” As defined in Section 6.8.

“Construction Contractor” Each of (i) the Project Construction Contractor, and (ii) any material subcontractor under any Construction Contract.

“Construction Contracts” Each of (i) the Project Construction Contract, and (ii) any material subcontract under the Project Construction Contract.

“Construction Documents” As defined in Section 4.1.2.

“Construction Notice to Proceed” With respect to each Construction Document, as defined in such Construction Document.

“Construction Period” The period prior to the Project Completion Date.

“Construction Progress Report” A construction progress report prepared monthly by the Borrower, which shall include (i) a detailed assessment of the progress of construction to date in comparison with the Construction Budget and Project Milestone Schedule then in effect for such monthly period (along with an explanation of material delays, if any) and the expected progress of construction, (ii) Contingencies used or reasonably expected to be used, (iii) any events that have occurred or are reasonably expected to occur that would materially affect the construction schedule, (iv) a description and explanation of any material casualty losses, and (v) material disputes between the Borrower and any Person.

“Construction Work” With respect to each Construction Document, as defined in such Construction Document.

“Contingencies” The line item for “Contingency” included in the Construction Budget.

“Contingent Obligation” As to any Person, any obligation of such Person with respect to any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, as a guarantee or otherwise; (i) for the purchase, payment or discharge of any such primary obligation; (ii) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, including the obligation

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to make take-or-pay or similar payments; (iii) to advance or supply funds; (iv) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (v) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (vi) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including with respect to letter of credit obligations, swap agreements, foreign exchange contracts and other similar agreements (including agreements relating to derivative instruments); provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” (including, with its correlative meanings, “controlled by” and “under common control with”) as used with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities or partnership or other ownership interests, by contract, or otherwise); provided, however, that in any event and for all purposes of the Loan Documents, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting powers for the election of directors or other applicable governing body of another Person (but excluding limited partnership interests and tax equity investors) shall be deemed to Control such other Person.

“Corrupt Practices Laws” (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (ii) any equivalent U.S. or foreign Governmental Rule.

“Cost Overrun” Any Project Cost in excess of the Base Project Cost (excluding the Contingencies) amount budgeted therefor in the relevant line item of the Construction Budget as in effect on the Financial Closing Date (after taking into account any reallocations (other than from Contingencies) among line items permitted pursuant to Section 6.8(b)).

“Covered Taxes” As defined in Section 3.1.2.

“Credit Parties” DOE, the Collateral Agent, FFB and the Loan Servicer.

“Credit Subsidy Cost” As defined in §609.2 of the Applicable Regulations.

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“Davis-Bacon Act” Subchapter IV of Chapter 31 of Part A of Subtitle II of Title 40 of the United States Code, including and as implemented by the regulations set forth in Parts 1, 3 and 5 of title 29 of the Code of Federal Regulations.

“Debarment Regulations” (i) The Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409, and (iii) the revised Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

“Debt Collection Improvement Act” The Debt Collection Improvement Act of 1996, as amended from time to time.

“Debt Service” With respect to any computation period, the sum of (i) scheduled principal, interest expense and financing fees to be paid under the DOE Credit Facility Documents during such period, (ii) other fees and amounts paid or scheduled to be payable to any Credit Party during such period, and (iii) all other payments with respect to other Indebtedness for Borrowed Money of the Borrower.

“Debt Service Coverage Ratio” With respect to any computation period, the ratio of (i) Cash Flow Available for Debt Service for such period, to (ii) Debt Service for such period.

“Debt Service Payment Account” As defined in the Collateral Agency Agreement.

“Debt Service Reserve” As defined in Section 6.17.

“Debt Service Reserve Account” As defined in the Collateral Agency Agreement.

“Debt Service Reserve Requirement” As of the earlier to occur of (a) the last Quarterly Payment Date prior to the anticipated occurrence of Operational Completion and (b) the date of the final Advance pursuant to the Common Agreement and the DOE Credit Facility Documents, and as of each Quarterly Payment Date thereafter, an amount equal to the amount of Debt Service due on the immediately succeeding two (2) Quarterly Payment Dates.

“Debt-to-Equity Contribution Ratio” The ratio of (a) amounts outstanding under the DOE Guaranteed Loan and other Indebtedness for Borrowed Money (excluding the principal amount of Permitted Subordinated Loans outstanding) to (b) Equity Contributions in respect of Eligible Project Costs.

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“Deed of Trust” The Construction and Permanent Deed of Trust with Assignment of Rents and Fixture Filing made by the Borrower, as trustor, in favor of Title Company as trustee, and the Collateral Agent, as beneficiary, pursuant to which the Borrower grants for the benefit of DOE a collateral security interest in its right to the Project Site.

“Development Costs” All reasonable out-of pocket expenses related to the Project that have been incurred and paid to third-parties prior to the date specified in the Development Costs Statement by the Borrower, the Sponsor or any Affiliate of the Sponsor in the development of the Project, including equipment deposits and any preliminary construction work under any limited notice to proceed issued prior to the Financial Closing Date, but not including technology development costs, general administrative and overhead costs or other Ineligible Project Costs.

“Development Costs Statement” The statement, in form and substance satisfactory to DOE, summarizing the amount of Development Costs incurred prior to the Initial Advance Date that, subject to the requirements of Section 4.1.4(vi), and together with the appraised value of the Project Site, will comprise the Approved Pre-Closing Equity Credit.

“Direct Agreements” As defined in Section 4.1.1.

“Disbursement Account” As defined in the Collateral Agency Agreement.

“Disclosure Letter” The disclosure letter dated as of the Financial Closing Date delivered by the Borrower to DOE and containing certain schedules of information required pursuant to the Common Agreement.

“Distribution Preconditions” The satisfaction of each of the following conditions:

(i)                                     the Borrower has made at least four (4) scheduled principal repayments of the DOE Guaranteed Loan;

(ii)                                  the Historical Debt Service Coverage Ratio for the previous rolling twelve (12) month period is at least 1.30 to 1.00 and the Projected Debt Service Coverage Ratio in respect of the subsequent rolling twelve (12) month period is at least 1.30 to 1.00, and Borrower has provided a certificate confirming such compliance;

(iii)                               the Borrower at the same time applies the Excess Cash Prepayment Amount to the prepayment of the DOE Guaranteed Loan in accordance with Section 3.4.3(a)(ix); and

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(iv)                              The Borrower at the same time applies the Prepayment Price in an amount equal to the amount of such Restricted Payment to the voluntary prepayment of the DOE Guaranteed Loan, with such Prepayment Price allocated to the prepayment of principal in the maximum possible amount when taken together with any associated make-whole premiums or discounts (it being understood that (x) if there is an associated premium, the principal amount prepaid would be less than the Prepayment Price, and (y) if there is an associated discount, the principal amount prepaid would be greater than the Prepayment Price).

“DOE” The U.S. Department of Energy, an agency of the United States of America, acting by and through the Secretary of Energy, as guarantor of the Advances made under the DOE Credit Facility Documents.

“DOE Credit Facility Agent” The Loan Servicer, acting in its capacity as agent for the FFB.

“DOE Credit Facility Commitment” The commitment of FFB to make Advances to the Borrower pursuant to the terms of the FFB Note Purchase Agreement in an aggregate principal amount not to exceed the “Maximum Principal Amount” specified in the FFB Promissory Note, which must be an amount not greater than the “Loan Commitment Amount” set forth in the FFB Note Purchase Agreement, which is the aggregate principal amount of all Advances that may be made by FFB under the DOE Credit Facility Documents.

“DOE Credit Facility Commitment Termination Date” In accordance with the DOE Credit Facility Documents, the earliest of (i) the first date on which the aggregate amount of the Advances disbursed thereunder equals the amount of the DOE Credit Facility Commitment, (ii) the Final Advance Date, and (iii) the date of termination in whole of DOE Credit Facility Commitment.

“DOE Credit Facility Documents” As defined in Section 4.1.1(b).

“DOE Credit Facility Fees” All fees payable by the Borrower or the Sponsor to DOE or the FFB under the Common Agreement, the DOE Credit Facility Documents and related side letters, including the fees payable pursuant to Section 3.5.

“DOE Guarantee” The guarantee provided by DOE for the benefit of FFB pursuant to the DOE Credit Facility Documents.

“DOE Guarantee Payment” As defined in Section 10.1.

“DOE Guarantee Payment Amount” As defined in Section 10.1.

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“DOE Guaranteed Loan” The loan provided pursuant to the DOE Credit Facility Documents, and as the context requires, the principal amount of such loan outstanding from time to time.

“DOE Maintenance Fee” A maintenance fee in respect of DOE’s administrative expenses in servicing and monitoring the Project and the Loan Documents during the construction, startup, commissioning and operation of the Project in an amount per year equal to $30,000 for the first year, escalating 1.50% each subsequent year over the term of the DOE Guaranteed Loan, payable each year in advance commencing on the Financial Closing Date.

“DOE Modification Fee” A fee payable to DOE in the event that the Project experiences technical, financial, legal or other events which require DOE to incur time or expenses (including third-party expenses) beyond standard monitoring and administration of the Loan Documents, reimbursing DOE in full for such amounts as DOE reasonably determines are its additional internal administrative costs, any costs associated in reviewing whether such events would alter the Credit Subsidy Cost, and related fees and expenses of its independent consultants and outside legal counsel, to the extent that such third parties are not paid directly by or on behalf of the Borrower.

“DOE Requirements” The requirements and conditions of the Applicable Regulations set forth on Exhibit A3.

“Dollars” or “$” The lawful currency of the United States of America.

“Drawstop Notice” as defined in Section 2.4.2(b).

“Eligible Base Project Costs” The portion of Base Project Costs that are Eligible Project Costs, estimated as of the Financial Closing Date to be in the aggregate amount of $151,507,794 (which for avoidance of doubt, includes approximately $6,923,208 of budgeted Contingencies).

“Eligible Project Costs” Those portions of Project Costs that are eligible for funding as “Project Costs” as defined in the Applicable Regulations.

“Employee Benefit Plan” (i) All “employee benefit plans” (as defined in Section 3(3) of ERISA) other than any Multiemployer Plans which are or at any time have been maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or been obligated to make, contributions or with respect to which the Borrower or any ERISA Affiliate has incurred any material liability or obligation, (ii) all Pension Plans, and (iii) all Qualified Plans.

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“Endangered Species Act” 16 U.S.C. §§ 1531 et seq., as amended from time to time.

“Engineering Agreements” Civil Engineering/Design Consulting Services Agreement by and between First Wind Energy, LLC and M&E Pacific, Inc., dated as of July 15, 2008, and Electrical Engineering/Design Consulting Services Agreement by and between UPC Wind Management, LLC and Electrical Consultants, Inc., dated as of December 27, 2007.

“Engineering Contractor” Each of M&E Pacific, Inc. and Electrical Consultants, Inc., in its respective capacity as engineering contractor under the applicable Engineering Agreement.

“Environmental Claim” Any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, notices of noncompliance or violation, investigations (excluding routine inspections), proceedings, clean-up, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any violation of Environmental Law or any violation of any Governmental Approval issued under any such Environmental Law including (a) any and all Indemnity Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Indemnity Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances, the violation or alleged violation of any Environmental Law or Governmental Approval issued thereunder, or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” Any Governmental Rule in effect as of the Financial Closing Date or thereafter, and in each case as amended, regulating, relating to or imposing obligations, liability or standards of conduct concerning (A) the use of the Project Site or the condition thereof; or (B) pollution, protection of human or animal health or the environment or Releases or threatened Releases of pollutants, contaminants, chemicals, radiation or industrial, toxic or hazardous substances or wastes, including Hazardous Substances, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including Hazardous Substances.

“Equipment Purchase Agreement” Purchase and Services Agreement by and between Borrower and Harris Stratex Networks Operating Corporation, dated

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as of August 19, 2009, as amended by Amendment No. 1 to Purchase and Services Agreement, dated as of July 8, 2010.

“Equity Commitments” The Base Equity Commitment and the Overrun Equity Commitment.

“Equity Contribution Account” As defined in the Collateral Agency Agreement.

“Equity Contributions” The aggregate equity (or Permitted Subordinated Loans) contributed as Base Equity and Overrun Equity, less the aggregate amount of any Restricted Payments.

“Equity Documents” As defined in Section 4.1.1(c).

“Equity Funding Account” As defined in the Collateral Agency Agreement.

“Equity Funding Agreement” The Equity Funding Agreement dated as of the Financial Closing Date, among the Borrower, Kahuku Holdings, the Collateral Agent, the Loan Servicer and DOE.

“Equity Interests” Any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or equity or preference share capital of a Person, including partnership interests and limited liability company interests.

“Equity Investor” Kahuku Holdings.

“Equity Owner” With respect to any Person, another Person holding Equity Interests in such first Person.

“Equity Pledge Agreement” The Equity Pledge Agreement to be entered into by Kahuku Holdings and the Collateral Agent under which Kahuku Holdings pledges all of the Equity Interests in the Borrower.

“Equity Pledge Documents” As defined in Section 4.1.1.

“ERISA” The Employee Retirement Income Security Act of 1974 of the United States, as amended from time to time, and the regulations promulgated, and any publicly available rulings issued, thereunder.

“ERISA Affiliate” As applied to Borrower, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which Borrower is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of

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trades or business under common control within the meaning of Section 414(c) of the Internal Revenue Code or Section 4001(b) of ERISA of which Borrower is a member, (iii) any member of an affiliated service group within the meaning of Section 414(m) and (o) of the Internal Revenue Code of which Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (a) a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days; (c) a withdrawal by the Borrower or an ERISA Affiliate from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of the Borrower or an ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or an ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA of an Employee Benefit, or the commencement of proceedings by the PBGC to terminate, a Pension Plan or Multiemployer Plan; (f) the imposition of liability on the Borrower or an ERISA Affiliate pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by the Borrower or an ERISA Affiliate to make any required contribution to an Employee Benefit Plan, or the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (i) the imposition of any material liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or an ERISA Affiliate; (j) an application for a funding waiver under Section 302 of ERISA with respect to any Pension Plan; (k) the imposition of any lien on any of the rights, properties or

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assets of the Borrower or an ERISA Affiliate, or the posting of a bond or other security by of such entities, in either case pursuant to Title I or IV of ERISA or to Sections 412, 430 or 436 of the Internal Revenue Code; (l) the making of any amendment to any Pension Plan that could directly result in the imposition of a lien or the posting of a bond or other security; (m) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) involving the assets of an Employee Benefit Plan; or (n) the final determination that a Qualified Plan’s qualification or tax exempt status should be revoked.

“Event of Default” Any of the events described in Section 8.1.

“Event of Force Majeure” Any event, circumstance or condition in the nature of force majeure that would entitle any Project Participant to any abatement, postponement, or other relief from any of its contractual obligations under any Project Document to which such Person is party, including with respect to FFB an “Uncontrollable Cause” as defined in the FFB Note Purchase Agreement.

“Event of Loss” Any event that causes any portion of the Project or any other property of the Borrower to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including through a failure of title or any loss of such property.

“Excess Cash Prepayment Amount” An amount equal to twenty-five percent (25%) of each Restricted Payment, which is applied as a prepayment of the DOE Guaranteed Loan in accordance with Section 3.4.

“FFB” The Federal Financing Bank, a body corporate and instrumentality of the United States of America.

“FFB Advance Request” A request for an Advance delivered to FFB pursuant to the FFB Note Purchase Agreement.

“FFB Advance Request Approval Notice” An “Advance Request Approval Notice” as defined in the FFB Note Purchase Agreement, signed by DOE.

“FFB Loans” The loans made by FFB pursuant to the DOE Credit Facility Documents.

“FFB Loan Transfer” Any transfer pursuant to the FFB Note Purchase Agreement of all or any part of the promissory note evidencing the FFB Loans.

“FFB Note Purchase Agreement” The Note Purchase Agreement dated as of the Financial Closing Date, among the Borrower, FFB and DOE.

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“FFB Program Financing Agreement” The Program Financing Agreement, dated as of September 2, 2009, entered into between FFB and DOE.

“FFB Promissory Note” The Promissory Note to be entered into by the Borrower in favor of FFB and guaranteed by DOE.

“Final Advance Date” The “Last Day for an Advance” as set forth in the DOE Credit Facility Documents.

“Financial Closing Date” The date on which all the conditions set forth in Section 4.1 have been satisfied or, in the sole discretion of the applicable Credit Parties, waived.

“Financial Officer” With respect to any Person, General Manager, any director, the chief financial officer, the Controller, the Treasurer or any Assistant Treasurer, any Vice President-Finance or any other Vice President with significant responsibility for the financial affairs of such Person.

“Financial Officer Certificate” A certificate executed by an Financial Officer of the Borrower, Kahuku Holdings, the Sponsor or the Project Operator, as the case may be, that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit I, (ii) delivered as a condition precedent to Project Completion, or (iii) with respect to any other certification to be made by a Financial Officer pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Financial Plan” The financial plan attached as Exhibit A1, as updated in accordance with Section 4.1.4, setting forth all sources of funds needed to pay Total Project Costs, including the DOE Guaranteed Loan, Base Equity, Overrun Equity and letters of credit.

“Financial Statements” With respect to any Person, such Person’s quarterly or annual balance sheet and statements of income, retained earnings, and cash flow for such fiscal period, together with all notes thereto and, except for the first fiscal year, with comparable figures for the corresponding period of its previous fiscal period, each prepared in Dollars and in accordance with GAAP (except for the absence of footnotes and normal year-end adjustments in the case of unaudited financial statements), it being agreed that for purposes of the Loan Documents (i) the Financial Statements of the Sponsor shall be prepared on a consolidated basis (including the Borrower and the Operator), (ii) separate Financial Statements of the Borrower shall be prepared and delivered, and (iii) separate Financial Statements of the Operator shall not be prepared.

“First Principal Payment Date” March 28, 2012.

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“First Wind Entity” The Borrower, the Sponsor, Kahuku Holdings, the Project Operator, the administrator under the Administrative Services Agreement, and each of their respective successors and assigns.

“Fiscal Year” The accounting year of the Borrower beginning on January 1 and ending the following December 31.

“Foreign Asset Control Regulations” The United States Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefore.

“GAAP” Generally accepted accounting principles in the United States of America in effect from time to time including, where appropriate, generally accepted auditing standards, including the pronouncements and interpretations of appropriate accountancy administrative bodies (including the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis both as to classification of item and amounts, it being understood that unaudited financial statements will not include footnotes and will be subject to normal year-end adjustments.

“Governmental Approval” Any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including any of the foregoing that are or may be deemed given or withheld by failure to act within a specified time period.

“Governmental Authority” Any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

“Governmental Judgment” With respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

“Governmental Rule” With respect to any Person, any statute, law, rule, regulation, code, or ordinance of a Governmental Authority having jurisdiction over such Person or any of its properties.

“Grant Proceeds Account” As defined in the Collateral Agency Agreement.

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“Guaranteed Operational Completion Date” June 30, 2011; provided, that such date may be adjusted to the extent of any extension to the “Guaranteed Commercial Operations Date” (as defined under the Power Purchase Agreement) granted in writing by the Output Purchaser under the Power Purchase Agreement as the result of an Event of Force Majeure, but shall not, in any event, be adjusted beyond the date that is seventeen (17) months after the Financial Closing Date.

“Guaranteed Physical Completion Date” May 31, 2011; provided, that such date may be adjusted to the extent of any extension to the “Guaranteed Commercial Operations Date” (as defined under the Power Purchase Agreement) granted in writing by the Output Purchaser under the Power Purchase Agreement as the result of an Event of Force Majeure, but shall not, in any event, be adjusted beyond the date that is sixteen (16) months after the Financial Closing Date.

“Guaranteed Project Completion Date” February 29, 2012.

“Hazardous Substance” Any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including (i) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under any Environmental Law.

“Hedging Agreement” Any agreement or instrument (including a cap, swap, collar, option, forward purchase agreement or other similar derivative instrument) relating to the hedging of any interest under any Indebtedness.

“Historical Debt Service Coverage Ratio” With respect to any computation period, the quotient of: (i) actual Cash Flow Available for Debt Service for such period; divided by (ii) the aggregate actual amount of Debt Service for such period.

“Improvements” The buildings, fixtures and other improvements to be situated on the Project Site.

“Indebtedness” As to any Person, and at any date, means, without duplication, (i) all Indebtedness for Borrowed Money of such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit,

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or other similar instruments; (iii) all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale or acquisition of the same or similar securities (or property); (iv) all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services other than trade credit in the ordinary course of business; (v) all obligations of such Person under leases that are or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable; (vi) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument; (vii) the currently available amount of all surety bonds, performance bonds, letters of credit or other similar instruments issued for the account of such Person; (viii) all liabilities secured by (or for which the holder of such liabilities has an existing right, contingent, or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such liabilities; (ix) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of any default are limited to repossession or sale of such property); (x) obligations pursuant to any agreement to purchase materials, supplies or other property if such agreement provides that payment shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered; (xi) all obligations in respect of any Hedging Agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto); and (xii) all Contingent Obligations of such Person with respect to Indebtedness of the types specified in clauses (i) through (xi) above.

“Indebtedness for Borrowed Money” As to any Person, without duplication, (i) all indebtedness (including principal, interest, fees, and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than any deferral (x) in connection with the provision of credit in the ordinary course of business by any trade creditor or utility or (y) of any amounts payable under the Project Documents) or (ii) the aggregate amount required to be capitalized under any Capital Lease under which such Person is the lessee.

“Indemnified Person” As defined in Section 11.17.

“Indemnity Claims” As defined in Section 11.17.

“Independent Consultants” Collectively, the Lenders’ Engineer, Milbank, Tweed, Hadley & McCloy LLP as legal counsel to DOE, Boston Pacific Company, Inc. as market advisor to DOE, and any other advisor or consultant retained by the

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Credit Parties with the consent of the Borrower, not to be unreasonably withheld; for the avoidance of doubt, “Independent Consultant” does not include the Insurance Advisor.

“Independent Wind Resource Consultant Report” A report issued by Garrad Hassan America Inc. delivered on or before the Initial Advance Date pursuant to Section 4.1.11.

“Ineligible Base Project Costs” The portion of Base Project Costs that are Ineligible Project Costs, estimated as of the Financial Closing Date to be zero.

“Ineligible Project Costs” Those portions of Project Costs that are not Eligible Project Costs, including Ineligible Base Project Costs and Overrun Project Costs.

“Initial Advance Date” The date on which the initial Advance under the DOE Credit Facility Documents is made following confirmation by each applicable Credit Party that the conditions precedent to the initial Advance under the Common Agreement have been satisfied or waived.

“Initial Conditions Precedent” As defined in Section 4.1.

“Insolvency Proceedings” Any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any applicable Law, in any jurisdiction and whether voluntary or involuntary.

“Insurance Advisor” William Gallagher Associates, acting as insurance broker for the Borrower and the Sponsor, or any successor insurance advisor or expert appointed by the Borrower and acceptable to DOE.

“Insurance Advisor Certificate” A certificate executed by an Authorized Official of the Insurance Advisor that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit F1, (ii) with respect to any certificate delivered pursuant to Section 4.2, dated as of the Periodic Approval Date and substantially in the form attached as Exhibit F2, or (iii) delivered as a condition precedent to Project Completion, or (iv) with respect to any other certification to be made by the Insurance Advisor pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Intellectual Property Rights” Any and all rights in, arising out of, or associated with the following, whether now or hereafter existing, created,

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acquired or held: (i) all U.S., international and foreign patents and patent applications and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all trade secret rights; (iii) all copyrights or other rights associated with works of authorship, including all copyright registrations and applications for copyright registration, renewals and extensions thereof, and all other rights corresponding thereto throughout the world; (iv) all mask work rights, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all rights in industrial designs and any registrations and applications therefor throughout the world; (vi) all rights to trade names, logos, trademarks. and service marks, including registered trademarks and service marks and all applications to register trademarks and service marks throughout the world; (vii) all rights to any databases and data collections throughout the world; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Intended Prepayment Date” The date specified in a Prepayment Election Notice on which the Borrower intends to prepay all or part of an Advance in accordance with the terms of the Common Agreement and the DOE Credit Facility Documents.

“Intercompany Project Documents” Each agreement between the Borrower and the Sponsor or any Sponsor Affiliate, including the Administrative Services Agreement and the Project O&M Agreement.

“Interconnection Requirements Study” The Interconnection Requirements Study, dated January 14, 2010, prepared by Electric Power Systems Inc.

“Internal Revenue Code” The United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Internal Revenue Code are to the Internal Revenue Code as in effect at the Financial Closing Date and any subsequent provisions of the Internal Revenue Code, amendatory thereof, supplemental thereto or substituted therefor.

“Investment” For any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) or holding of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of or in any other Person; (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person or any guarantee of, or other Contingent Obligation with respect to, any Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to any other Person; and (iii) the acquisition of any similar property, right or interest of or in any other Person.

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“Investment Company Act” The United States Investment Company Act of 1940, as amended from time to time.

“Kahuku Holdings” Kahuku Holdings LLC, a limited liability company organized and existing under the laws of Delaware.

“Kahuku Holdings Certificate” A certificate executed by an Authorized Official of Kahuku Holdings that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit E3, (ii) with respect to any certificate delivered pursuant to Section 4.2, dated as of the Periodic Approval Date and substantially in the form attached as Exhibit E4, (iii) delivered as a condition precedent to Project Completion, or (iv) with respect to any other certification to be made by Kahuku Holdings pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Knowledge” With respect to the Borrower, the actual knowledge of the Principal Persons or any knowledge that should have been obtained by any of the Principal Persons upon reasonable investigation and inquiry.

“Land Documents” As defined in Section 4.1.2(a).

“Late Charge” Interest on any Overdue Amount calculated at the Late Charge Rate in accordance with the DOE Credit Facility Documents.

“Late Charge Rate” The interest rate applicable from time to time under the DOE Credit Facility Documents with respect to Overdue Amounts.

“Lease” Any agreement that would be characterized under GAAP as an operating lease.

“Lenders’ Engineer” R.W. Beck, as engineering advisor to DOE.

“Lenders’ Engineer Advisory Agreement” The letter agreement with Lenders’ Engineer.

“Lenders’ Engineer Certificate” A certificate executed by an Authorized Official of the Lenders’ Engineer that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit D1, (ii) with respect to any certificate delivered pursuant to Section 4.2, dated as of the Periodic Approval Date and substantially in the form attached as Exhibit D2, (iii) delivered as a condition precedent to Project Completion, or (iv) with respect to any other certification to be made by the Lenders’ Engineer pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

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“Lenders’ Engineer Report” A report or reports of the Lenders’ Engineer delivered (i) on or before the Initial Advance Date, as to matters set forth in Section 4.1.11, and (ii) on or before the Project Completion Date as to matters set forth in the definition of Project Completion.

“Lien” Any lien (statutory or other), pledge, mortgage, charge, security interest, deed of trust, assignment, hypothecation, title retention, fiduciary transfer, deposit arrangement, easement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of an asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, (including any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind).

“Loan Documents” The Common Agreement, the DOE Credit Facility Documents, the Equity Documents, the Subordination Documents, the Security Documents, and any documents and agreements delivered in connection therewith that are agreed in writing by DOE and the Borrower to be Loan Documents, but in all cases excluding any Project Documents.

“Loan Servicer” DOE, acting through its Loan Guarantee Program Office in such capacity in accordance with the terms of this Agreement.

“Loss Proceeds” All proceeds (other than any proceeds of business interruption insurance, advance loss of profit insurance, and proceeds covering liability of the Borrower to third parties) resulting from an Event of Loss.

“Loss Proceeds Account” As defined in the Collateral Agency Agreement.

“Major Maintenance Reserve” As defined in the Collateral Agency Agreement.

“Major Maintenance Reserve Account” As defined in the Collateral Agency Agreement.

“Major Project Participant” The Borrower, Kahuku Holdings, the Sponsor, the Project Construction Contractor, the Turbine Supplier, the Battery Supplier, the Output Purchaser, each Operator and each of their respective successors and assigns.

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“Major Project Participant Certificate” A certificate executed by an Authorized Official of the applicable Major Project Participant that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit L, or (ii) delivered as a condition precedent to Project Completion, or (v) with respect to any other certification to be made by a Major Project Participant pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Master Advance Notice” A request for an Advance delivered by the Borrower pursuant to Section 2.3.1, substantially in the form attached as Exhibit M.

“Material Adverse Effect” As of any date of determination, any event, condition or occurrence of whatever nature that would result in a material adverse change in (a) the business, results of operations or condition (financial or otherwise) of the Borrower, the Sponsor or Kahuku Holdings that affects the ability of such entity to meet its material obligations under the Transaction Documents to which it is a party in a timely manner during the term of the DOE Guaranteed Loan; (b) the ability of the Borrower, the Sponsor or Kahuku Holdings to perform its respective material obligations under the Project Documents to which it is a party; or (c) with respect to the Transaction Documents, the validity or priority of DOE’s or FFB’s (as applicable) security interests in, and liens on, the Collateral and the continued effectiveness and enforceability of the Transaction Documents.

“Material Project Documents” Each of the following documents:

(i)            the Power Purchase Agreement;

(ii)           the Turbine Supply Agreements;

(iii)          the Turbine O&M Agreement;

(iv)          the Turbine Warranty Agreement;

(v)           the Battery Purchase Agreement;

(vi)          the Battery O&M Agreement;

(vii)         the Transformer Agreement; and

(viii)        the Land Documents.

“Maturity Date” June 28, 2028.

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“Monthly Reporting Certificate” A certificate executed by an Authorized Official of the Borrower delivered pursuant to Section 6.1(a), substantially in the form attached as Exhibit O1.

“Monthly Reporting Package” The items specified in Section 6.1(a) as being delivered quarterly under cover of a Monthly Reporting Certificate.

“Moody’s” Moody’s Investors Service, Inc., so long as it is a rating agency.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) which the Borrower or any ERISA Affiliate contributes to or participates in, or with respect to which the Borrower or any ERISA Affiliate has any material liability or other obligation (whether accrued, absolute, contingent or otherwise).

“O&M Agreements” Each of the Project O&M Agreement, Turbine O&M Agreement, the Battery O&M Agreement and the Administrative Services Agreement.

“OFAC” The Office of Foreign Assets Control of the United States Department of the Treasury.

“OMB” The Office of Management and Budget of the Executive Office of the President of the U.S.

“OMB Implementing Guidance” The OMB’s Initial Implementing Guidance for the Recovery Act, M-09-10 (February 18, 2009), Updated Implementing Guidance for the Recovery Act, M-09-15 (April 3, 2009), Updated Implementing Guidance for the Recovery Act, M-09-21 (June 22, 2009) and, in each case, any amendment, supplement or successor thereto.

“Operating Costs” For any period after the Project Completion Date with respect to which such Operating Costs are being calculated, all amounts paid (or projected to be paid) for the administration, management, and operation and maintenance of the Project, including: (i) amounts payable under the O&M Agreements; (ii) Capital Expenditures; (iii) premiums and other costs related to the maintenance of Required Insurance; and (iv) taxes of the Borrower.

“Operating Documents” As defined in Section 4.1.2(c).

“Operating Forecast” The periodic forecast prepared by the Borrower (on an aggregate and month-by-month basis) in connection with the operation of the Project, and delivered from time to time pursuant to Section 6.1(r), which (i) shall be the Borrower’s good faith projections at such time taking into account all facts and circumstances then existing and assumptions believed by the Borrower to be

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reasonable on the date made, complete, fair and accurate estimates of all Operating Revenues reasonably expected to be received and all Operating Costs (by category) reasonably expected to be incurred, (ii) shall reflect Debt Service due during each period, and pro forma Cash Flow Available for Debt Service projections for each period, (iii) shall include such other information as may be reasonably requested by DOE or the Lenders’ Engineer, and (iv) shall be prepared on a basis consistent from period to period, and consistent with the Operating Plan, in sufficient detail to permit meaningful comparisons, and shall include a statement of the assumptions on which it is based.

“Operating Period” The period from the Project Completion Date to the date on which the Secured Obligations are repaid in full.

“Operating Plan” The periodic operating plan for the Project prepared by the Borrower in connection with the operation of the Project, and delivered from time to time pursuant to Section 6.1(r), which (i) shall describe the Project’s operating plan for the relevant period, (ii) shall summarize changes in the Project’s maintenance plan in accordance with the O&M Agreements, including the Project’s program for spare parts, inventory management, supply management, (iii) shall include such other information as may be reasonably requested by DOE or the Lenders’ Engineer, and (iv) shall be prepared on a basis consistent from period to period, and consistent with the Operating Forecast, in sufficient detail to permit meaningful comparisons, and include a statement of the assumptions on which it is based.

“Operating Revenues” All cash receipts (or projected receipts) of the Borrower deposited in the Project Accounts, including revenues from: (i) the sales under the Power Purchase Agreement; (ii) proceeds from business interruption and delay in start-up insurance policies; (iii) liquidated damages payable under the Project Agreements (net of liquidated damages owing, if any, under any Project Agreement); (iv) delay liquidated damages payable under any Construction Contract; and (v) interest and other income earned and received on the Project Accounts; provided, however, that Operating Revenues shall not include proceeds (x) from casualty and event of loss insurance; (y) that are applied to a mandatory prepayment pursuant to Section 3.4.3; and (z) from any drawdown on the Overrun Equity Facility.

“Operational Completion” Satisfaction of the elements described in the clauses (A) and (B) of the definition of Project Completion.

“Operational Completion Date Extension” As defined in Section 8.1(s)(i)(B)(1).

“Operations Report” The monthly report in connection with the operation of the Project prepared by and on behalf of the Borrower pursuant to Section

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6.1(a)(ii), which shall include (i) an assessment of the Project’s performance in comparison with the Operating Forecast and Operating Plan then in effect for such monthly period, (ii) basic data relating to the operation of the Project, (iii) pricing information, (iv) unusual maintenance activity, (v) material casualty losses, and (vi) material disputes between the Borrower and any Person.

“Operators” Each of the Project Operator, Turbine Operator and the Battery Operator.

“Organizational Documents” With respect to any Person, its charter, articles of incorporation and by-laws, memorandum and articles of association, statute, partnership agreement, limited liability company agreement or similar instruments that are required to be registered or lodged in the place of organization of such Person and that establish the legal personality of such Person.

“Output Purchaser” Hawaiian Electric Company, acting as purchaser and otherwise as set forth under the Power Purchase Agreement.

“Overdue Amount” Any amount owing under the FFB Promissory Note that is not paid when and as due.

“Overrun Equity” As defined in the Equity Funding Agreement.

“Overrun Equity Commitment” The obligation of the Equity Investor under the Equity Funding Agreement to fund Overrun Project Costs not to exceed $8,000,000 in the aggregate and costs of design, engineering, startup and commissioning, until the occurrence of Operational Completion, funded as set forth in the Equity Funding Agreement.

“Overrun Project Costs” All Total Project Costs in excess of Base Project Costs , whether Eligible Project Costs or Ineligible Project Costs, and including (i) costs associated with the design, engineering, financing, construction, startup and commissioning of the Project, (ii) amounts arising from timing differences in disbursement of cash to pay expenses and receipt of cash associated with revenues prior to Project Completion, (iii) the required funding of reserve accounts (to the extent not funded with the proceeds of Advances), and (iv) any other amounts required to achieve Project Completion or otherwise incurred prior to the Project Completion Date, to be funded (x) first, from Contingencies, and (y) thereafter, with respect to all Cost Overruns in excess of the amount of Contingencies, from Overrun Equity and, with DOE’s consent, as provided in the Sponsor Guarantee.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

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“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (1) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA

“Periodic Expenses” All of the following amounts from time to time due under or in connection with the Loan Documents: (i) all recordation and other costs, fees and charges in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents or the perfection of the security interests in the Collateral Security, (ii) all fees charges, and expenses of any Independent Consultants, legal counsel, accountants, and other advisors to the Credit Parties, and (iii) all other fees, charges, expenses and other amounts from time to time due under or in connection with the Loan Documents.

“Permitted Indebtedness” Indebtedness set forth in Section 7.1(a)-(f).

“Permitted Investments” (i) Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations, the timely payment of principal and interest of which is fully guaranteed by the United States of America maturing not more than 180 days from the date of the creation thereof; (ii) obligations, debentures, notes or other evidence of Indebtedness issued or guaranteed by any agency or instrumentality of the United States maturing not more then 180 days from the date of the creation thereof; (iii) interest-bearing demand or time deposits (including certificates of deposit) that are held in banks with a general obligation rating of not less than A- by S&P or the equivalent rating by Moody’s, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (i) or (ii) of this definition, of a market value of no less than the amount of moneys so invested maturing not more than 180 days from the date of the creation thereof; (iv) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody’s, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than ninety (90) days from the date of creation thereof; (v) money market funds, so long as such funds are rated Aaa by Moody’s and AAA by S&P; and (vi) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as DOE, acting pursuant to the Common Agreement, may from time to time approve.

“Permitted Leases” Leases of office space, office equipment or motor vehicles with respect to which the aggregate lease payments do not exceed $200,000 per Fiscal Year.

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“Permitted Liens” (i) The rights and interests of the Secured Parties as provided in the Transaction Documents; (ii) Liens for any tax, assessment or other governmental charge not yet due, or being diligently contested in good faith and by appropriate proceedings timely instituted, so long as (A) such proceedings shall not involve any danger of the sale, forfeiture or loss of the Project, or any easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of the Project or any easements; and (B) such tax, assessment or other governmental charge is not more than sixty (60) days delinquent; and (C) a bond, adequate reserves or other security acceptable to DOE has been posted or provided in such manner and amount as to assure DOE that any taxes, assessments or other charges determined to be due will promptly be paid in full when such contest is determined; (iii) Liens in favor of materialmen, workers or repairmen, or other like Liens arising in the ordinary course of business or in connection with the construction of the Project, either for amounts not yet due or for amounts being diligently contested in good faith and by appropriate proceedings timely instituted so long as (x) such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Project, or any easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of the Project, or any easements, and (y) a bond or other security acceptable to DOE has been posted or provided in such manner and amount as to assure DOE that any amounts determined to be due will promptly be paid in full when such contest is determined, and (iv) Liens identified in the ALTA Survey as of the Financial Closing Date and acceptable to DOE; (v) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Project Site which do not and will not materially impair the use, development or operation by Borrower of the Project Site for its intended purpose; (vi) covenants, conditions, restrictions, easements and other similar matters of record as of the Financial Closing Date affecting title to the Project Site, which are acceptable to DOE and do not and will not materially impair the use, development or operation by the Borrower of the Project Site for its intended purpose; (vii) any other Lien affecting the Project Site the existence of which does not and will not materially impair the use, development or operation by the Borrower of the Project Site for its intended purpose; (viii) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(1) or securing appeal or other surety bonds related to such judgments; and (ix) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided, however, that, notwithstanding the foregoing, Permitted Liens shall not include any Lien on any Pledged Equity Interests other than the rights and interests of the Secured Parties pursuant to the Equity Pledge Documents.

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“Permitted Subordinated Loans” Any subordinated loans made by the Equity Investor to the Borrower in lieu of purchase of Equity Interests, on the terms and conditions set forth in the Equity Funding Agreement.

“Person” Any individual, firm, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority, committee, department, authority or any other body, incorporated or unincorporated, whether having distinct legal personality or not.

“Pledged Equity Interests” The Equity Interests of the Borrower, all of which are subject to the security interests created by the Equity Pledge Documents.

“Potential Default” An event that, with the giving of notice or passage of time or both, would become an Event of Default.

“Power Purchase Agreement” The Power Purchase Agreement between the Borrower and the Output Purchaser.

“Prepayment Election Notice” Written notification delivered by the Borrower of any intended prepayment of all or part of any Advance, as specified in the FFB Promissory Note.

“Prepayment Price” With respect to any Advance, the price paid by the Borrower to the Holder for the prepayment of such Advance as specified in the FFB Promissory Note.

“Principal Payment Date” The First Principal Payment Date and each Quarterly Payment Date occurring after the First Principal Payment Date, or in each case if not a Business Day, the next Business Day.

“Principal Persons” Any officer, director, owner, key employee or other Person with primary management or supervisory responsibilities with respect to the Borrower or the Project Operator, or any other Person (whether or not an employee), who has critical influence on or substantive control over the Project, and each of their respective successors and assigns.

“Principal Project Documents” The Land Documents, the Construction Documents,” and the Operating Documents.

“Program Requirements” (i) the provisions of Title XVII and the Applicable Regulations, and (ii) all DOE and FFB legal and financial requirements, policies, and procedures applicable to the Title XVII program from time to time.

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“Prohibited Jurisdiction” Any country or jurisdiction, from time to time, that is the subject of sanctions or restrictions promulgated or administered by any federal Governmental Authority of the United States.

“Prohibited Person” Any Person or entity that is or ever has been:

(i)            named, identified or described on the list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 CFR chapter V) as published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/, or at any replacement website or other replacement official publication of such list;

(ii)           named, identified or described on any other blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, or lists published or maintained by the U.S. Department of State.

(iii)          debarred or suspended from contracting with the United States Government or any agency or instrumentality thereof;

(iv)          debarred, suspended, proposed for debarment with a final determination pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any United States federal government department or any agency or instrumentality thereof or otherwise participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations;

(v)           indicted, convicted or had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations;

(vi)          subject to United States or multilateral economic or trade sanctions in which the United States participates;

(vii)         owned or Controlled by, or acting on behalf of, any governments, corporations, entities or individuals that are subject to United States or multilateral economic or trade sanctions in which the United States participates;

(viii)        acted on behalf of any Person listed above; or

(ix)           an Affiliate if a Person listed above.

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“Project” The 30 megawatt nameplate capacity wind generation project located in the town of Kahuku on the north end of the island of Oahu, Hawaii to be developed, designed, constructed and operated by or on behalf of the Borrower, including twelve (12) 2.5 MW Clipper Liberty wind turbines and related structures, facilities and parts (including turbine towers, pad-mounted transformers, feeder lines, lightning arrestors, switches, CMS, meteorological towers), all structures or improvements erected on the Project Site, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all real or personal property owned or leased related thereto, and all other real and tangible and intangible personal property leased or owned by the Borrower and placed upon or used in connection with the generation of electricity upon the Project Site.

“Project Accounts” As defined in the Collateral Agency Agreement.

“Project Completion” As set forth on Exhibit A2.

“Project Completion Date” The date on which all the conditions for Project Completion have been met, as certified by DOE in writing.

“Project Construction Contract” The Balance of Plant Construction Contract by and between Borrower and the Project Construction Contractor, dated as of July 9, 2010.

“Project Construction Contractor” RMT Inc., a corporation organized and existing under the laws of the State of Wisconsin.

“Project Costs” All costs incurred by the Borrower to acquire title or use rights to the Project Site and to develop, finance and construct the Project, including (i) amounts payable under the Construction Contracts and the other Construction Documents; (ii) fees and expenses payable under the DOE Credit Facility Documents prior to the end of the relevant Availability Period; (iii) principal and interest repayments on the DOE Guaranteed Loan occurring prior to the Project Completion Date; (iv) costs to acquire title or use rights to the Project Site, necessary easements and other real property interests; (v) costs and expenses of legal, engineering, accounting, construction management and other advisors or Independent Consultants incurred in connection with the development or construction of the Project; (vi) fees, commissions and expenses payable to the Credit Parties at or prior to the Initial Advance Date; (vii) Development Costs to the extent permitted to be paid under the Loan Documents and approved by DOE in accordance with Section 4.1.4; (viii) construction insurance premiums for coverage obtained prior to the Project Completion Date; (ix) the Borrower’s labor

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costs and general and administration costs prior to the Project Completion Date; (x) costs incurred under the O&M Agreements and mobilization costs included in the Base Case Projections, in each case prior to the Project Completion Date; and (xi) such other costs or expenses approved by the Credit Parties after consultation with the Lenders’ Engineer and such other Independent Consultants as they may deem necessary.

“Project Documents” The Principal Project Documents and the Additional Project Documents.

“Project Milestone Schedule” The schedule of significant development and construction milestones delivered in accordance with Section 4.1.4(iv), as amended from time to time by Approved Construction Changes pursuant to Section 6.8(c).

“Project O&M Agreement” The Project O&M Agreement between Borrower and Project Operator, dated as of May 26, 2010.

“Project Operator” First Wind O&M, LLC, a limited liability company organized and existing under the laws of Delaware.

“Project Operator Certificate” A certificate executed by an Authorized Official of the Project Operator that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit K1, (ii) delivered as a condition precedent to Project Completion, or (iii) with respect to any other certification to be made by the Project Operator pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Project Participant” Any party to a Principal Project Document, and any party to a Loan Document other than the Credit Parties.

“Project Plans” Project plans satisfactory to DOE for the design, development, financing, construction, implementation, operation and management of the Project, including updates and supplements to information submitted in response to “Attachment B” to the Instructions for Application for Loan Guarantee.

“Project Revenue Account” As defined in the Collateral Agency Agreement.

“Project Site” The real property located in the town of Kahuku on the north shore of the island of Oahu, Hawaii, and any other land, in each case necessary for the Project.

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“Projected Debt Service Coverage Ratio” As of any date of determination, the quotient of: (i) Cash Flow Available for Debt Service for such period; divided by (ii) the aggregate amount of Debt Service scheduled for such period, in each case based on amounts projected in the Base Case Projections.

“Public Utility Holding Company Act” or “PUHCA” The United States Public Utility Holding Company Act of 2005, as amended from time to time.

“Punch List Items” Items listed on the construction punchlist in respect of each of the Project Construction Contract, the Turbine Supply Agreement, the Turbine Commissioning Agreement and the Battery Purchase Agreement, which are approved by DOE (in consultation with the Lenders’ Engineer).

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Quarterly Approval Date” As defined in Section 4.2.

“Quarterly Approved Advance Schedule” With respect to Advances under the DOE Credit Facility Documents, an updated Advance Schedule submitted by the Borrower from time to time and deemed approved upon satisfaction of all corresponding Periodic Conditions Precedent.

“Quarterly Conditions Precedent” As defined in Section 4.2.

“Quarterly Payment Date” Each March 28, June 28, September 28 and December 28, or if not a Business Day, the next Business Day.

“Quarterly Reporting Certificate” A certificate executed by an Authorized Official of the Borrower delivered pursuant to Section 6.1, substantially in the form attached as Exhibit O2.

“Quarterly Reporting Package” The items specified in Section 6.1 as being delivered quarterly under cover of a Quarterly Reporting Certificate.

“Rating Agency” Fitch Ratings, Ltd.

“Recovery Act” The American Recovery and Reinvestment Act of 2009, P.L. No. 111-5.

“Register” As defined in Section 11.13.

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“Release” Disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Requested Advance Date” As defined in the FFB Note Purchase Agreement.

“Required Consents” As defined in Section 5.10.

“Required Insurance” Insurance coverage for the Project satisfying the requirements set forth in Schedule 6.3(b).

“Required Credit Parties” DOE, acting alone.

“Reserve Letter of Credit” An unconditional, irrevocable, direct-pay, letter of credit that is denominated in Dollars, that is issued in favor of the Collateral Agent by a bank with a branch or representative office in New York, New York, or Connecticut and that is organized under or is licensed as a branch or agency under the laws of the United States or any state thereof that (i) has outstanding unguaranteed and unsecured long-term Indebtedness that is rated “A-” or better by S&P and/or “A3” or better by Moody’s (and, if the applicable rating is “A-” by S&P or “A3” by Moody’s, such rating is not on negative watch) and that is otherwise acceptable to DOE, and (ii) meets each of the following requirements and is otherwise in form and substance satisfactory to DOE in its sole discretion:

(i)            the initial expiration date thereof shall be at least twelve (12) months beyond the date of issuance, and shall automatically renew upon its expiration (which renewal period shall be for at least twelve (12) months) unless, at least forty-five (45) days prior to any such expiration, the issuer shall provide the Collateral Agent with a notice of non-renewal of such letter of credit;

(ii)           upon any failure to renew such Reserve Letter of Credit at least thirty (30) days prior to such expiration date, or if the issuer of such Reserve Letter of Credit shall fail to meet the requirements with respect thereto the entire face amount thereof shall be drawable by the Collateral Agent (unless the Collateral Agent shall have received a replacement letter of credit meeting the conditions herein imposed or amounts shall have been deposited in the applicable Project Account such that the amount on deposit therein, when aggregated with the face amount available to be drawn under any applicable Reserve Letter of Credit then outstanding (other than such Reserve Letter of Credit that is not to be renewed or that no longer meets the criteria) is equal to the amount required to be on deposit in such Project Account);

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(iii)          such Reserve Letter of Credit shall additionally be drawable in all cases in which the Collateral Agency Agreement provides for a transfer of funds from the applicable Project Account, and there shall be no conditions to any drawing thereunder other than the submission of a drawing request substantially in the form attached to such Reserve Letter of Credit; and

(iv)          no agreement, instrument or document executed in connection with such Reserve Letter of Credit shall provide the issuer thereof or any other Person with any claim against the Borrower, the Collateral Agent, the Loan Servicer or any other Secured Party, or against any Collateral Security, whether for costs of maintenance, reimbursement of amounts drawn under such letter of credit or otherwise.

“Restricted Payments” As defined in Section 7.10.

“Secured Obligations” All amounts owing to the Secured Parties under the Loan Documents, including (i) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under the DOE Credit Facility Documents or otherwise to the Credit Parties (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to any of the Transaction Documents, including all principal, interest, fees and Periodic Expenses chargeable to the Borrower and payable by the Borrower hereunder or thereunder; (ii) any and all sums advanced by any Agent or any other Secured Party in order to preserve the Collateral Security or preserve the Secured Parties’ security interest in the Collateral Security; (iii) any amounts payable by the Borrower under Section 3.1.2, Section 10.1, Section 11.17 or otherwise under the Loan Documents in respect of indemnity obligations; and (iv) in the event of any proceeding for the collection or enforcement of the obligations after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral Security, or of any exercise by any Credit Party of its rights under the Security Documents, together with any Periodic Expenses, including attorney’s fees and court costs.

“Secured Parties” DOE, FFB and the Collateral Agent, as their respective interests may appear.

“Security Agreement” The Security Agreement dated as of the Financial Closing Date, between the Borrower and the Collateral Agent.

“Security Documents” As defined in Section 4.1.1(d).

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“Solvency Certificate” Certificate from the Chief Financial Officer or Treasurer of the Borrower certifying that the Borrower is solvent as of the Financial Closing Date.

“Sponsor” First Wind Holdings, LLC, a limited liability company organized and existing under the laws of Delaware.

“Sponsor Certificate” A certificate executed by an Authorized Official of the Sponsor that is (i) with respect to any certificate delivered pursuant to Section 4.1, dated as of the Financial Closing Date and substantially in the form attached as Exhibit E1, (ii) with respect to any certificate delivered pursuant to Section 4.2, dated as of the Periodic Approval Date and substantially in the form attached as Exhibit E2, (iii) delivered as a condition precedent to Project Completion, or (iv) with respect to any other certification to be made by the Sponsor pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Sponsor Guarantee” A guarantee issued by the Sponsor to DOE guaranteeing the obligations of the Borrower in an amount not to exceed $10,000,000 through the Project Completion Date, including the Borrower’s obligation to cause Operational Completion to occur on or before the Guaranteed Operational Completion Date and the Project Completion Date to occur on or before the Guaranteed Project Completion Date.

“Sponsor Support Agreement” The Sponsor Support Agreement dated as of the Financial Closing Date among the Sponsor, the Collateral Agent, DOE, the Loan Servicer and the Borrower.

“Sponsor’s Accountant” The firm of independent public accountants acting as Borrower’s Accountant, in its capacity as accountant to the Sponsor.

“Standard & Poor’s” or “S&P” Standard & Poor’s Ratings’ Group, a division of McGraw-Hill Inc., a New York corporation, so long as it is a rating agency.

“Subordination Agreement” One or more subordination agreements, if any, pursuant to which all Indebtedness and certain other payment obligations from the Borrower to the Sponsor are subordinated to the Secured Obligations, and in form and substance satisfactory to each Credit Party.

“Subordination Documents” As defined in the Equity Funding Agreement.

“Taxes” All taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties or additions thereto imposed in respect thereof.

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“Technology” Regardless of form, any invention (whether or not patentable or reduced to practice), discovery, information, work of authorship, articles of manufacture, machines, methods, processes, models, procedures, protocols, designs, diagrams, drawings, documentation, flow charts, network configurations and architectures, schematics, specifications, concepts, data, databases and data collections, algorithms, formulas, know-how, and techniques, software code, including all source code, object code, firmware, development tools and application programming interfaces (APIs), tools, materials, marketing and development plans, and other forms of technology and all media on which any of the foregoing is recorded.

“Third-Party Materials Supply Agreements” Any materials supply agreements entered into from time to time, each between the Borrower and various suppliers, pursuant to which such suppliers will supply to the Borrower certain supplies required to operate the Project.

“Title Company” Title Guaranty of Hawaii, Inc.

“Title XVII” Title XVII of the Energy Policy Act of 2005, Pub. L. 109-58, as amended by Section 406 of Div A of Title IV of Pub. L. 111-5, as may be amended from time to time.

“Total Funding Available” The aggregate of all funds that are (i) undrawn but committed, or reasonably expected to be available, under the DOE Credit Facility Documents and the Base Equity Commitments, (ii) received or receivable delay payments and Loss Proceeds, (iii) amounts standing to the credit of the Project Revenue Account and the Disbursement Account, and (iv) all unused Overrun Equity Commitments and any other unused equity funding that is committed or reasonably expected to be available.

“Total Project Costs” The total amount of Project Costs required for completion of the Project.

“Transaction Documents” The Project Documents and the Loan Documents.

“Transformer Agreement” The Equipment Purchase Agreement between Borrower and Hyundai Corporation USA.

“Turbine Commissioning Agreement” The Wind Turbine Commissioning Agreement by and between the Borrower and the Turbine Supplier, dated as of May 20, 2010, as amended by Amendment No. 1 to Wind Turbine Commissioning Agreement, dated as of June 28, 2010.

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“Turbine O&M Agreement” The Turbine Operation, Maintenance and Service Agreement by and between the Borrower and the Turbine Operator, dated as of May 20, 2010.

“Turbine Operator” Clipper Windpower, Inc.

“Turbine Supplier” Clipper Windpower, Inc.

“Turbine Supply Agreement” The Turbine Supply Agreement by and between the Borrower and the Turbine Supplier, dated as of May 20, 2010.

“Turbine Supply Documents” Each of the Turbine Supply Agreement and the Turbine Commissioning Agreement.

“Turbine Warranty Agreement” The Warranty Agreement by and between Borrower and Turbine Supplier, dated as of May 20, 2010.

“Uniform Commercial Code” The Uniform Commercial Code of the jurisdiction, the law of which governs the document in which such term is used.

“U.S.” The United States of America.

“USA Patriot Act” Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. 107-56).

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